                                                                    EXHIBIT 99.1


                   INFORMATION TECHNOLOGY SERVICES AGREEMENT

                                BY AND BETWEEN

                             ACE INA HOLDINGS INC.

                                      AND

                  INTERNATIONAL BUSINESS MACHINES CORPORATION

                               TABLE OF CONTENTS
                               -----------------

                                                                                                    Page
                                                                                                    ----
1.   BACKGROUND AND OBJECTIVES....................................................................    1

2.   DEFINITIONS AND DOCUMENTS....................................................................    2
     2.1      Definitions.........................................................................    2
     2.2      Other Terms.........................................................................    9
     2.3      Associated Contract Documents.......................................................   10

3.   TERM.........................................................................................   10
     3.1      Initial Term........................................................................   10
     3.2      Extension...........................................................................   10

4.   SERVICES.....................................................................................   11
     4.1      Overview............................................................................   11
     4.2      Transition Services.................................................................   12
     4.3      Transfer Assistance Services........................................................   13

5.   REQUIRED CONSENTS............................................................................   16

6.   FACILITIES, SOFTWARE, EQUIPMENT, CONTRACTS AND ASSETS ASSOCIATED WITH THE
     PROVISION OF SERVICES........................................................................   17
     6.1      Service Facilities..................................................................   17
     6.2      Software............................................................................   19
     6.3      Equipment...........................................................................   20
     6.4      Third Party Contracts...............................................................   21
     6.5      Assignment of Licenses, Leases and Related Agreements...............................   21
     6.6      License to ACE Software.............................................................   22
     6.7      License to IBM Owned Software.......................................................   22
     6.8      Access to Third Party Software and Maintenance......................................   23
     6.9      Acquired Assets.....................................................................   23
     6.10     Notice of Defaults..................................................................   23
     6.11     Thornton Data Center................................................................   24

7.   SERVICE LEVELS...............................................................................   24
     7.1      General.............................................................................   24
     7.2      Service Level Credits...............................................................   24
     7.3      Problem Analysis....................................................................   24
     7.4      Continuous Improvement Reviews......................................................   24
     7.5      Measurement and Monitoring..........................................................   25
     7.6      ACE Satisfaction Surveys............................................................   25

8.   PROJECT PERSONNEL............................................................................   25
     8.1      Transitioned Personnel..............................................................   26
     8.2      Employee Benefit Plans..............................................................   27
     8.3      Other Employee Matters..............................................................   29
     8.4      Key IBM Personnel ..................................................................   29
     8.5      IBM Project Executive...............................................................   30

     8.6      IBM Personnel Are Not ACE Employees............................  30
     8.7      Replacement, Qualifications, and Retention of IBM Personnel....  30
     8.8      Training/Career Opportunities..................................  31
     8.9      Conduct of IBM Personnel.......................................  31
     8.10     Substance Abuse................................................  31

9.   IBM RESPONSIBILITIES....................................................  31
     9.1      Policy and Procedures Manual...................................  31
     9.2      Cooperation with ACE Third Party Contractors...................  32
     9.3      Reports........................................................  33
     9.4      Meetings.......................................................  34
     9.5      Quality Assurance..............................................  34
     9.6      Architecture, Standards and Information Technology Planning....  35
     9.7      Change Control.................................................  35
     9.8      Software Currency..............................................  36
     9.9      Year 2000 Compliance...........................................  37
     9.10     Access to Specialized IBM Skills and Resources.................  38
     9.11     Audit Rights...................................................  38
     9.12     Agency and Disbursements.......................................  40
     9.13     Subcontractors.................................................  41

10.  ACE RESPONSIBILITIES....................................................  41
     10.1     Responsibilities...............................................  41
     10.2     Savings Clause.................................................  42

11.  CHARGES.................................................................  42
     11.1     General........................................................  42
     11.2     Retained and Pass-Through Expenses.............................  42
     11.4     Taxes  ........................................................  43
     11.5     New Services...................................................  44
     11.6     Extraordinary Events...........................................  45
     11.7     Technology.....................................................  46
     11.8     Projects.......................................................  47
     11.9     Proration......................................................  47
     11.10    Refundable Items...............................................  47
     11.11    ACE Benchmarking Reviews.......................................  48

12.  INVOICING AND PAYMENT...................................................  49
     12.1     Invoicing......................................................  49
     12.2     Payment Due....................................................  49
     12.3     Set Off........................................................  50
     12.4     Disputed Charges...............................................  50

13.  ACE DATA AND OTHER PROPRIETARY INFORMATION..............................  50
     13.1     ACE Ownership of ACE Data......................................  50
     13.2     Safeguarding ACE Data..........................................  51
     13.3     Confidentiality................................................  51
     13.4     File Access....................................................  54

14.  OWNERSHIP OF MATERIALS..................................................  54
     14.1     ACE Owned Materials............................................  54

     14.3     IBM Owned Materials.........................................  55
     14.4     Other Materials.............................................  55
     14.5     General Rights..............................................  55
     14.6     ACE Rights Upon Expiration or Termination of Agreement......  55

15.  REPRESENTATIONS AND WARRANTIES.......................................  57
     15.1     Work Standards..............................................  57
     15.2     Maintenance.................................................  57
     15.3     Efficiency and Cost Effectiveness...........................  57
     15.4     Technology..................................................  58
     15.5     Software....................................................  58
     15.6     Non-Infringement............................................  59
     15.7     Authorization...............................................  59
     15.8     Inducements.................................................  59
     15.9     Malicious Code..............................................  60
     15.10    Disabling Code..............................................  60
     15.11    Compliance With Laws........................................  60
     15.12    Ownership of ACE Machines...................................  60
     15.13    Environmental Warranty......................................  60
     15.14    Remedy......................................................  61
     15.15    Disclaimer..................................................  61

16.  INSURANCE AND RISK OF LOSS...........................................  61
     16.1     Insurance...................................................  61
     16.2     Risk of Loss................................................  62
     17.1     Indemnity by IBM............................................  62
     17.2     Indemnity by ACE............................................  64
     17.3     Additional Indemnities......................................  65
     17.4     Infringement................................................  65
     17.5     Environmental...............................................  65
     17.6     Indemnification Procedures..................................  66
     17.7     Indemnification Procedures -- Governmental Claims...........  67
     17.8     Subrogation.................................................  68

18.  LIABILITY............................................................  68
     18.1     General Intent..............................................  68
     18.2     Force Majeure...............................................  68
     18.3     Limitation of Liability.....................................  69

19.  CONTRACT GOVERNANCE AND DISPUTE RESOLUTION...........................  71
     19.1     Informal Dispute Resolution.................................  71
     19.2     Mediation...................................................  72
     19.3     Jurisdiction................................................  72
     19.4     Continued Performance.......................................  72
     19.5     Governing Law...............................................  72
     19.6     Expiration of Claims........................................  72

20.  TERMINATION..........................................................  72
     Termination for Cause................................................  72
     .....................................................................  74

21.  GENERAL...........................................................   74
     21.1     Binding Nature and Assignment............................   74
     21.2     Entire Agreement; Amendment..............................   75
     21.3     Compliance with Laws and Regulations.....................   75
     21.4     Notices..................................................   75
     21.5     Counterparts.............................................   76
     21.6     Headings.................................................   77
     21.7     Relationship of Parties..................................   77
     21.8     Severability.............................................   77
     21.9     Consents and Approval....................................   77
     21.10    Waiver of Default; Cumulative Remedies...................   77
     21.11    Survival.................................................   78
     21.12    Publicity................................................   78
     21.13    Service Marks............................................   78
     21.14    Export...................................................   78
     21.15    Third Party Beneficiaries................................   78
     21.16    Order of Precedence......................................   78
     21.17    Hiring of Employees......................................   79
     21.18    Further Assurances.......................................   79
     21.19    Liens....................................................   79
     21.20    Covenant of Good Faith...................................   79
     21.21    Acknowledgment...........................................   79
     21.22    Related Entities ........................................   79
     21.23    Remarketing..............................................   80
     21.24    Right to Perform Services for Others.....................   80
     21.25    Geographic Scope of Services.............................   80

SCHEDULES

A        Applications Software
B        Systems Software
C        Key IBM Positions and Personnel and Critical Support Personnel
D        Subcontractors
E        Statement of Work and Responsibility Matrix
E.1 Financial and Operational Responsibility for Software and Related Third Party Contracts
E.2 Financial and Operational Responsibility for Equipment and Related Leases and Third Party Contracts
E.3      Deliverables
F.1      Acquired Assets
F.2      Equipment Leases
F.3      Third Party Services Contracts
F.4      Third Party Software
G        Service Levels and Performance Credits
H        Transition Plan
I        Transfer Assistance Services
J        IBM Charges and Measures of Utilization
K        ACE  IT Base Case
L        Additional Projects
M        Affected Employees and Human Resources Provisions
M.1      Employee Benefit Plans
N        Termination Charges
O        Data Centers
O.1      ACE Facilities
O.2      IBM Facilities
P        [Reserved]
Q        Direct IBM Competitors
R        Reports
S        Satisfaction Survey/Balanced Score Card
T.1      ACE Equipment
T.2      IBM Equipment

                   INFORMATION TECHNOLOGY SERVICES AGREEMENT

         This Information Technology Services Agreement (the "Agreement") is
                                                              ---------
executed this ___________ ___, 1999 (the "Effective Date") by and between ACE
                                          --------------
INA Holdings Inc., a Delaware corporation having offices at 1601 Chestnut Street, Two Liberty Place, Philadelphia, Pennsylvania, 19192-2211 ("ACE") and
                                                                    ---
International Business Machines Corporation, a New York corporation having offices at Route 100, Somers, NY ("IBM").
                                   ---
         WHEREAS, ACE and IBM have engaged in extensive negotiations, discussions and due diligence that have culminated in the formation of the contractual relationship described in this Agreement;

         WHEREAS, ACE desires to procure from IBM, and IBM desires to provide to ACE, the information technology products and services described in this Agreement, on the terms and conditions specified herein;

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and of other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, ACE and IBM (collectively, the "Parties" and each, a "Party") hereby agree as follows:
 -------               -----

1.       BACKGROUND AND OBJECTIVES

1.1 ACE desires that certain information technology services presently performed and managed by or for ACE, and certain additional information technology services, as each is described in this Agreement, be performed and managed by IBM. IBM has carefully reviewed ACE's requirements, has performed initial due diligence, and desires to perform and manage such information technology services for AC E.

1.2 The Parties acknowledge and agree that the specific goals and objectives of the Parties in entering into this Agreement are to:

         . Provide services that meet ACE's needs and show steady improvement;

         .    Align information technology with business drivers;

         . Permit ACE to focus its internal resources on its core competencies;

         . Accelerate the deployment of a single integrated information technology strategy;

         . Provide better cost visibility and variability to ACE for improved cost management and information technology investment leverage;

         .    Reduce information technology assets as appropriate;

         . Achieve cost savings consistent with IBM's representations to ACE regarding cost savings;

         . Reduce the complexity of ACE's information technology organization;

         . Obtain a fair return for IBM's shareholders for the Services provided and assets acquired; and

         . Increase the scope of the Services to IBM by adding new recipients and new services.

                        Ace/IBM Proprietary Information

1.3      The provisions of this Article 1 are intended to be a general
                                ---------
         introduction to this Agreement and are not intended to expand the scope of the Parties' obligations or alter the plain meaning of this Agreement's terms and conditions, as set forth hereinafter. However, to the extent the terms and conditions of this Agreement are unclear or ambiguous, such terms and conditions are to be construed so as to be consistent with the background and objectives set forth in this
         Article 1.
         ---------

2.       DEFINITIONS AND DOCUMENTS

2.1      Definitions

         As used in this Agreement:

         "ACE Business" means the business of providing property and casualty
          ------------
         insurance and property and casualty insurance services.

         "ACE Data" means any data or tangible information of ACE or any
          --------
         Eligible Recipient that is provided by ACE or any Eligible Recipient to IBM in the performance of its obligations under this Agreement, including data and information with respect to the businesses, customers, operations, facilities, products, consumer markets, assets, and finances of ACE or any Eligible Recipient. ACE Data also shall mean any data or information created, generated, collected or processed by IBM (a) as a deliverable, or (b) which is necessary for ACE to provide to itself, or obtain from third parties, the Services, and is used by IBM explicitly and exclusively to provide the Services to ACE or the Eligible Recipients. ACE Data shall not include any data or tangible information relating to IBM's customer list; IBM's employment relationship with IBM employees; the manner in which IBM operates; technology that relates to the IBM Business and not to the ACE Business; facilities of IBM; consumer markets for services or products of IBM; IBM products; IBM capacities, IBM systems; IBM procedures; IBM security practices at IBM Facilities; research, templates and development conducted by IBM that is not paid for by ACE; IBM business affairs; and IBM finances.

         "ACE Facilities" means the facilities provided by ACE or the Eligible
          --------------
         Recipients for the use of IBM to the extent necessary to provide the Services. For the purposes of this Agreement, the Thornton Data Center is an ACE Facility unless or until IBM purchases, or causes to be purchased, the Thornton Data Center.

         "ACE Owned Developed Materials" means all Materials created by IBM for
          -----------------------------
         ACE or an Eligible Recipient that relate only to the ACE Business and arise in IBM's performance of the Services.

         "ACE Owned Materials" shall mean: (a) the Materials owned by ACE as of
          -------------------
         the Commencement Date and not conveyed to IBM pursuant to this Agreement and all enhancements and derivative works of such Materials, including United States and foreign intellectual property rights in such Materials, and (b) the ACE Owned Developed Materials. ACE Owned Materials do not include any IBM Owned Materials in existence on the Effective Date.

         "ACE Owned Software" means Applications Software owned by ACE and
          ------------------
          listed in Schedule A.
                    ----------

         "ACE Personnel" means the employees, agents, contractors or
          -------------
         representatives of ACE, including employees of CIGNA who ACE will hire pursuant to the Acquisition Agreement who performed any of the Services to be provided by IBM hereunder.

         "ACE Project Executive" shall have the meaning given such term in
          ---------------------
         Section 10.1.
         ------------

                        Ace/IBM Proprietary Information

         "ACE Sites" or "Sites" means the offices or other facilities listed on
          ---------      -----
         Schedule O.1 at or to which IBM is to provide the Services.
         ------------

         "ACE Third Party Contractors" shall have the meaning given such term
          ---------------------------
         in Section 9.2.
            -----------

         "Acquired Assets" means the Equipment, Software and other assets listed
          ---------------
          on Schedule F.1.
             ------------

         "Acquired Assets Credit" means the amount that IBM will pay to ACE as
          ----------------------
          consideration for the Acquired Assets.

         "Acquisition Agreement" means that certain Acquisition Agreement dated
          ---------------------
         as of January 11, 1999, by and among CIGNA Corporation, CIGNA Holdings, Inc. and ACE Limited.

         "Additional Resource Charge" or "ARC" means the charge for additional
          --------------------------
         utilization of Services in excess of the defined Resource Baseline volume, as set forth in Schedule J.
                                 ----------

         "Additional Services" means quantities of Services that exceed the
          -------------------
         defined Resource Baseline volumes for such Services. Charges for Additional Services will be at the ARC rate specified in the Agreement.

         "Affiliate" means, generally, with respect to any Entity, any other
          ---------
         Entity Controlling, Controlled by or under common Control with such Entity.

         "Agreement" shall have the meaning given such term in the preamble to
          ---------
         this Agreement.

         "Applications Software" or "Applications" means those software
          ---------------------      ------------
         application programs and programming (and all modifications, replacements, upgrades, enhancements, documentation, materials and media related thereto) listed in Schedule A.
                                          ----------

         "Charges" means the amounts set forth in this Agreement as charges for
          -------
         the Services.

         "CIGNA" means CIGNA Holdings, Inc. and its Affiliates.
          -----

         "CIGNA Services" means all functions and services performed by CIGNA as
          --------------
         described in the CIGNA Services Directory dated September 11, 1998, to those portions of CIGNA that were acquired by ACE pursuant to the Acquisition Agreement.

         "Commencement Date" means the date upon which the closing of the
          -----------------
         transaction contemplated by the Acquisition Agreement occurs, or such other date as the Parties may agree upon in writing as the date on which IBM will assume full responsibility for the Services described in the Agreement.

         "Contract Year" means a period during the Term commencing on the
          -------------
         Commencement Date or an anniversary thereof and ending on the date one
         (1) year thereafter (or, if earlier, on the last day of the Term). If any Contract Year is less than twelve (12) months, the rights and obligations under this Agreement for that period will be proportionately adjusted.

         "Control" and its derivatives mean the legal, beneficial, or equitable
          -------
         ownership, directly or indirectly, of more than 50% of the aggregate of all voting equity interests in an Entity or equity interests having the right to more than 50% of the profits of an Entity or, in the event of dissolution, to more than 50% of the assets of an Entity

                        Ace/IBM Proprietary Information
         and, in the case of a general partnership, also includes the holding by an Entity (or one of its Affiliates) of the position of sole general partner.

         "Critical Support Personnel" means those ACE Personnel identified in
          --------------------------
         Schedule C as critical to the ongoing success of IBM's delivery of
         ----------
         information technology services to ACE and the Eligible Recipients, which ACE Personnel will become IBM Personnel in connection with this Agreement.

         "Data Center" means any controlled, consolidated and specialized
          -----------
         location where computing equipment (e.g., mainframe, midrange, telecommunications or server hardware) resides for the delivery of the Services to ACE as set forth in Schedule O.
                                         ----------

         "Developed Materials" shall mean the ACE Owned Developed Materials and
          -------------------
         the IBM Owned Developed Materials.

         "Effective Date" shall have the meaning given such term in the preamble
          --------------
         to this Agreement.

         "Eligible Recipients" means the Entities listed in Schedule P.
          -------------------                               ----------

         "End User" means ACE and all Eligible Recipients designated by ACE to
          --------
         receive Services provided by IBM and the Personnel of each of them.

         "Entity" means a corporation, partnership, joint venture, trust,
          ------
         limited liability company, association or other organization or legal entity.

         "Equipment" means all mainframe, midrange, distributed, network,
          ---------
         telecommunications, and related computing equipment procured, provided, operated, supported, or used by IBM and required to perform the Services. Equipment used in ACE Facilities is set forth in Schedules
                                                                    ---------
         T.1 and T.2.
         ---     ---

         "Equipment Leases" means all leasing arrangements whereby ACE leases
          ----------------
         Equipment as of the Commencement Date which will be used by IBM to perform the Services after such Commencement Date as set forth in Schedule F.2.
         ------------

         "Event of Loss" shall have the meaning given such term in Section 16.2.
          -------------                                            ------------

         "Exclusive Services" means all Services that are so designated in
          ------------------
         Schedule E.
         ----------

         "Extraordinary Event" shall have the meaning given such term in
          -------------------
         Section 1 1.6.
         -------------

         "Full Time Equivalent" or "FTE" means a level of effort, excluding
          --------------------      ---
         vacation and other non-productive time (but including a reasonable amount of overtime), equivalent to that which would be provided by one person working full time for one year. Unless otherwise agreed, one FTE is assumed to be 1650 productive hours annually.

         "Hazardous Materials" means: (i) any "hazardous substance" as defined
          -------------------
         in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time (42 USC 9601 et seq.) and the regulations promulgated thereunder; (ii) any asbestos or asbestos-containing materials; (iii) petroleum, crude oil or any fraction thereof, natural gas or synthetic gas used for fuel; and (iv) any additional substances or materials which at such time are classified or considered to be hazardous or toxic under the laws of the state wherein the facilities in question are located.

                        Ace/IBM Proprietary Information

         "IBM Business" means the business of providing information technology
          ------------
         services and developing information technology products.

         "IBM Facilities" means the facilities listed in Schedule O.
          --------------                                 ----------

         "IBM Owned Developed Materials" means Materials created by IBM for ACE
          -----------------------------
         or an Eligible Recipient in connection with the Services that do not relate solely to the ACE Business.

         "IBM Owned Materials" shall mean: (i) the Materials owned by IBM as of
          -------------------
         the Commencement Date, (ii) Materials acquired by IBM on or after the Commencement Date (including any such Materials acquired from ACE pursuant to this Agreement) and used by IBM in the performance of the Services, (iii) derivative works of IBM Software created by IBM; (iv) IBM Owned Developed Materials and (v) Materials developed by IBM other than in the course of the performance of its obligations under this Agreement. IBM Owned Materials do not include any ACE Owned Materials in existence on the Effective Date.

         "IBM Owned Software" means any Software owned by IBM and used to
          ------------------
         provide the Services and which is listed in Schedule B.

         "IBM Personnel" means Personnel of IBM who are assigned to perform any
          -------------
         Services under this Agreement.

         "IBM Project Executive" shall have the meaning given such term in
          ---------------------
         Section 8.5 and shall describe the IBM representative responsible for
         -----------
         both the day to day relationship with ACE as well as the delivery of the Services to ACE.

         "Include" and its derivatives mean including without limitation.  This
          -------
         term is as defined, whether or not capitalized in this Agreement.

         "Information Systems Plan" means the information and hardware/software
          ------------------------
         architecture plan described in Section 9.6.

         "Key IBM Personnel" means the IBM Personnel filling the positions
          -----------------
         designated in Schedule C as Key IBM Personnel.
                       ----------

         "LAN" means a network in a physically confined region or space,
          ---
         typically within a single building or campus. LAN includes the electronic device (e.g., the router, switch or bridge) that is connected to a WAN.

         "Laws" mean all federal, state and local laws, statutes, regulations,
          ----
         rules, executive orders, supervisory requirements, directives, interpretive letters and other official releases of or by any government, or any authority, department or agency thereof.

         "Losses" mean all losses, liabilities, damages and claims (including
          ------
         taxes), and all related costs and expenses (including reasonable legal fees and disbursements and reasonable costs of investigation, litigation, settlement, judgment, interest and penalties).

         "Major Release" means a release of Software that includes major feature
          -------------
         enhancements. These releases are identified by full integer changes in the numbering, such as from "7.0" to "8.0", but may be identified by the industry as a major release without the accompanying integer change.

                        Ace/IBM Proprietary Information

         "Malicious Code" means (i) any code, program, or sub-program whose
          --------------
         knowing or intended purpose is to damage or interfere with the operation of the computer system containing the code, program or sub-program, or to intentionally halt, disable or interfere with the operation of the Software, code, program, or sub-program, itself, or
         (ii) any device, method, or token that permits any person to circumvent the normal security of the Software or the system containing the code.

         "Materials" means, collectively, Software, literary works, other works
          ---------
         of authorship, specifications, design documents and analyses, programs, program listings, programming tools, documentation, reports, drawings and similar work product.

         "Minor Release" means a release of software consisting of relatively
          -------------
         minor enhancements or corrections to known errors or faults. These releases are identified by a change in the decimal numbering of a release, such as "7.12" to "7.13".

         "New Services" means services that (a) are different from the Services
          ------------
         and (b) require resources not covered by an existing charging methodology (i.e., resources for which there is a Resource Baseline) or require start-up expenses (i.e., payments by the provider of such services for additional Equipment or Software).

         "New Technology" shall have the meaning given such term in Section
          --------------                                            -------
         11.7(b).
         -------

         "Non-Exclusive Services" means all Services that are not Exclusive
          ----------------------
         Services.

         "Non-Standard" means a software or hardware product that is not
          ------------
         Standard.

         "Out-of-Pocket Expenses" means reasonable and actual out-of-pocket
          ----------------------
         expenses incurred by IBM for which IBM is entitled to be reimbursed by ACE under this Agreement.

         "Pass-Through Expenses" means the expenses listed in Schedule J for
          ---------------------                               ----------
         which ACE has agreed in advance to be responsible, in accordance with
         Article 11 of this Agreement, following review of the third party
         ----------
         invoice by IBM for accuracy.

         "Performance Standards" means, individually and collectively, (i) the
          ---------------------
         Service Levels and the other quantitative and qualitative performance standards and commitments for the Services contained in Schedule G and
                                                                 ----------
         (ii) all Laws applicable to the provision of the Services.

         "Personnel" means, with respect to an Entity, the employees, agents,
          ---------
         contractors and representatives of such Entity.

         "Policy and Procedures Manual" shall have the meaning given such term
          ----------------------------
         in Section 9.1.
            -----------

         "Proprietary Information" shall have the meaning given such term in
          -----------------------
         Section 13.3.
         ------------

         "Reduced Resource Credit" or "RRC" means the credit for reduced
          -----------------------
         utilization of the Services below the defined Resource Baseline volume, as set forth in Schedule J.
                         ----------

         "Reports" shall have the meaning given such term in Section 9.3.
          -------                                            -----------

         "Required Consent Costs" shall have the meaning given such term in
          ----------------------
         Section 5(a).
         ------------

                        Ace/IBM Proprietary Information

         "Required Consents" means the consents (if any) required to be
          -----------------
         obtained: (i) to assign or transfer to IBM any Third Party Software, Third Party Service Contracts, Equipment Leases or Acquired Assets (including related warranties); (ii) to grant IBM the right to use and/or access the ACE Owned Software and Third Party Software in connection with providing the Services; (iii) to grant ACE and the Eligible Recipients during the Term the right to use and/or access the IBM Owned Software, IBM Third Party Software and Equipment programming acquired, operated, supported or used by IBM in connection with providing the Services; (iv) if necessary, to assign or transfer to ACE any Developed Materials, (v) to assign or transfer to ACE or its designee IBM Owned Software and Third Party Software following the Term to the extent provided in this Agreement; and (vi) all other consents required from third parties in connection with IBM's provision of the Services.

         "Resource Baselines" or "Baselines" are the annual volumes of specific
          ------------------      ---------
         resources or services expected to be delivered or performed by IBM under this Agreement. If ACE's actual usage of such resources or services exceeds or falls below the defined Resource Baseline, such usage may result in Additional Resource Charges or Reduced Resource Charges.

         "Resource Unit" ("RU") means a particular unit of resource, as
          -------------    --
         described in Schedule J, which is measured to determine ACE's actual
                      ----------
         utilization of such resource compared to the applicable Resource Baseline for purposes of calculating ARCs and RRCs as described in Schedule J.
         ----------

         "Retained Expenses" means the expenses listed in Schedule J that ACE
          -----------------                               ----------
         has agreed in advance to retain and pay directly to a third party, in accordance with Article 11 of this Agreement.
                         ----------

         "Root Cause Analysis" means a formal process that diagnoses systemic or
          -------------------
         catastrophic problems to determine what corrective action should be taken to eliminate repeat failures.

         "Service Taxes" means all sales, lease, service, value-added, use,
          -------------
         personal property, excise, consumption, and other taxes or duties that are assessed against either Party on the provision of the Services as a whole, or on any particular Service received by ACE or the Eligible Recipients from IBM.

         "Services" means, collectively: (i) the services, functions and
          --------
         responsibilities set forth in Article 4 and Schedule E as they may be
                                                     ----------
         supplemented, enhanced, modified or replaced by mutual agreement during the Term in accordance with this Agreement, and (ii) any New Services.

         "Service Levels" means the quantitative performance standards for the
          --------------
         Services set forth in Schedule G.
                               ----------

         "Service Level Credits" shall have the meaning given such term in
          ---------------------
         Section 7.2 and Schedule G.
         -----------     ----------

         "Software" means software programs (including compilers, database
          --------
         management software, applications software, system software, utilities and other software programs), all associated documentation and all versions, Upgrades and enhancements to the same.

         "Specialized Services" shall have the meaning given such term in
          --------------------
         Section 9.10.
         ------------

         "Standard" means those legacy hardware and software products that are
          --------
         as of the date of acquisition or installation designated in or consistent with the product standards established by ACE and agreed to by IBM. ACE may establish multiple standards as to each category of products and may change these product standards from time to time at its option subject to the Change Management process.

                        Ace/IBM Proprietary Information

         "Subcontractors" means subcontractors of IBM, including those approved
          --------------
         in writing by ACE. The initial list of mutually agreeable Subcontractors is set forth on Schedule D, which may be amended during the Term with ACE's prior written approval which approval will not be unreasonably withheld.

         "System Change" means any change to the operating environment including
          -------------
         changes to programs, manual procedures, job control language statements, distribution parameters, or schedules.

         "Systems Facilities Agreement" means that certain Systems Facilities
          ----------------------------
         Agreement between INA Corporation and Connecticut General Life Corporation executed in connection with the Acquisition Agreement, in the version of the same provided to IBM on the Effective Date.

         "Systems Software" means all software programs and programming (and all
          ----------------
         modifications, replacements, upgrades, enhancements, documentation, materials and media related thereto) that perform tasks basic to the functioning of the Equipment and are required to operate the Applications Software or otherwise support the provision of Services by IBM, including operating systems, systems utilities, data security software, network monitoring and database managers. Systems Software is set forth in Schedule B.
                      ----------

         "Targeted Cost Reductions" shall have the meaning given in Section
          ------------------------
         11.6(b).

         "Targeted Resource Reductions" shall have the meaning given such term
          ----------------------------
         in Section 11.6(b).

         "Term" means the period that commences as of 12:00:01 a.m., EST, on the
          ----
         Commencement Date and continues until 12:00 midnight, EST, on June 30, 2009, unless this Agreement is terminated as provided herein or extended as provided in Sections 3.2 or 20.5, in which case the Term
                                 --------------------
         shall end at 12:00 midnight on the effective date of such termination or the date to which this Agreement is extended.

         "Termination Charge" means the termination charges payable by ACE upon
          ------------------
         termination pursuant to Sections 11.11, 20.3 or 20.4 as set forth in
                                 ----------------------------
         Exhibit J-1. The Termination Charge shall be payable at such time the
         -----------
         termination is effective.

         "Third Party Contracts" means all written third party agreements with
          ---------------------
         ACE or IBM that have been used to provide the Services, including licenses to Third Party Software. Third Party Contracts are set forth in Schedule F.3. Third Party Contracts also shall include those third
            ------------
         party agreements entered into by IBM following the Commencment Date.

         "Third Party Software" means all Software products (and all
          --------------------
         modifications, replacements, upgrades, enhancements, documentation, materials and media related thereto) that are provided under license or lease to IBM or ACE and for which IBM is financially, administratively or operationally responsible under Schedule E.1. Third Party Software
                                            ------------
         is set forth in Schedules B and F.4.
                         -------------------

         "Thornton Data Center" means the data center acquired by ACE pursuant
          --------------------
         to the Acquisition Agreement that is located in Thornton, Colorado, excluding all personal property (including Software and Equipment) located at such data center.

         "Tower" shall mean each of the following Services described in Schedule
          -----                                                         --------
         E: (a) Data Center (including Mainframe Services); (b) Distributed
         --
         Management Services; (c) Network (including Managed Network Services, Voice and Videoconferencing Network Services and Voice Network Services) and (d) Application Enhancement/Maintenance.


                        Ace/IBM Proprietary Information

         "Transfer Assistance Services" means the termination/expiration
          ----------------------------
         assistance requested by ACE to allow the Services to continue without material interruption or material adverse effect, and to facilitate the orderly transfer of the Services to ACE or its designee, as such assistance is further described in Section 4.3 and Schedule I.
                                                            ----------

         "Transitioned Employees" means the ACE Personnel who accept IBM's offer
          ----------------------
         of employment and become employed by IBM pursuant to Sections 8.1 and
                                                              ----------------
         8.2.
         ---

         "Transition Milestone" means a date identified on the Transition Plan
          --------------------
         as a milestone by which IBM shall have completed a certain task or set of tasks in the Transition Plan in a manner acceptable to ACE. The Parties acknowledge and agree that the failure to complete such tasks by the specified dates may have an adverse impact on contract operations.

         "Transition Period" means the period that commences on the Commencement
          -----------------
         Date, and expires upon completion by IBM of all tasks specified in the Transition Plan but in no event later than two (2) years after the Commencement Date.

         "Transition Plan" means the plan set forth in Schedule H.
          ---------------

         "Upgrade" and its derivatives mean the Services to be provided by IBM
          -------
         in connection with the updating, renovation, and/or replacement of Software or Equipment by IBM. Unless otherwise agreed, financial responsibility for the costs, fees and expenses associated with an update, renovation or replacement of Software or Equipment shall be allocated between the Parties in accordance with Sections 6.2, 6.3 and
                                                          -----------------
         6.4 and Schedules J.1 and J.2.
         ---     -------------     ---

         "WAN" means a wide area network, which links LANs.
          ---

         "Year 2000 Compliant" or "Year 2000 Compliance" shall have the meaning
          -------------------      --------------------
         given such term in Section 9.9(a).
                            --------------

2.2      Other Terms

         The terms defined in this Article include the plural as well as the singular. Unless otherwise expressly stated, the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision. Article, Section, Subsection and Attachment references refer to articles, sections and subsections of, and attachments to, this Agreement. The words "include" and "including" shall not be construed as terms of limitation. The words "day," "month," and "year" mean, respectively, calendar day, calendar month and calendar year, and the words "writing" or "written" mean preserved or presented in retrievable or reproducible written form. Except as provided in this Agreement, "writing" or "written" may mean electronic (including E-mail transmissions where receipt is acknowledged by the recipient, but excluding voice-mail), or hard copy, including by facsimile (with acknowledgment of receipt from the recipient's facsimile machine) unless otherwise stated. Other terms used in this Agreement are defined in the context in which they are used and shall have the meanings there indicated.

         All references in this Agreement to Schedules denominated by letter shall be deemed to refer to the Schedule denominated with such letter and each subschedule of such Schedule (e.g., each reference to Schedule
                                                                        --------
         F shall be deemed to refer to Schedule F, Schedule F.1, Schedule F.2,
         -                             ----------  ------------  ------------
         Schedule F.3 and Schedule F.4). Each reference to a subschedule in this
         ------------     ------------
         Agreement shall be deemed to be a reference to such subschedule, its related

                        Ace/IBM Proprietary Information

         Schedule, and all subschedules of such Schedule (e.g, a reference to Schedule F.1 shall be deemed to be a reference to Schedule F, Schedule
         ------------                                      ----------  --------
         F.1, Schedule F.2, Schedule F.3 and Schedule F.4).
         ---  ------------  ------------     ------------

2.3      Associated Contract Documents

         This Agreement includes each of the following schedules and their attached exhibits, all of which are attached to this Agreement and incorporated into this Agreement by this reference:

         A        Applications Software
         B        System Software
         C        Key IBM Positions and Personnel and Critical Support Personnel
         D        Subcontractors
         E        Statement of Work and Responsibility Matrix
         F.1      Acquired Assets
         F.2      Equipment Leases
         F.3      Third Party Services Contracts
         F.4      Third Party Software
         G        Service Levels and Performance Credits
         H        Transition Plan
         I        Transfer Assistance Services
         J        IBM Charges and Measures of Utilization
         K        Standards
         L        Additional Projects
         M        Affected Employees and Human Resources Provisions
         M.1      Employee Benefit Plans
         N        [Reserved]
         O.1      ACE Facilities
         O.2      IBM Facilities
         P        Eligible Recipients
         Q        [Reserved]
         R        Reports
         S        Satisfaction Survey/Balanced Score Card
         T        Equipment

3.       TERM

3.1      Initial Term

         This Agreement shall come into full force and effect upon the Commencement Date. If the closing of the Acquisition Agreement does not occur on or before July 2, 1999, or such later date as may be agreed to by the Parties, this Agreement shall be deemed void ab initio. This Agreement shall continue throughout the Term, unless terminated earlier or extended in accordance with this Agreement.

3.2      Extension

         By giving written notice to IBM no less than one hundred eighty (180) days prior to the expiration date of the initial Term, ACE shall have the right to extend the Term for a one (1) year extension period on the terms and conditions set forth in this Agreement (the "Extension
                                                                ---------
         Period"). If during the Extension Period, ACE and IBM desire to extend
         ------
         the Term, the Parties will negotiate in good faith and agree upon renewal terms and

                        Ace/IBM Proprietary Information
         conditions. If the Parties are unable to reach agreement upon renewal prices, terms and conditions during this Extension Period, the Agreement will expire at the end of the Extension Period.

4.       SERVICES

4.1      Overview

         (a) Description. Commencing on the Commencement Date, IBM shall provide the Services to ACE, and to Eligible Recipients. The Services shall consist of the services, functions and responsibilities as set forth in this Agreement (including the Schedules), and any subtasks that are not specifically described in this Agreement but which are an inherent, necessary or customary part of the Services, which subtasks shall be deemed to be included within the scope of the Services to be delivered for the base Charges, as if such subtasks were specifically described in this Agreement.

                  Except as otherwise expressly provided in this Agreement, IBM shall be responsible for providing the facilities, personnel, Equipment, Software and other resources necessary to provide the Services.

         (b) Implementing Post-Effective Date Due Diligence. During the ninety (90) day period following the Commencement Date, IBM and ACE reserve the right to inventory, validate and update any information that is reflected in or omitted from this Agreement. If, during such period, inaccuracies are discovered regarding the information reflected in this Agreement, this Agreement shall be amended, and there shall be equitable adjustments to the Charges and the related Resource Baselines. If either Party disputes the inaccuracy, then the Parties will submit the matter to the senior managers for dispute resolution as specified in Section 19 of this Agreement.
                                             ----------

         (c) Discovered Agreements. If payments by an Eligible Recipient pursuant to an agreement not listed on Schedule E are
                                                         ----------
                  contemplated (as reasonably determined from any financial due diligence information disclosed to IBM prior to the Effective
                  Date) and, (a) within ninety (90) days after the Commencement Date, ACE reasonably determines that such agreement should have been listed as a Third Party Contract or Equipment Lease for which IBM has financial, administrative or operational responsibility, and (b) the payments by the Eligible Recipient under such agreement, together with the payments under all other agreements added to Schedule E pursuant to this Section
                                            ----------                  -------
                  4.1 are not in excess of $200,000 per annum in the aggregate,
                  ---
                  then ACE shall have the right, by notice to IBM, to add such agreement on Schedule E and thereby to cause such agreement to
                               ----------
                  constitute a Third Party Contract or Equipment Lease for which IBM has financial, administrative and operational responsibility for all purposes of this Agreement effective from and after the Commencement Date, provided that IBM shall not have responsibility for any breach of such agreement (including any late payment penalties) occurring prior to delivery of such notice and a copy of such agreement by ACE. IBM and ACE will discuss in good faith any remaining agreements for which IBM has no obligation to assume financial, administrative or operational responsibility under this Section 4.1(c).
                       --------------

         (d) Exclusivity. Nothing in this Agreement shall be construed as a requirements contract with respect to the Non-Exclusive Services, and notwithstanding anything to the contrary contained herein, this Agreement shall not be interpreted to prevent ACE or any Eligible Recipient from obtaining from third parties, or providing to itself, any or all of the Non-Exclusive Services described in this Agreement. Nor shall anything in this Agreement be construed or interpreted as limiting ACE's right or ability during the Term to increase or decrease the demand for Services, consistent with Schedule J.
                                                                    ----------
                  This Section 4.1(d) shall not be deemed to permit ACE to
                       --------------
                  terminate, and ACE may not terminate pursuant to this Section
                                                                        -------
                  4.1(d), any obligation of IBM to perform any specific Service
                  ------
                  that is

                        Ace/IBM Proprietary Information
                  currently being performed by IBM (e.g., if IBM is performing applications development services to develop a specified application, ACE may not, by reference to this Section, terminate such development. On the other hand, if ACE has not yet selected the Entity that will perform such application development services, because application development services are Non-Exclusive Services, ACE may select IBM or any third party or ACE to perform such services. If ACE selects IBM, IBM will perform such services as specified in this Agreement.)

         (e) Systems Facilities Agreement. Notwithstanding anything to the contrary herein, IBM acknowledges that ACE may obtain any of the CIGNA Services from CIGNA pursuant to the Systems Facilities Agreement until the expiration of the Transition Period or the completion of ACE's separation from CIGNA, whichever occurs later.

4.2      Transition Services

         (a) Transition. During the Transition Period, IBM shall perform the transition activities and provide the deliverables which are IBM's responsibilities set forth in the Transition Plan, which is attached to this Agreement as Schedule H. Unless
                                                         ----------
                  otherwise agreed, ACE shall not incur any charges, fees or expenses payable to IBM or third parties in connection with the Transition, other than those charges, fees and expenses specified in Schedule J. During the Transition Period, ACE
                               ----------
                  will perform those transition activities which are designated to be ACE's responsibility in the Transition Plan.
                   Neither Party shall be obligated to perform any transition tasks that are not set forth in the Transition Plan.

         (b) Transition Plan. On or before ninety (90) days after the Commencement Date, IBM shall deliver to ACE for ACE's review and comment the detailed Transition Plan consistent with the tasks outlined in Schedule H. The Transition Plan shall
                                    ----------
                  identify (i) the transition activities to be performed by IBM and the significant components and subcomponents of each such activity, (ii) the deliverables to be completed by IBM, (iii) the date(s) by which each such activity or deliverable is to be completed ("Transition Milestones"), (iv) the contingency
                                 ---------------------
                  or risk mitigation strategies to be employed by IBM in the event of disruption or delay, and (v) any transition activities (and the specific components and subcomponents of each such activity) to be performed or transition resources to be provided by ACE. Such detailed transition plan shall become a part of the Transition Plan and be incorporated in Schedule
                                                                       --------
                  H. The Transition Period may be extended by mutual agreement
                  -
                  of the Parties.

         (c) Performance. IBM shall perform the tasks described in the Transition Plan in accordance with the timetable and the Transition Milestones set forth in the Transition Plan. IBM shall provide all reasonable cooperation and assistance required or requested by ACE in connection with ACE's evaluation or testing of the deliverables set forth in the Transition Plan. IBM shall perform the tasks described in the Transition Plan in a manner that will not materially or unnecessarily disrupt or adversely impact the business or operations of ACE or the Eligible Recipients. IBM shall identify and resolve, with ACE's reasonable assistance, any problems that may impede or delay the timely completion of each task in the Transition Plan that are IBM's responsibility and shall use all reasonable efforts to assist ACE with the resolution of any problems that may impede or delay the timely completion of each task in the Transition Plan that are ACE's responsibility.

         (d) Reports. IBM shall report to ACE weekly on its progress in performing its responsibilities and meeting the timetable set forth in the Transition Plan. Promptly upon receiving any information indicating that IBM shall not perform its responsibilities or meet the timetable set forth in the

                        Ace/IBM Proprietary Information

                  Transition Plan, IBM shall disclose such information to ACE and shall identify specific measures to address such delay and mitigate the risks associated therewith.

4.3      Transfer Assistance Services

         (a) Availability. As part of the Services, and pursuant to the rates and Charges specified in Sections 4.3(b)(7), (8) and (9)
                                                 -------------------------------
                  and Schedule J, IBM shall provide to ACE or ACE's designee the
                      ----------
                  Transfer Assistance Services described in Section 4.3(b) and
                                                            --------------
                  Schedule I.
                  ----------

                  (i) IBM shall provide such Transfer Assistance Services to ACE or its designee (i) commencing up to six (6) months prior to the expiration of the Term or on such earlier date as ACE may request and continuing for up to six (6) months following the effective date of the expiration of the Term (as such effective date may be extended pursuant to Section 3.2), (ii) commencing
                                                -----------
                           upon any notice of termination of the Term with respect to all of the Services, and continuing for up to six (6) months following the effective date of such termination (as such effective date may be extended pursuant to Section 20.5) or (iii)
                                                ------------
                           commencing upon notice of termination of the Services to an Eligible Recipient no longer Controlled by ACE and continuing for up to six (6) months following the effective date of such termination (as such effective date may be extended pursuant to Section 20.5),
                                                            ------------
                           provided such Eligible Recipient agrees to the terms and conditions hereof and subject to additional costs associated with delivery of the Transfer Assistance Services, including software licenses, transition and separation expenses.

                  (ii) IBM shall provide Transfer Assistance Services to ACE or its designee regardless of the reason for the expiration or termination of the Term; provided, if the Agreement is terminated by IBM under Section
                                                                    -------
                           20.1(b) or (c) for ACE's default, IBM may require ACE
                           --------------
                           to (i) pay in advance for Transfer Assistance Services provided or performed under this Section
                                                                     -------
                           4.3., (ii) pay all outstanding undisputed charges,
                           ---
                           and (iii) establish an escrow account based on mutually agreed terms to ensure payment of future charges

                  (iii) To the extent ACE requests Transfer Assistance Services, such Services shall be provided subject to and in accordance with the terms and conditions of this Agreement. IBM shall perform the Transfer Assistance Services with at least the same degree of accuracy, quality, completeness, timeliness, responsiveness and cost-effectiveness as it provided and was required to provide the same or similar Services during the Term. The quality and level of performance of the Services provided by IBM following the expiration or termination of the Term with respect to all or part of the Services or IBM's receipt of a notice of termination or non-renewal shall not be materially degraded or deficient in any respect.

         (b) Scope of Service. As part of the Transfer Assistance Services, IBM will timely transfer the control and responsibility for all information technology functions and Services previously performed by or for IBM to ACE and/or ACE's designees by the execution of any documents reasonably necessary to effect such transfers. Additionally, IBM shall provide any and all reasonable assistance requested by ACE to allow:

                           (i) the systems associated with the Services to operate efficiently;

                           (ii) the Services to continue without material interruption or material adverse effect; and

                        Ace/IBM Proprietary Information

                           (iii) the orderly transfer of the Services to ACE and/or its designee(s).

                  The Transfer Assistance Services shall consist of the Services, functions and responsibilities set forth on Schedule
                                                                        --------
                  I. In addition, IBM will provide the following assistance and
                  -
                  Services at ACE's direction:

                  (1) IBM shall, at ACE's cost,: (i) assist ACE in developing a written transition plan for the transition of the Services to ACE or ACE's designee, which plan shall include capacity planning, facilities planning, telecommunications planning and other planning necessary to effect the transition,
                           (ii) perform consulting services as requested to assist in implementing the transition plan, (iii) train personnel designated by ACE in the use and maintenance of any Software utilized in the delivery of the Services for which IBM provides maintenance under this Agreement, (iv) catalog all Software, ACE Data and Equipment used to provide the Services, provide machine readable and printed listings of source code for Software owned by ACE or as to which ACE is entitled to under this Agreement and assist in its re-configuration, (v) analyze and report on the space required for the ACE Data and the Software needed to provide the Services, (vi) assist in the data migration and testing process, (vii) provide a complete and up-to-date, electronic copy of the Policy and Procedures Manual, and (viii) provide other technical assistance as reasonably requested by ACE.

                  (2) ACE or ACE's designee shall be permitted to undertake, without interference from IBM, or IBM Affiliates, to hire any IBM or IBM Affiliate employee performing the Services full-time, on-site at ACE, within the 6-month period prior to the expiration or termination date. IBM shall waive, and shall cause its Affiliates to waive, their rights, if any, under contracts with such personnel restricting the ability of such full-time, on-site personnel to be recruited or hired by ACE or its designee. ACE or its designee shall have reasonable access to such IBM or IBM Affiliate employees for interviews, evaluations and recruitment to the extent that the provision of the Services is not impacted. ACE shall endeavor to conduct the above-described hiring activity in a manner that is not unnecessarily disruptive of the performance by IBM of its obligations under this Agreement and IBM shall be relieved of Service Levels to the extent impacted by such activity.

                  (3)      To the extent ACE or its designee is entitled under
                           Section 14.6 to a license, sublicense or other right
                           ------------
                           to use any Software utilized in performing the Services, IBM shall provide ACE or its designee with such license, sublicense or other right subject to the terms of Section 14.6.
                                        ------------

                  (4) ACE or its designee shall have the right (but not the obligation) to purchase at agreed upon prices, or assume the lease for at its expense, any Equipment owned or leased by IBM that is used by IBM, IBM Subcontractors or IBM Affiliates and dedicated to perform the Services. Such Equipment shall be transferred in "AS-IS" condition, as of (a) the expiration or termination date of this Agreement, or
                           (b) the completion of any Services associated with such Equipment requested by ACE under Section 4.3(b),
                                                                 --------------
                           whichever is later.

                  (5) IBM shall use commercially reasonable efforts to make available to ACE or its designee at ACE's expense, pursuant to such third party terms and conditions, any third party services dedicated solely to the performance of the Services at ACE. IBM shall be entitled to retain

                        Ace/IBM Proprietary Information
                           the right to utilize any such third party services in connection with the performance of services for any other IBM customer.

                  (6) IBM shall inform ACE of Equipment Leases and Third Party Contracts used by IBM, IBM Subcontractors or IBM Affiliates and dedicated solely to perform the Services. ACE or its designees may, at ACE's option and to the extent IBM is permitted to assign such contracts, assume prospectively responsibility for any or all of such contracts upon expiration or termination of this Agreement for any reason. If ACE agrees to do so, IBM shall assign the designated Equipment Leases and Third Party Contracts to ACE or its designee as of the expiration or termination date or the completion of any Services associated with such Equipment or Third Party Contracts requested by ACE under Section 4.3(b), whichever is later. IBM
                                     --------------
                           shall represent and warrant that such Equipment Leases and Third Party Contracts used by IBM are not in default and that all payments have been made thereunder through the date of assignment.

                  (7) For a period of six (6) months following the expiration or termination date, IBM shall provide to the Eligible Recipient(s), at ACE's written request 180 days prior to the expiration or termination date, the Services being performed for such Eligible Recipients by IBM prior to the expiration or termination date. In addition, at ACE's written request 180 days prior to the expiration or termination date, and provided that ACE is pursuing a migration of some or all of the Services to itself or a third party, IBM shall provide to the Eligible Recipient(s) such Services for an additional period not to exceed six (6) months from the end of such six
                           (6) month period. To the extent ACE requests such Services, ACE will pay IBM the Charges specified in Schedule J that ACE would have been obligated to pay
                           ----------
                           IBM for such Services if this Agreement had not yet expired or been terminated.

                  (8) If IBM uses a proprietary communications network to provide Services to ACE or the Eligible Recipients, then for a period of no more than six (6) months following the expiration or termination date, ACE may request that IBM continue to provide such proprietary communications network Services at the rates available to IBM.

                  (9)      Except as provided in Sections 4.3(b)(7) and (8), if
                                                 -------------------------
                           ACE requests that IBM provide or perform Transfer Assistance Services in accordance with this Agreement, ACE will pay IBM the rates and charges specified in Schedule J for IBM Personnel or
                                        ----------
                           resources required to perform such Transfer
                           Assistance Services. If Transfer Assistance Services require additional resources beyond those being used to provide the Services, ACE will pay IBM for such usage as a New Service.

         (c)      Survival of Terms. This Section 4.3 shall survive
                                          -----------
                  termination/expiration of the Term.

5.       REQUIRED CONSENTS

         (a) ACE shall obtain all Required Consents. Each party shall pay fifty percent (50%) of any fees (such as transfer, relicensing or upgrade fees) associated with obtaining any Required Consents and any other costs that result from the termination or underutilization of any agreement with a third party (the "Required Consent Costs"); provided, however, that ACE shall
                   ----------------------
                  not be required to pay more than two million ($2,000,000) dollars as Required Consent Costs and IBM shall be responsible for all Required Consent Costs after ACE has paid such amount. IBM shall undertake all administrative activities necessary to obtain the Required Consents. If ACE requests, IBM will cooperate with ACE

                        Ace/IBM Proprietary Information
                  in obtaining the Required Consents by executing certain written communications and other documents prepared or provided by ACE.

         (b) If, despite using commercially reasonable efforts, ACE is unable to obtain a Required Consent, then, unless and until such Required Consent is obtained, IBM and ACE shall use commercially reasonable efforts to determine and adopt, subject to ACE's prior approval, such alternative approaches as are necessary and sufficient for IBM to provide the Services without such Required Consent. If such alternative approaches are required for a period longer than ninety (90) days following the Commencement Date, the Parties will equitably adjust the terms and reduce the prices specified in this Agreement to reflect any additional costs being incurred and any Services not being received by ACE and the Eligible Recipients. In addition, if, pursuant to the above, the Parties fail to obtain a Required Consent or an acceptable alternative approach within ninety (90) days of the Commencement Date and such failure has a material adverse impact on the use or enjoyment of the Services by ACE or the Eligible Recipients, ACE will terminate the Agreement or any affected portion thereof without payment of any Termination Charges; provided, however that ACE will reimburse IBM with respect to related Acquired Assets for payment by ACE of the associated portions of the Acquired Assets Credit. IBM and ACE will discuss whether the termination will be of the Agreement or the affected portion. Upon any such termination, IBM shall sell and assign the Acquired Assets back to ACE. Each Party agrees that it shall not allege that a failure to obtain a Required Consent after using the efforts required under this
                  Section 5 is a breach of this Agreement.
                  ---------

6. FACILITIES, SOFTWARE, EQUIPMENT, CONTRACTS AND ASSETS ASSOCIATED WITH THE PROVISION OF SERVICES

6.1      Service Facilities

         (a)      Service Facilities. The Services shall be provided at or from
                  (i) the data centers and other service locations owned or leased by ACE and set forth on Schedule O.1, (ii) the data
                                                 ------------
                  centers and other service locations owned or leased by IBM or its suppliers and set forth on Schedule O.2, (iii) any other
                                                 ------------
                  service location as may be agreed upon by IBM and ACE.

         (b) ACE Facilities. ACE shall provide to IBM the use of and access to the ACE Facilities (or equivalent space) set forth in Schedule O.1 for the periods specified therein (or for those
                  ------------
                  portions of the Term of this Agreement during which such use or access is necessary to perform the Services if not otherwise specified). All ACE owned or leased assets provided for the use of IBM under this Agreement shall remain in ACE Facilities unless ACE otherwise agrees. In addition, all leasehold improvements made for IBM during the Term shall be and remain part of the ACE Facility. EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE ACE FACILITIES ARE PROVIDED BY ACE TO IBM ON AN "AS-IS", "WHERE-IS" BASIS. ACE EXPRESSLY DISCLAIMS ANY WARRANTIES, EXPRESSED OR IMPLIED, AS TO THE ACE FACILITIES, OR THEIR CONDITION OR SUITABILITY FOR USE BY IBM. ACE will be responsible for all leasehold improvements including cost and completion. ACE is not required under this Agreement to make any leasehold improvements.

         (c) Furniture, Fixtures and Equipment. The office facilities provided by ACE for the use of IBM Personnel will be generally comparable to the office, storage and other space occupied by similarly situated Transitioned Employees prior to the Commencement Date. IBM shall be permitted to use the office furniture, fixtures, telephone handsets and personal computers being used by the Transitioned Employees as of the Commencement Date. IBM shall be responsible for providing all other office

                        Ace/IBM Proprietary Information
                  furniture and fixtures needed by IBM or IBM Personnel to provide the Services, and for all upgrades, replacements and additions to such furniture, telephone handsets, personal computers or fixtures. In the event that IBM purchases any of the assets (personal computers or telephone handsets), ACE shall not have any additional or continuing obligations regarding the provision of such assets nor will IBM be obligated to ACE to return or account for such assets. IBM Personnel using the office facilities provided by ACE will be accorded reasonable access to, and the use of at no cost to IBM, certain shared office equipment and services, such as photocopiers, telephone service for ACE-related calls, mail service, office support service (e.g., janitorial), heat, light, and air conditioning. IBM shall be responsible for providing all other office, data processing and computing equipment and services needed by IBM or IBM Personnel to provide the Services, and for upgrades, improvements, replacements and additions to such equipment or services. The office, data processing and computing equipment and services used by IBM or IBM Personnel in providing the Services shall not be counted in calculating the Resource Units utilized by ACE.

         (d) ACE's Responsibilities Regarding Utilities and Facilities Maintenance. Subject to reasonable usage by IBM, ACE and the Eligible Recipients shall be responsible for paying for the following for ACE Facilities used to provide Services: (i) electricity supplied by the power utility company, (ii) water supplied by the water utility company, (iii) natural gas supplied by the natural gas utility company, (iv) local and long distance telephone service, and (v) maintenance, excluding any amounts to be paid by IBM under the terms of Schedule J. In addition, ACE shall be responsible for
                  ----------
                  maintaining the account relationship with the power utility company, the water utility company, the natural gas utility company and the local telephone service provider. If it wishes, ACE may identify and designate one or more alternative sources from which to obtain power, water, natural gas or local telephone services.

         (e) IBM's Responsibilities Regarding Facilities. Except as provided in Sections 6.1 (a), (b), (c) and (d), IBM shall be
                              ----------------------------------
                  responsible for providing all furniture, fixtures, Equipment, space and other facilities required to perform the Services and all upgrades, improvements, replacements and additions to such furniture, fixtures, Equipment, space and facilities. Without limiting the foregoing, IBM shall,except as provided in Section 6.1(d), (i) provide site management, site
                     --------------
                  administration and similar services at the ACE Facilities, and
                  (ii) provide all necessary emergency power supply and uninterrupted power supply services and all necessary Equipment at IBM facilities. IBM shall not be responsible for any failure to perform its obligations under this Section
                                                                    -------
                  6.1(e) arising as a direct result of any failure of ACE to
                  ------
                  perform its obligations under Section 6.1(d).
                                                --------------

         (f) Physical Security. ACE is responsible for the physical security of the ACE Facilities; provided, that IBM shall be
                                                  --------
                  responsible for compliance by IBM Personnel with the security and safety standards and procedures that are enforced by ACE and applicable to the ACE Facilities, provided that IBM received a copy of such standards and procedures and has an opportunity to review the same in advance of the commencement of IBM's responsibility under this Section 6.1(f). Such
                                                     --------------
                  standards and procedures may be modified by ACE from time to time subject to the New Services provision of the Agreement.

         (g) Employee Services. Subject to applicable security requirements, ACE will permit IBM Personnel to use all employee facilities (e.g., parking, cafeteria, and common facilities) at the ACE Facilities that are generally made available to the employees of ACE or the Eligible Recipients. IBM Personnel will not be permitted to use such employee facilities designated by ACE for the exclusive use of certain ACE or Eligible Recipient employees.

                        Ace/IBM Proprietary Information

         (h) Use of ACE Facilities. Unless IBM obtains ACE's prior written agreement, which may be withheld by ACE in its sole discretion, IBM shall use the ACE Facilities only to provide the Services to ACE and the Eligible Recipients. ACE reserves the right to relocate a ACE Facility from which the Services are then being provided by IBM to another geographic location; provided that, in such event, ACE will provide IBM with
                  --------
                  comparable space, facilities and resources in the new location at no cost to IBM. ACE shall also be responsible for the reasonable cost associated with such relocation including personnel relocation, moving expenses and start-up and fit up activities. In the event that such relocation impacts IBM's ability to provide the Services in accordance with the Service Levels, IBM shall be relieved from Service Levels until the relocation is complete and the Service Levels are appropriately adjusted by the Parties. ACE also reserves the right to direct IBM to cease using all or part of the space in a ACE Facility from which the Services are then being provided by IBM and to thereafter use such space for its own purposes; provided that, in such event, ACE shall reimburse IBM for the
                  --------
                  incremental Out-of-Pocket Expenses incurred by IBM as a result of such direction, and IBM shall not be responsible for any failures of IBM to perform Services at the Service Levels required by this Agreement to the extent such failures result from such use or direction of ACE.

         (i) Conditions for Return. When the ACE Facilities are no longer to be used by IBM as contemplated by Section 6.1 or are
                                                       -----------
                  otherwise no longer required for performance of the Services, IBM shall return them to ACE in substantially the same condition (as they may have been improved) as when IBM began use of such facilities, subject to reasonable wear and tear.

         (j) No Violation of Laws. IBM shall (i) ensure that the ACE Facilities are treated in a reasonable manner, and (ii) ensure that neither IBM nor any of its Subcontractors commit any act in violation of any Laws in such IBM occupied ACE Facility or any act in violation of ACE's insurance policies or in breach of ACE's obligations under the applicable real estate leases in such IBM occupied ACE Facilities to the extent that such insurance policies and leases have been previously disclosed to IBM. IBM shall not be responsible for any violations of Laws in the ACE Facilities occupied by IBM to the extent such violations are created or otherwise caused by ACE or ACE'S direction.

         (k) Transition Use. Following the expiration or termination of this Agreement, ACE will allow IBM the use of those ACE Facilities then being used to perform the Services for a period of up to 60 days following the effective date of the expiration or termination (inclusive of any Transfer Assistance Services period) to enable IBM to conduct an orderly transition of IBM resources.

6.2      Software

         (a) With respect to Software and related Third Party Contracts for which IBM is financially responsible under Schedules F.2, F.3
                                                             ------------------
                  and F.4, IBM shall be responsible for any fees, costs or
                  -------
                  expenses related to the evaluation, procurement, testing, installation, rollout, use, support, management, administration, operation and maintenance of such Software or related Third Party Contracts. IBM also shall be responsible for any fees, costs or expenses related to the evaluation, procurement, testing, installation, rollout, use, support, management, administration, operation and maintenance of upgrades, enhancements, new versions or new releases of such Software. With respect to Software licenses and related Third Party Contracts that are transferred to IBM by ACE or for which IBM otherwise assumes responsibility under this Agreement, except as set forth in Article 5, IBM shall (i) pay all amounts becoming due under such licenses or agreements, and all related expenses, for periods on or after the Commencement Date; (ii) rebate to ACE any prepayment of such amounts in accordance with Section 11.10(a); and (iii) pay all modification, termination, cancellation, late payment, renewal or other fees, penalties, charges, interest or other expenses associated with the transfer or assumption

                        Ace/IBM Proprietary Information
                  of responsibility or relating to periods on or after the Commencement Date except to the extent such fees, penalties, charges, interest or other expenses are associated with ACE's inappropriate direction, use or violation of the applicable license agreement.

         (b) With respect to Software and related Third Party Contracts for which IBM is operationally or administratively responsible under Schedules F.2, F.3 and F.4, IBM shall be responsible for
                        ---------------------------
                  (i) the support, administration, operation and maintenance of such Software and related Third Party Contracts subject to ACE's payment of appropriate license and maintenance fees, if any, as expressly set forth in this Agreement; (ii) the compliance with and performance of all operational and administrative obligations specified in such licenses and agreements, including nondisclosure obligations; (iii) the administration and exercise as appropriate of all rights available under such licenses and agreements; and (iv) the payment of any fees, penalties, charges, interest or other expenses caused by or resulting from IBM's failure to comply with or perform its obligations under this Section except to the extent such fees, penalties, charges, interest or other expenses are associated with ACE's inappropriate direction, use or violation of the applicable license agreement.

6.3      Equipment

         (a) With respect to Equipment, Equipment Leases and related Third Party Contracts for which IBM is financially responsible under Schedule F, IBM shall be responsible for the fees, costs and
                  ----------
                  expenses related to the evaluation, procurement, testing, installation, rollout, use, support, management, administration, operation and maintenance of such Equipment, Equipment Leases or related Third Party Contracts. IBM also shall be responsible for any fees, costs or expenses related to the evaluation, procurement, testing, installation, rollout, use, support, management, administration, operation and maintenance of new, substitute or replacement Equipment or related Third Party Contracts (including upgrades, enhancements or new releases of such Equipment), provided, however, that IBM will be compensated for new Equipment or upgrades, enhancements, and new installations that are not required under this Agreement and are requested by ACE through a Project or other charging metric. With respect to Equipment, Equipment Leases and related Third Party Contracts that are transferred to IBM by ACE or for which IBM otherwise assumes responsibility under this Agreement, IBM shall (i) pay all amounts becoming due with respect to such Equipment, leases or agreements, and all related expenses, for periods on or after the Commencement Date; (ii) rebate to ACE any prepayment of such amounts in accordance with Section 11.10(a); and (iii)
                                                  ----------------
                  pay all modification, termination, transfer, cancellation, late payment, renewal or other fees, penalties, charges, interest or other expenses associated with the transfer or assumption of responsibility or relating to periods on or after the Commencement Date except to the extent such fees, penalties, charges, interest or other expenses are associated with ACE's inappropriate direction, use or violation of the applicable license agreement.

         (b) With respect to Equipment, Equipment Leases and related Third Party Contracts for which IBM is operationally or administratively responsible as set forth in Schedule F and of
                                                               ----------
                  which IBM had received a complete copy, IBM shall be responsible for (i) the evaluation, procurement, testing, installation, rollout, use, support, management, administration, operation and maintenance of such Equipment, Equipment Leases and related Third Party Contracts; (ii) subject to mutual agreement pursuant to the Change Control process, the evaluation, procurement, testing, installation, rollout, use, support, management, administration, operation and maintenance of new, substitute or replacement Equipment, Equipment Leases and related Third Party Contracts; (iii) subject to mutual agreement pursuant to the Change Control process, the performance, availability, reliability, compatibility and interoperability of such Equipment, Equipment Leases and related Third Party Contracts in

                        Ace/IBM Proprietary Information
          accordance with this Agreement, including the Service Levels and change management procedures; (iv) the compliance with and performance of all operational, administrative and contractual obligations with respect to such Equipment, leases and agreements, including nondisclosure obligations; (v) the administration and exercise as appropriate of all rights available with respect to such Equipment, leases or agreements; and (vi) the payment of any fees, penalties, charges, interest or other expenses caused by or resulting from IBM's failure to comply with or perform its obligations under this Section except to the extent such fees, penalties, charges, interest or other expenses are associated with ACE's inappropriate direction, use or violation of the applicable license agreement.

6.4  Third Party Contracts

     (a)  In addition to the Third Party Contracts identified in Sections 6.2
                                                                 ------------
          and 6.3 and Schedule F, IBM shall be financially, operationally and
          -------     ----------
          administratively responsible for all Third Party Contracts entered into by ACE prior to the Commencement Date for the Services to be performed by IBM hereunder as set forth in Section 4.1(c). IBM shall
                                                     --------------
          be responsible for the fees, costs and expenses related to these Third Party Contracts and any new, substitute or replacement Third Party Contracts placed by IBM. With respect to Third Party Contracts that are transferred to IBM by ACE or for which IBM otherwise assumes responsibility under this Agreement, IBM shall (i) pay all amounts becoming due with respect to such agreements, and all related expenses, for periods on or after the Commencement Date; (ii) rebate to ACE any prepayment of such amounts in accordance with Section
                                                                   -------
          11.10(a); and (iii) pay all modification, termination, transfer,
          --------
          cancellation, late payment, renewal or other fees, penalties, charges, interest or other expenses relating to periods on or after the Commencement Date except to the extent such fees, penalties, charges, interest or other expenses are associated with ACE's inappropriate direction, use or violation of the applicable license agreement.

     (b)  With respect to the Third Party Contracts identified in Section 6.4(a)
                                                                  --------------
          and the services and products provided thereunder, IBM shall be responsible for (i) the evaluation, procurement, use, support, management, administration, operation and maintenance of such Third Party Contracts and any new, substitute or replacement Third Party Contracts placed by IBM; (ii) the performance, availability, reliability, compatibility and interoperability of such Third Party Contracts and the services and products provided thereunder; (iii) the compliance with and performance of any operational, administrative or contractual obligations imposed on ACE or IBM under such Third Party Contracts, including nondisclosure obligations; (iv) the administration and exercise as appropriate of all rights available under such Third Party Contracts; and (v) the payment of any fees, penalties, charges, interest or other expenses caused by or resulting from IBM's failure to comply with or perform its obligations under this Section except to the extent such fees, penalties, charges, interest or other expenses are associated with ACE's inappropriate direction, use or violation of the applicable license agreement.

6.5  Assignment of Licenses, Leases and Related Agreements

     (a) On and as of the Commencement Date, ACE shall assign to IBM, and IBM shall assume and agree to perform, the Software licenses, Equipment Leases and Third Party Contracts for which IBM is financially responsible under Sections 6.2, 6.3 and 6.4 and Schedules F.2, F.3 and
                            ------------  ---     ---     ----------------------
          F.4. ACE and IBM shall execute and deliver a mutually satisfactory
          ---
          assignment and assumption agreement with respect to such leases, licenses and agreements, evidencing the assignment and assumption provided for herein.

                        Ace/IBM Proprietary Information

     (b) With respect to any such Software licenses, Equipment Leases or Third Party Contracts that can not, as of the Commencement Date, be assigned to IBM without breaching its terms or otherwise adversely affecting the rights or obligations of ACE or IBM thereunder, the performance obligations shall be deemed to be subcontracted or delegated to IBM until any requisite consent, notice or other prerequisite to assignment can be obtained, given or satisfied by ACE. It is understood that, from and after the Commencement Date, IBM, as a subcontractor or delegatee, shall be financially, administratively and operationally responsible for such Software license, Equipment Lease or Third Party Contract. ACE shall use commercially reasonable efforts to satisfy the consent, notice or other prerequisite to assignment and, upon ACE doing so, the Software license, Equipment Lease or Third Party Contract shall immediately be assigned and transferred to and assumed by IBM.

     (c) If it is not possible to assign a license, lease or agreement without breaching its terms or otherwise adversely affecting the rights or obligations of ACE or IBM thereunder, the Parties shall take such actions and execute and deliver such documents as may be necessary to cause the Parties to realize the practical effects of the allocation of responsibilities intended to be effected by this Agreement.

     (d) Subject to the conditions and limitations of the next sentence, IBM may terminate, shorten or extend the Software license, Equipment Leases and Third Party Contracts for which IBM is financially responsible under Schedules F.2, F.3 and F.4 of this Agreement and may
                            --------------------------
          substitute or change vendors relating to goods or services covered thereby as IBM chooses so long as (i) such action does not increase the cost to ACE or any Eligible Recipient of obtaining from third parties, or providing itself, any New Services or services similar to the Services, at any time during the Term or thereafter, (ii) such action would not materially and adversely affect the ability of ACE or any Eligible Recipient to obtain from third parties, or to provide itself, any New Services, (iii) such action does not constitute a breach of any obligation of ACE or any Eligible Recipient under any Software license, Equipment Leases and Third Party Contracts, (iv) such action does not impose any Losses upon or result in any Losses to ACE or any Eligible Recipient, and (v) IBM continues to perform the Services in the manner required by this Agreement. IBM's rights under the immediate preceding sentence are conditioned upon IBM paying all applicable termination charges, Losses and other amounts directly related to such termination or cancellation. IBM shall indemnify ACE and the Eligible Recipients for any payment they have made for such termination or cancellation charges, Losses or other amounts directly related to termination or cancellation, unless directed by ACE or the Eligible Recipients to terminate or cancel the applicable agreement.

6.6  License to ACE Software

     As of the Commencement Date, ACE hereby grants, and shall grant, to IBM (or at IBM's request, to one of its Subcontractors) a non-exclusive, fully paid-up, irrevocable (during the Term and during any period of Transfer Assistance Services) license during the Term and any Transfer Assistance Services period to use the ACE Owned Software and ACE Owned Materials and prepare derivative works of the same, in each case solely at the ACE Facilities and IBM Facilities, for the express and sole purpose of providing the Services and Transfer Assistance Services. ACE Owned Software shall remain the property of ACE. IBM and its Subcontractors shall not use any ACE Owned Software or ACE Owned Materials for the benefit of any person or Entity other than ACE without the prior written consent of ACE, which may be withheld at ACE's sole discretion. Except as otherwise requested or approved by ACE, IBM and its Subcontractors shall cease all use of ACE Owned Software and ACE Owned Materials upon the end of the Term and any Transfer Assistance Services period.

6.7  License to IBM Owned Software

                        Ace/IBM Proprietary Information

     IBM Owned Software shall remain the property of IBM. Effective as of the Commencement Date, IBM hereby grants, and shall grant, to ACE and the Eligible Recipients during the Term and the Transfer Assistance Services period, at no additional charge, a non-exclusive, royalty-free right and license to access and/or use for the sole benefit of ACE and the Eligible Recipients only and to permit third parties to use during the Term and the Transfer Assistance Services period and solely in connection with providing goods and services to ACE, the IBM Owned Software and the Third Party Software as to which IBM holds the license or for which IBM is financially responsible under Section 6.2 and Schedules F and F.1 that is necessary for
                       -----------     -------------------
     use by ACE as contemplated by this Agreement during the Term and the Transfer Assistance Services period, including related documentation, methodology and tools. ACE and the Eligible Recipients shall not use any IBM Owned Software or IBM Owned Materials for the benefit of any person or Entity other than ACE and the Eligible Recipients without the prior written consent of IBM, which may be withheld at IBM's sole discretion. Notwithstanding anything to the contrary contained in this Agreement, source code relating to IBM or Third Party Software will not be provided under this Agreement.

6.8  Access to Third Party Software and Maintenance

     Subject to ACE having obtained any Required Consents, as of the Commencement Date, ACE hereby grants to IBM (or, at IBM's request, to one of its Subcontractors) for the sole purpose of performing the Services during the Term and the Transfer Assistance Services period, the same rights to access and use ACE Third Party Software and related ACE Third Party Contracts as to which ACE is retaining financial responsibility that ACE has with respect to such Third Party Software and Third Party Contracts. IBM and its Subcontractors shall comply with the duties, including use restrictions and those of nondisclosure, imposed on ACE by such licenses and agreements to the extent IBM is advised in writing of such restrictions. Except as otherwise requested or approved by ACE (or the relevant licensor), IBM and its Subcontractors shall cease all use of such ACE Third Party Software and ACE Third Party Contracts when the Term and Transfer Assistance Services period ends.

6.9  Acquired Assets

     ACE agrees to convey to IBM, and IBM agrees to accept, as of the Commencement Date, all of ACE's right, title and interest in and to the Acquired Assets, subject to certain restrictions regarding the use of the same and providing access to the same set forth in the Systems Facilities Agreement. In consideration for such conveyance, IBM agrees to pay ACE the Acquired Assets Credit. ACE represents and warrants to IBM that IBM shall take good title to the Acquired Assets as of the Commencement Date, free and clear of all liens. Except as otherwise expressly provided in this
     Section 6.9, ACE CONVEYS THE ACQUIRED ASSETS TO IBM ON AN "AS IS," "WHERE
     -----------
     IS" AND "WITH ALL FAULTS" BASIS. ACE HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE ACQUIRED ASSETS, INCLUDING WITHOUT LIMITATION WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. ACE agrees to pass through to IBM any warranties made by third parties regarding the Acquired Assets, to the extent ACE is permitted to do so by such third parties. To the extent that IBM reconveys to ACE the Acquired Assets, IBM will do so in the same condition that IBM received such Acquired Assets except for reasonable wear and tear. EXCEPT AS SET FORTH IN THE PRECEDING SENTENCE, TO THE EXTENT THAT IBM RECONVEYS TO ACE THE ACQUIRED ASSETS, THEY ARE RECONVEYED TO ACE ON AN "AS IS," "WHERE IS" AND "WITH ALL FAULTS" BASIS, AND IBM HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO SUCH RECONVEYED ACQUIRED ASSETS, INCLUDING WITHOUT LIMITATION WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

                        Ace/IBM Proprietary Information

6.10  Notice of Defaults

      ACE and IBM shall promptly inform the other Party of any breach of, or misuse or fraud in connection with, any Third Party Services Contract, Equipment Lease or Third Party Software license of which it becomes aware and shall cooperate with the other Party to prevent or stay any such breach, misuse or fraud.

6.11  Thornton Data Center

      IBM may purchase, or cause to be purchased, the Thornton Data Center, subject to mutually agreeable terms and conditions.

      If IBM does not purchase, or cause to be purchased, the Thornton Data Center, then IBM will require the use of the Thornton Data Center for the first Contract Year, (and ACE will permit such use, consistent with the use and access rights to which CIGNA is entitled under the Systems Facilities Agreement), and IBM (a) will lease from ACE or a third party the Thornton Data Center on commercially reasonable terms and conditions, and will be financially responsible for such lease, and (b) will credit a total of $2,000,000, split equally between the first and second Contract Years against application development services.

6.12  Systems Facilities Agreement

      Subject to the conditions set forth in Section 3.1 of the Systems
                                             -----------
      Facilities Agreement, IBM shall grant such full and unrestricted access to use the Acquired Assets at the locations specified in Section 3.1 of the Systems Facilities Agreement as ACE is required to grant pursuant to
      Section 3.1 of the Systems Facilities Agreement.
      -----------

7.    SERVICE LEVELS

7.1   General

      At all times, IBM shall perform the Services at levels of accuracy, quality, completeness, timeliness, responsiveness, productivity and user satisfaction that are equal to or higher than the levels of accuracy, quality, completeness, timeliness, responsiveness, cost-effectiveness, productivity and user satisfaction received by ACE or the Eligible Recipients prior to the Commencement Date. Without limiting the generality of the foregoing or the other obligations of IBM, on or before one hundred and eighty (180) days after the expiration of the Transition Period, the Parties will establish mutually acceptable Service Levels. IBM shall perform the Services so as to meet or exceed the Service Levels set forth in Schedule G.
         ----------

7.2   Service Level Credits

      IBM recognizes that its failure to meet critical Service Levels may have a material adverse impact on the business and operations of ACE and that the damages resulting from IBM's failure to meet such Service Levels may not be capable of precise determination. Accordingly, if IBM fails to meet any such Service Level for reasons other than the actions of ACE or circumstances that constitute Force Majeure, then, within thirty (30) days from the date that the failure is reported to ACE by IBM, ACE may notify IBM that it is reserving, and may exercise, its rights at law and in equity. In the event that ACE, in its sole discretion, elects to accept Service Level Credits for such failure, ACE shall not be entitled to other remedies as a result of IBM's failure to meet such Service Levels, and IBM shall pay ACE the performance credits specified in Schedule G ("Service
                                                         ----------   -------
      Level Credits").
      -------------

                        Ace/IBM Proprietary Information

7.3   Problem Analysis

      If IBM fails to provide Services in accordance with the Service Levels and the Agreement, IBM shall (i) promptly investigate and report on the causes of the problem; (ii) provide a Root Cause Analysis of such failure as soon as practicable after such failure (iii) develop and implement a plan to correct the problem and to begin meeting the Service Levels as soon as practicable; and (iv) advise ACE, as and to the extent reasonably requested by ACE, of the status of remedial efforts being undertaken with respect to such problem. IBM shall use diligent efforts to complete the Root Cause Analysis within fifteen (15) days. IBM may charge ACE for identifying, detailing and correcting failures of Service Levels to the extent such failures are caused by ACE, its agents, Affiliates or Eligible Recipients, or by actions taken by CIGNA at the Thornton Data Center.

7.4   Continuous Improvement Reviews

      During the six (6) month period commencing when the Service Levels have been established and at least annually thereafter, ACE and IBM shall review the Service Levels and the performance data collected and reported by IBM and shall: (i) to the extent required, add new Service Levels to permit further measurement or monitoring of the Services; (ii) modify or increase the Service Levels to reflect changes in the architecture, standards, strategies, needs or objectives defined by ACE; or (v) modify or increase the Service Levels to reflect agreed upon changes in the manner in which the Services are performed by IBM. As part of this review process, the Parties shall jointly determine and agree on additions to or modifications of the Service Levels and allocation of Service Level Credits to be specified in Schedule G.
                                 ----------

7.5   Measurement and Monitoring

      IBM shall implement measurement and monitoring tools and metrics as well as standard reporting procedures to measure and report IBM's performance of the Services against the applicable Service Levels. IBM shall provide ACE with read-only access to on-line change and problem management databases which shall be limited to ACE databases, in accordance with Schedule E, containing up-to-date information regarding the status of
      ----------
      service problems, service requests and user inquiries. IBM also shall provide ACE with information and access to the measurement and monitoring tools and procedures utilized by IBM for purposes of audit verification. ACE shall not be required to pay for such measurement and monitoring tools or the resource utilization associated with their use.

7.6   ACE Satisfaction Surveys

      Within three (3) months of the Commencement Date and at annual intervals thereafter, IBM and/or independent third parties engaged by IBM shall conduct the satisfaction surveys of ACE's management and End Users described in Schedule S in accordance with the survey protocols and
                   ----------
      procedures specified therein. To the extent IBM engages an independent third party to perform all or any part of any satisfaction survey, such third party shall be approved in advance by ACE. If the results of any satisfaction survey indicate that the level of satisfaction with IBM's performance is less than the target level specified in Schedule S, IBM
                                                             ----------
      shall promptly: (i) analyze and report on the root cause of the management or user dissatisfaction; (ii) develop an action plan to address and improve the level of satisfaction; (iii) present such plan to ACE for its review, comment and approval and (iv) take action in accordance with the approved plan and as necessary to improve the level of satisfaction. ACE and IBM shall establish a schedule for completion of the root cause analysis and the preparation and approval of the action plan which shall be reasonable and consistent with the severity and materiality of the problem; provided, that the time for completion of such tasks shall not
               --------
      exceed thirty (30) days from the date such user survey results are finalized and reported unless such tasks cannot be completed through use of continuous diligent efforts, in which case such tasks shall be completed as soon as possible. IBM's action plan developed hereunder shall specify the specific measures to be taken by IBM and the dates by which

                        Ace/IBM Proprietary Information
      each such action shall be completed. Following implementation of such action plan, IBM will conduct follow-up surveys with the affected ACE End Users and management to confirm that the cause of any dissatisfaction has been addressed and that the level of satisfaction has improved.

8.    PROJECT PERSONNEL

8.1   Transitioned Personnel

      (a) IBM shall extend offers of employment to those ACE Personnel identified on Schedule M and shall waive any preconditions to such
                         ----------
           offers, including background checks, and/or drug testing. Such offers shall be for employment with IBM or a subcontractor in positions comparable to those held by such employees at ACE, and with initial base wages or salaries, variable compensation, and employee benefits in the aggregate, at least equal to that paid or provided by ACE as of the date of such offers. Unless otherwise specified in Schedule M
                                                                     ----------
           or agreed by the Parties, ACE employees accepting such offers shall be hired by IBM or a subcontractor effective as of the Commencement Date.

      (b) With respect to any individual who is among the ACE Personnel identified on Schedule M who on the Commencement Date is in a leave
                         ----------
           status, including without limitation on medical, disability, industrial or sick leave, such employee shall remain an employee of ACE until the first day that such employee actually returns to work, with physician's release or other appropriate documentation stating that such employee may resume his or her prior work schedule, and upon such return shall be added to IBM's or a subcontractor's payroll system so long as such return date is within six (6) months after the Commencement Date. If such return date is not within such period, then IBM shall have no obligation to accept such employee as a Transitioned Employee hereunder.

      (c) All ACE Personnel who accept IBM's offer of employment and begin work with IBM or a subcontractor pursuant to the foregoing paragraphs are herein referred to as "Transitioned Employees". Each such
                                  ----------------------
           Transitioned Employee's "Employment Effective Date" shall be the date
                                    -------------------------
           on which such employee is first added to IBM's payroll system.

      (d) During the six (6) months following the Commencement Date, the Parties may agree upon, additional ACE Personnel to whom offers of employment are to be extended by IBM or a subcontractor. Such offers of employment shall be consistent with the provisions as set forth in this Article 8 and ACE Personnel accepting such offers shall be
                ---------
           treated as Transitioned Employees for all purposes.

      (e) During the first twelve (12) months after the Employment Effective Date, neither IBM nor a subcontractor shall assign a Transitioned Employee, without ACE's prior written approval, to a work location other than the ACE Site at which he or she was employed prior to the Employment Effective Date or to the provision of services to a customer other than ACE.

      (f) All Transitioned Employees will participate in IBM's or subcontractor's severance pay plan(s) on the same terms and conditions as similarly situated employees of IBM or subcontractor, as applicable. In determining benefits under IBM's and the subcontractor's severance program, for the period ending December 31, 2001, IBM and the subcontractor shall provide CIGNA service credit to Transitioned Employees (thus, in determining the severance benefit, IBM and the subcontractor shall provide such Transitioned Employees with credit for combined CIGNA and IBM or subcontractor service time up to the CIGNA plan maximum of 52 weeks). In the event IBM or subcontractor terminates the employment of a Transitioned Employee prior to December 31, 2001 for any reason other than "cause" or "performance," ACE and IBM or a subcontractor shall share the cost of severance equally with IBM's total liability per employee limited to 26 weeks of the then current

                        Ace/IBM Proprietary Information
           salary. For purposes of this Section 8.1(f), "cause" means the
                                        --------------   -----
           flagrant disregard of the rules and regulations of IBM, insubordination, negligence, misconduct, or commission of a felony. "Performance" means that the Transitioned Employee's level of
            -----------
           performance is at a level that would justify dismissal under the human resource policies of IBM and that after having completed a performance improvement program of at least 90 days, the level of performance has not improved sufficiently to avoid dismissal.

      (g) During the six (6) months following the Commencement Date, ACE may designate, or the Parties may agree upon, one or more Transitioned Employees to whom ACE may extend offers of reemployment. Neither IBM nor a subcontractor shall interfere with ACE's efforts to reemploy any such Transitioned Employee.

8.2   Employee Benefit Plans

      (a)  General.  Except as otherwise provided in this Article 8, IBM shall
                                                          ---------
           offer to enroll the Transitioned Employee and his or her eligible dependents, effective as of the Transitioned Employee's Employment Effective Date, in the employee plans of IBM or a subcontractor that are made available to similarly situated employees of IBM or the subcontractor. IBM has listed all of such employee plans on Schedule
                                                                       --------
           M and provided ACE with true and complete copies of the most recent
           -
           summary plan descriptions and summary of material modifications for such employee plans or has provided a written summary where no current summary plan description exists. During the Term of this Agreement and any extension thereof, compensation and benefits provided by IBM or a subcontractor to the Transitioned Employees shall, in the aggregate, be no less favorable than the compensation and benefits generally available to IBM's or its subcontractor's employees.

      (b)  Years of Service Credit. In addition to service credited under
           Section 8.1(f) with respect to IBM's and subcontractor's severance program, the service of a Transitioned Employee prior to his Employment Effective Date, which is recognized by ACE or CIGNA, shall be recognized for purposes of vacation eligibility. If ACE wishes IBM or a subcontractor to recognize prior ACE or CIGNA service for vesting, and/or immediate participation, in the personal pension account, and/or immediate participation or opening account balances in the Future Health Account, IBM will price those options for ACE.

      (c) Employee Welfare Benefit Plans. Each Transitioned Employee shall be eligible as of his or her Employment Effective Date to participate immediately in IBM's or a subcontractor's employee welfare benefit plans ("welfare plans"), provided that the Transitioned Employee
                   -------------
           enrolls in such plan within the time period established by IBM or subcontractor, which shall include medical care, hospitalization, life, accidental death and dismemberment, prescription drug, dental, short term disability and long term disability. Transitioned Employees and their beneficiaries who, as of the applicable Employment Effective Date, are undergoing a course of treatment or are hospitalized shall remain covered by the applicable ACE medical or dental plan until the earlier of the end of the course of treatment or hospitalization or the expiration of 60 days from the Employment Effective Date, provided that the 60 day period may be extended at the discretion of ACE. Subject to the general comparability requirements in Section 8.2(a), eligibility for, the
                                         -------------
           benefits of, and the amount, if any, of employee contributions toward welfare plan coverage will be determined by IBM or the subcontractor; provided, however, that each of IBM's welfare plans (except for optional Group Universal Life Insurance), shall (i) waive all pre-existing condition exceptions, exclusionary provisions and/or waiting periods for each such Transitioned Employee and any eligible spouse or

                        Ace/IBM Proprietary Information
           covered dependents, and (ii) grant credit for years of service in accordance with Section 8.2(b). In addition, medical deductibles paid
                           --------------
           in the calendar year of the Employment Effective Date by any Transitioned Employee shall be applied toward medical deductibles required by IBM's and subcontractor's group insurance program for the calendar year of the Employment Effective Date.

      (d) Paid-Time-Off (Vacation/Sick Leave). Beginning on the Employment Effective Date, IBM shall make available to all Transitioned Employees paid-time-off benefits for vacation and absence from the workplace due to illness under its applicable plans, subject to and in accordance with the terms and conditions of such plans in effect from time to time, and shall recognize for purposes of accrual the years of service of such Transitioned Employees prior to their Employment Effective Dates determined in accordance with Section
                                                                    -------
           8.2(b). The paid-time-off benefits provided by IBM shall be no less
           ------
           favorable than those provided under the applicable ACE plan as of the Employment Effective Date and no less favorable than the vacation and absence from the workplace due to illness benefits generally available to IBM's employees. Vendor shall recognize vacation plans made by the Transitioned Employees and approved by ACE prior to the Employment Effective Date.

      (e) Savings Plans. IBM agrees to provide Transitioned Employees from their respective Employment Effective Dates with the opportunity to participate in a defined contribution plan which is qualified under
           Section 401(a) of the Code (the "IBM Savings Plan"), which complies
                                            ----------------
           with the requirements of Sections 8.2(a) and 8.2(b). IBM shall review
                                    --------------------------
           the plan documents for the Savings and Investment Plan of CIGNA and any other qualified defined contributions plan maintained by CIGNA in which any of the Transitioned Employees participated prior to the Commencement Date (collectively, "the defined contribution plans"), and any other documents related to the defined contribution plans that it deems relevant, to determine whether a trust-to-trust transfer of the account balances, or any portion of the account balances of the Transitioned Employees under the defined contribution plans from the trust funds maintained pursuant thereto to the trust fund maintained pursuant to the IBM Tax Deferred Savings Plan ("TDSP") would be consistent with the provisions and policies of TDSP. IBM shall notify ACE of its determination and, if applicable, shall specify the conditions that must be satisfied in advance of such transfer and the portion, if any, of the account balances of the Transitioned Employees that would not be included in such transfer. In the event that IBM notifies ACE and CIGNA that a trust-to-trust transfer of the account balances of the Transitioned Employees under one or more of the defined contribution plans, upon such conditions and subject to such exclusions as IBM may specify, would be consistent with the provisions and policies of TDSP, then ACE, together with CIGNA, shall determine whether any of the defined contribution plans will undertake such a transfer and, if so, whether the Transitioned Employees will be given the opportunity to make an election as to whether their account balance under such defined contribution plan, or any portion thereof, will be included in the transfer. In the event that IBM and ACE agree to a trust-to-trust transfer from one of the defined contributions plans to TDSP, then the parties shall use commercially reasonable efforts to cause such a transfer to take place within 120 days of the hire date for the Transitioned Employees. It is expressly understood that neither IBM nor ACE (with CIGNA) shall have an obligation to agree to a transfer of assets from the trust fund maintained pursuant to any of the defined contribution plans to the trust fund maintained pursuant to TDSP or to a rollover of account balances to the TDSP, if either party determines in good faith and it its sole discretion that such a transfer would be unduly burdensome, or could jeopardize the tax qualified status of its plan, or would otherwise be inconsistent with applicable legal and regulatory requirements.

      (f) Reimbursement Account Plans. As of the Effective Date, IBM shall provide dependent care and health care reimbursement account plans for the benefit of the Transitioned Employees.

                        Ace/IBM Proprietary Information

      (g) Tuition Assistance. Transitioned Employees shall be eligible to participate in all tuition assistance programs provided by IBM to its similarly situated employees. Courses which are in progress as of the enrolled Transitioned Employee's Employment Effective Date and for which tuition assistance has been approved by ACE, and courses which have been approved by ACE and paid for by the Transitioned Employee prior to the Employment Effective Date shall be reimbursed by IBM at the completion of the course, provided all of the requisites for reimbursement under the ACE program have been approved. "Course"
                                                                    ------
           refers to specific classes in progress or scheduled to start during a particular term and does not refer to a degree program. IBM's obligation to reimburse for the Courses is limited to those employees and Courses which were previously identified prior to the Commencement Date.

      (h) Bonus Programs. IBM shall provide to the Transitioned Employees bonus programs no less favorable than the bonus programs available to similarly situated employees of IBM.

      (i) Retiree Medical. Transitioned Employees will participate in IBM's or subcontractor's retiree medical benefit plan(s) on the same terms and conditions as similarly situated employees of IBM or subcontractor.

      (j) Restricted Stock. ACE may, in its discretion, grant awards of restricted stock to individuals who become Transitioned Employees. Any such grant shall be effective as of a date on or before the date the Transitioned Employee becomes an employee of IBM or a subcontractor. In ACE's discretion, any such grant may provide that the Transitioned Employee's right to vest in such award or awards will be dependent on continued employment with IBM or a subcontractor for a specified period, and the identity of the Transitioned Employees holding such awards shall be provided to IBM by ACE. IBM shall notify ACE, not less frequently than quarterly, of the employment status and other information that ACE reasonably requires with respect to such individuals to determine the vesting status of such awards (or otherwise to administer the awards).

8.3   Other Employee Matters

      IBM shall be responsible for funding and distributing benefits under the benefit plans in which Transitioned Employees participate on or after the Employment Effective Date and for paying any compensation and remitting any income, disability, withholding and other employment taxes for such Transitioned Employees beginning on the Employment Effective Date. Unless otherwise agreed, ACE shall be responsible for funding and distributing benefits under the ACE benefit plans in which Transitioned Employees participated prior to the Employment Effective Date and for paying any compensation and remitting any income, disability, withholding and other employment taxes for such Transitioned Employees for the period prior to the Employment Effective Date. ACE shall provide IBM with information in ACE's possession reasonably required by IBM to fulfill its obligations under this Article 8.
                 ---------

8.4   Key IBM Personnel

      (a)  Approval of Key IBM Personnel

           (i) Before assigning an individual to act as one of the Key IBM Personnel whether as an initial assignment or a subsequent assignment, IBM shall notify ACE of the proposed assignment, shall introduce the individual to appropriate ACE representatives, shall provide reasonable opportunity for ACE representatives to interview the individual, and shall provide ACE with a resume and such other information about the individual as may be reasonably requested

                        Ace/IBM Proprietary Information
                 by ACE. If ACE in good faith objects to the proposed assignment for a specified lawful reason, the Parties shall attempt to resolve ACE's concerns on a mutually agreeable basis. If the Parties have not been able to resolve ACE's concerns within ten
                 (10) business days, IBM shall not assign the individual to that position and shall propose to ACE the assignment of another individual of suitable ability and qualifications.

           (ii) The Key IBM Personnel that have been approved as of the Effective Date are listed in Schedule C.
                                              ----------

           (iii) The Parties may from time to time change the positions designated as Key IBM Personnel under this Agreement.

      (b)  Continuity of Key IBM Personnel

           IBM shall cause each of the Key IBM Personnel to devote substantially full time and effort for the period specified in Schedule C to the
                                                            ----------
           provision of the Services under this Agreement. IBM shall not transfer, reassign or remove any of the Key IBM Personnel (except where the Key Personnel (i) voluntarily resigns from IBM, (ii) is dismissed by IBM for violations of conditions of employment (e.g., fraud, drug abuse, theft), (iii) fails to perform his or her duties and responsibilities pursuant to this Agreement in IBM's reasonable judgment or (iv) dies or is unable to work due to his or her disability) or announce its intention to do so during the specified period without ACE's prior approval, which approval shall not be unreasonably withheld. IBM shall transfer, reassign or remove one of its Key IBM Personnel only after (i) giving ACE at least ninety (90) days prior written notice of such action, and (ii) complying with the requirement of Article 8.4(a)(i) above.

      (c)  Continuity of Critical Support Personnel

           For periods up to six (6) months commencing on the as agreed to by the parties, IBM shall not transfer, reassign or remove any of the Critical Support Personnel (except as a result of voluntary resignation, involuntary termination for cause, illness, disability, or death) without ACE's prior approval, which ACE may not unreasonably withhold.

8.5   IBM Project Executive

      IBM shall designate a "IBM Project Executive" for ACE. Each IBM Project
                             ---------------------
      Executive shall (i) be one of the Key IBM Personnel; (ii) be a full time employee of IBM; (iii) devote substantially his or her full time and effort to managing the Services for a minimum period of two (2) years;
      (iv) serve as the single point of accountability for the Services, and (v) have day-to-day authority for ensuring customer satisfaction and achieving attainment of all Service Levels and Performance Standards.

8.6   IBM Personnel Are Not ACE Employees

      Except as otherwise expressly set forth in this Agreement, the Parties intend to create an independent contractor relationship and nothing in this Agreement shall operate or be construed as making ACE or IBM partners, joint venturers, principals, agents or employees of the other. No officer, director, employee, agent, Affiliate, contractor or subcontractor retained by IBM to perform work on ACE's behalf hereunder shall be deemed to be an officer, director, employee, agent, Affiliate, contractor or subcontractor of ACE. IBM, not ACE, has the right, power, authority and duty to supervise and direct the activities of the IBM Personnel and to compensate such IBM Personnel for any work performed by them on ACE's behalf pursuant to this Agreement.

                        Ace/IBM Proprietary Information

8.7   Replacement, Qualifications, and Retention of IBM Personnel

      (a) IBM shall assign sufficient IBM personnel (including Subcontractors) to provide the Services in accordance with this Agreement and such IBM personnel shall possess suitable competence, ability and qualifications and shall be properly educated and trained for the Services they are to perform.

      (b) In the event that ACE determines reasonably, lawfully and in good faith that the continued assignment to ACE of any IBM personnel (including Key IBM Personnel and IBM Subcontractors) is not in the best interests of ACE, then ACE shall give IBM written notice to that effect specifying the reason for its position and requesting that such IBM Personnel be replaced. Promptly after its receipt of such a request by ACE, IBM shall investigate the matters stated in the request and discuss its findings with ACE. If IBM determines that ACE's request is reasonable, lawful and in good faith, IBM shall take appropriate action. If requested to do so by ACE, IBM shall immediately remove the individual in question from all ACE Sites pending completion of IBM's investigation and discussions with ACE. If, following discussions with IBM, ACE still in good faith requests replacement of such IBM Personnel, IBM shall promptly replace such IBM Personnel with an individual of suitable ability and qualifications. Nothing in this provision shall operate or be construed to limit IBM's responsibility for the acts or omission of the IBM Personnel.

      (c) If ACE determines that IBM's turnover rate is excessive and so notifies IBM, IBM shall provide reasonable data concerning its turnover rate and shall meet with ACE to discuss the reasons for the turnover rate. IBM shall submit to ACE for its approval a proposal for reducing the turnover rate to an acceptable level. Notwithstanding any transfer or turnover of IBM Personnel, IBM shall remain obligated to perform the Services without degradation and in accordance with the Performance Standards.

8.8   Training/Career Opportunities

      IBM shall offer training, skills development and career growth opportunities to Transitioned Employees that are at least as favorable as those offered generally to employees of similar rank and position.

8.9   Conduct of IBM Personnel

      (a) While at the ACE Sites, IBM Personnel shall (i) comply with the rules and regulations that ACE or the Eligible Recipients sets regarding personal and professional conduct, safety and security practices and procedures of which ACE provides notice (including compliance with ACE's dress code, the wearing of an identification badge provided by ACE, and adherence to ACE's regulations and general safety practices and procedures) generally applicable to such ACE Facilities and (ii) otherwise conduct themselves in a businesslike manner.

      (b) At all times during this Agreement, all IBM Personnel shall clearly identify themselves as IBM Personnel and not employees of ACE. This shall include any and all communications, oral, written or electronic. Each of the IBM Personnel shall wear a badge provided by ACE indicating that he or she is not an employee of ACE. It is the responsibility of IBM and the IBM Personnel to avoid any confusion regarding whether the IBM Personnel are employees of ACE.

8.10  Substance Abuse

                        Ace/IBM Proprietary Information

      IBM agrees to immediately remove any IBM Personnel who engage in substance abuse while on ACE Facilities, in a ACE vehicle or while performing Services. Substance abuse includes the sale, attempted sale, possession or use of illegal drugs, drug paraphernalia, or alcohol, or the misuse of prescription or non-prescription drugs. Each Party shall notify the other Party of any suspected substance abuse by any IBM Personnel providing Services to ACE. IBM represents and warrants that it has and will maintain a screening program for substance abuse and that such program will be applicable to all IBM Personnel performing Services under this Agreement.

9.    IBM RESPONSIBILITIES

9.1   Policy and Procedures Manual

      (a) As part of the Services, and at no additional cost to ACE, IBM shall deliver to ACE for its review, comment and approval, which shall not be unreasonably withheld (i) an outline of the topics to be addressed in the Policy and Procedures Manual within thirty (30) days of the Commencement Date, and (ii) a final draft of the Policy and Procedures Manual within one hundred and eighty (180) days of the Commencement Date (the "Policy and Procedures Manual"). At a minimum,
                                   ----------------------------
           the Policy and Procedures Manual shall include the following:

           (1) a detailed description of the Services and the manner in which each will be performed by IBM, including (i) documentation (including operations manuals, user guides, specifications, policies/procedures and disaster recovery plans) providing further details regarding such Services; (ii) the specific activities to be undertaken by IBM in connection with each Service, including, where appropriate, monitoring, reporting, planning and oversight activities to be performed by IBM under this Agreement; and

           (2) the procedures for ACE/IBM interaction and communication, including (i) call lists; (ii) procedures for and limits on direct communication by IBM with ACE personnel other than the ACE computer operations and programming staff; (iii) problem management and escalation procedures; (iv) priority and project procedures; (v) acceptance testing; and (vi) quality assurance procedures and checkpoint reviews.

           IBM shall incorporate any reasonable comments or suggestions of ACE into the Policy and Procedures Manual and shall deliver a final version to ACE within fifteen (15) days after its receipt of such comments and suggestions. The Parties shall agree on the final form of the Policy and Procedures Manual.

      (b) IBM shall perform the Services in accordance with the Policy and Procedures Manual. In the event of a conflict between the provisions of this Agreement and the Policy and Procedures Manual, the provisions of this Agreement shall control unless the Parties expressly agree otherwise and such agreement is set forth in the relevant portion of a Policy and Procedures Manual approved by ACE in writing.

      (c) IBM shall perform the Services in accordance with ACE's then current reasonable policies and procedures which policies and procedures shall be provided to IBM until the Policy and Procedures Manual is finalized and agreed upon by the Parties. Thereafter, IBM shall perform the Services in accordance with the Policy and Procedures Manual. In the event of a conflict between the provisions of this Agreement and the Policy and Procedures Manual, the provisions of this Agreement shall control unless the Parties expressly agree otherwise.

                        Ace/IBM Proprietary Information

      (d) IBM shall promptly modify and update the Policy and Procedures Manual to reflect changes in the operations or procedures described therein, and shall provide the proposed changes in the manual to ACE for review and comment. To the extent any change would increase the cost of the Services to ACE or could have an material adverse impact on the scope, accuracy, speed, responsiveness or quality of the Services, such change shall not take effect until it has been approved by ACE

9.2   Cooperation with ACE Third Party Contractors

      ACE may hire contractors, subcontractors, consultants, and/or other third parties ("ACE Third Party Contractors") to perform any New Services or
                ---------------------------
      Non-Exclusive Services. IBM shall reasonably cooperate with and work in good faith with ACE Third Party Contractors as directed by ACE. Such cooperation may include: (i) providing access to any portion of facilities being used to provide the Services, as necessary for ACE Third Party Contractors to perform the work assigned to them; (ii) providing access to the Equipment, Software and systems to the extent permitted under any underlying agreements with third party vendors of such Equipment, Software or systems; or (iii) providing written requirements, standards, policies or other documentation for the Services and for the Equipment, Software or systems procured, operated, supported or used by IBM in connection therewith. ACE Third Party Contractors shall comply with IBM's reasonable security and confidentiality requirements, and shall, to the extent performing work on Software or Equipment for which IBM has operational responsibility, comply with IBM's reasonable standards, methodologies, and procedures. IBM shall immediately notify ACE if an act or omission of a ACE Third Party Contractor will cause, or has caused, a problem or delay in providing the Services, and shall work with ACE to prevent or circumvent such problem or delay. IBM shall be relieved of Service Levels to the extent of such delay. IBM will coordinate with ACE and the ACE Third Party Contractors to resolve differences and conflicts arising between the Services and other activities undertaken by ACE or any of the ACE Third Party Contractors. ACE shall be responsible for any failure of ACE Third Party Contractors to comply with ACE's obligations under this Agreement, as applicable.

9.3   Reports

      (a)  Reports. IBM shall provide to ACE the Reports described in Schedule R
                                                                      ----------
           at the frequencies provided therein. Within thirty (30) days of the Commencement Date, IBM shall provide to ACE proposed Report formats, for ACE's approval. In addition, from time to time, the Parties may mutually agree on additional reports to be generated by IBM and delivered to ACE on an ad hoc or periodic basis and the costs associated therewith. All Reports specified in Schedule R shall be
                                                          ----------
           provided to ACE as part of the Services and at no additional charge to ACE.

           The Reports to be provided by IBM will include:

           (1) monthly performance report(s) documenting IBM's performance with respect to the Performance Standards in a mutually agreeable format;

           (2) monthly report(s) describing ACE's utilization of each particular type of resource unit, and comparing such utilization to the then applicable baseline for each resource unit;

           (3) other periodic reports agreed to by the Parties that the Parties reasonably determine are necessary and related to the use and understanding of the Services;

                        Ace/IBM Proprietary Information

           (4) reports that contain resource unit utilization data at a level of detail, and any other information that the Parties reasonably determine is necessary, to enable ACE to verify and allocate accurately IBM's Charges under this Agreement to the various business units and divisions of ACE and the other Eligible Recipients, all in accordance with and subject to Schedule J.
                                                                  ----------

      (b) Back-Up Documentation. As part of the Services, IBM shall provide ACE with such documentation and other information available to IBM as may be reasonably requested by ACE from time to time in order to verify the accuracy of the Reports provided by IBM. In addition, IBM shall provide ACE with documentation and other information reasonably requested by ACE from time to time to verify that IBM's performance of the Services is in compliance with the Performance Standards and this Agreement.

      (c) Correction of Errors. As part of the Services and at no additional charge to ACE, IBM shall promptly correct any errors or inaccuracies in or with respect to the Reports, ACE Data or other contract deliverables caused by IBM or its agents, Subcontractors or third party product or service providers.

9.4   Meetings

      (a) During the Term, representatives of the Parties shall meet periodically to discuss matters arising under this Agreement. Such meetings shall include the following:

           (1) a periodic meeting at least monthly of the Steering Committee to review performance and monthly reports, planned or anticipated activities and changes that might materially and adversely affect performance, and such other matters as appropriate;

           (2) quarterly management meeting to review the monthly reports for the quarter, review IBM's overall performance under the Agreement, review progress on the resolution of issues, provide a strategic outlook for ACE's information systems requirements, and discuss such other matters as appropriate;

           (3) an annual meeting of senior management of both Parties to review relevant contract and performance issues; and

           (4) such other meetings of ACE and IBM Personnel, including senior management of IBM, as either Party may reasonably request.

      (b) For each such meeting, upon ACE request, IBM shall prepare and distribute an agenda, which will incorporate the topics designated by ACE. IBM shall distribute such agenda in advance of each meeting so that the meeting participants may prepare for the meeting. In addition, upon ACE request, IBM shall record and promptly distribute minutes for every meeting.

      (c) IBM shall notify the ACE Project Executive in advance of scheduled meetings with End Users or Eligible Recipients (other than meetings pertaining to the provision of specific Services on a day-to-day basis) and shall invite the ACE Project Executive to attend such meetings or to designate a representative to do so.

9.5   Quality Assurance

                        Ace/IBM Proprietary Information

      IBM shall develop and implement quality assurance processes and procedures to perform the Services in an accurate and timely manner, in accordance with the Performance Standards and best practices of the information technology industry and in compliance with (a) the Laws applicable to ACE and the Eligible Recipients to the extent that ACE has provided to IBM notice of the same, and (b) the Laws applicable to the provision of Services or to IBM. IBM shall submit such processes and procedures to ACE for its review, comment and approval within thirty (30) days of the Commencement Date. Upon ACE's approval, such processes and procedures shall be included in the Policy and Procedures Manual. However, no failure or inability of the quality assurance procedures to disclose any errors or problems with the Services shall excuse IBM's failure to comply with the Performance Standards and other terms of this Agreement.

9.6   Architecture, Standards and Information Technology Planning

      (a) As requested by ACE and as a New Service, IBM shall assist ACE in defining information technology architectures and standards on an ongoing basis and in preparing long-term strategic information technology plans and short-term implementation plans on an annual basis (each an "Information Systems Plan"). The assistance to be
                           ------------------------
           provided by IBM shall include (i) participation with ACE representatives on permanent and ad-hoc committees and working groups addressing such issues; (ii) assessments of the then-current information technology architectures, standards and systems; (iii) analyses of the appropriate direction for such architectures, standards and systems in light of business priorities, business strategies and competitive market forces; and (iv) recommendations regarding information technology architectures and platforms, software and hardware products, information technology strategies and directions, and other enabling technologies. With respect to each recommendation, IBM shall provide: (i) cost projections and cost/benefit analyses; (ii) the changes, if any, in the personnel and other resources required to operate and support the changed environment; (iii) the resulting impact on ACE's information technology costs; (iv) the expected performance, quality, responsiveness, efficiency, reliability and other service levels; and
           (v) general plans and projected time schedules for development and implementation.

      (b) ACE shall have final authority to promulgate information technology architectures, standards and plans and to modify or grant waivers from such architectures, standards or plans. IBM shall subject to mutual agreement through the Change Control process (i) comply with and enforce the information technology architectures, standards and plans established by ACE, (ii) modify the Services as and to the extent necessary to conform to such architectures, standards and plans, and (iii) obtain ACE's prior approval for any deviations from such architectures, standards or plans.

      (c) IBM shall provide the following information to ACE for its forecasting and budgeting processes: (i) base utilization; (ii) changes to the environment impacting ACE costs or utilization; and
           (iii) opportunities to modify or improve the Services to reduce the charges, pass-through expenses or retained expenses incurred by ACE. Such information shall be provided at ACE's request and in accordance with the schedule mutually agreed by the Parties.

9.7   Change Control

      (a) Prior to making any System Change or using any item of Software or Equipment to provide the Services, IBM shall have verified by appropriate testing that the change or item has been properly installed, is operating in accordance with its specifications, is performing its intended functions in a reliable manner.

                        Ace/IBM Proprietary Information

      (b) If IBM desires to make a System Change, IBM shall provide reasonable notice to ACE and coordinate such change with ACE To the extent initiated by IBM solely for its own benefit, IBM shall bear all charges, fees and costs associated with such System Change, including all charges, fees and costs associated with (i) the design, installation, implementation, testing and rollout of such System Change, (ii) any modification or enhancement to, or substitution for, any impacted Software or Equipment, (iii) any increase in the cost of operating, maintaining or supporting any impacted system, Software or Equipment, and (iv) any increase in resource usage.

      (c) IBM shall make no System Change which (i) may increase ACE's total cost of receiving the Services; (ii) may require material changes to ACE facilities, systems, software or equipment; or (iii) may materially and adversely impact the functionality, interoperability, performance or resource efficiency of the Services, without first obtaining ACE's approval, which approval ACE may withhold in its sole discretion. If IBM desires to make such a System Change, it shall provide to ACE a written proposal describing in detail the extent to which the desired System Change may affect the functionality, performance or resource efficiency of the Services and the benefits, savings and risks to ACE associated with such System Change.

      (d) IBM shall make no System Change that may require ACE to install a new version, release or upgrade of, or replacement for, any Software or Equipment or to modify any Software or Equipment without first obtaining ACE's approval, which approval ACE may withhold in its sole discretion.

      (e) Notwithstanding the foregoing, IBM may make temporary System Changes required by an emergency if it has been unable to contact the ACE Project Executive to obtain approval after making reasonable efforts. IBM shall document and report such emergency changes to ACE not later than the next business day after the change is made.

      (f) IBM will schedule and implement all System Changes so as not to (i) materially and unnecessarily disrupt or adversely impact the business or operations of ACE or the Eligible Recipients, (ii) materially degrade the Services then being received by them, or (iii) interfere with their ability to obtain the full benefit of the Services.

      (g) On a monthly basis, IBM will prepare a rolling quarterly "look ahead" schedule for ongoing and planned System Changes for the next three
           (3) months. The status of System Changes will be monitored and tracked against the applicable schedule.

      (h) For any System Change, IBM shall, upon ACE's request, perform a comparison at a reasonable and mutually agreed level of detail, between the amount of resources required by the affected Software or Equipment to perform a representative sample of the processing being performed for ACE immediately prior to the System Change and immediately after the System Change. ACE shall not be required to pay for increased resource usage due to a System Change for a Steady State Operation except to the extent that such System Change is requested by ACE with notice of the increased usage or changes in ACE usage based on additional or changed functionality.

9.8   Software Currency

      (a)  Currency of Software.  Subject to and in accordance with Sections
                                                                    --------
           6.2, 9.6, 9.7 and 9.8(b), IBM agrees to maintain reasonable currency
           ------------------------
           for Software for which IBM is financially, operationally and administratively responsible and to provide help desk and other support for new releases and versions of such Software. For purposes of this Section, "reasonable currency" shall mean that, unless
                             -------------------

                        Ace/IBM Proprietary Information
           otherwise directed by ACE, IBM shall maintain Software within one Major Release of the then current Major Release and shall do so within twelve (12) months of such then current Major Release becoming publicly available. "Reasonable currency" also shall mean that,
                                -------------------
           unless otherwise directed by ACE, IBM shall promptly install Minor Releases as they become publicly available. Prior to installing a new Major Release or Minor Release, IBM shall evaluate and test such Release to verify that it will perform in accordance with the specifications and the architectures and standards established by ACE and that it will not without ACE's prior approval (i) increase ACE's total cost of receiving the Services; (ii) require material changes to ACE facilities, systems, software or equipment; or (iii) materially and adversely impact the functionality, interoperability, performance or resource efficiency of the Services. Notwithstanding Sections 9.7 (c), IBM shall confer with ACE prior to installing any
           ----------------
           Major Release or Minor Release, shall provide ACE with the results of its testing and evaluation of such Release and shall not install such Release if directed not to do so by ACE, notwithstanding, in the event that ACE directs IBM not to install such Release, IBM will continue to support the currently installed version of the Software provided that the manufacturer of the such installed version continues to provide a standard maintenance offering for such installed version. If ACE requires IBM to use a Major Release or Minor Release for which maintenance offerings are not available and for which source code is not available, IBM shall be relieved of Service Levels to the extent that failure to achieve such Service Levels is caused by such Major Release or Minor Release.

      (b) Applications Software. ACE and the Eligible Recipients shall maintain Software currency for Applications Software or other Software for which ACE is financially responsible under this Agreement. Subject to 9.8(a), IBM shall not install new Software releases or make other Software changes if doing so would require ACE or the Eligible Recipients to install new releases of, replace, or make other changes to Applications Software or other Software for which ACE is financially responsible unless ACE consents in writing to such change.

9.9   Year 2000 Compliance

      (a)  General. "Year 2000 Compliant" or "Year 2000 Compliance" means that a
                     -------------------      --------------------
           product, when used in accordance with its associated documentation, is capable of correctly processing, providing and/or receiving date data within and between the twentieth and twenty-first centuries, provided that all products (for example, hardware, software and firmware) used with such product properly exchanges accurate date data with it.

      (b) Year 2000 Coordination. IBM shall reasonably cooperate with ACE in the execution of the "ACE Group Year 2000 Compliance Guidelines" dated April 17, 1998, to the extent such cooperation is reasonably related to IBM's performance of the Services and to the extent consistent with the terms and conditions of this Agreement.

      (c) Emergency Access to Year 2000 Services, Personnel and Resources. Upon ACE's request and subject to availability of resources, IBM shall provide ACE with access to those IBM services, personnel and resources required to respond on an emergency basis to Year 2000 Compliance problems. The Parties acknowledge that the provision of such services, personnel and resources, in addition to the assigned personnel and resources, constitutes a New Service for which IBM may be entitled to additional compensation.

      (d) IBM Procurement Responsibilities. IBM shall obtain assurances of Year 2000 Compliance from each third party vendor from whom IBM procures new third party Equipment or Software to be

                        Ace/IBM Proprietary Information
           operated, maintained, supported or used by IBM to provide the Services under this Agreement. Except at the direction of ACE or an Eligible Recipient, or any authorized agent of either, IBM shall not procure any Equipment or Software not having such assurances of Year 2000 Compliance without ACE's prior approval.

      (e) IBM Software, Equipment and Infrastructure. IBM shall ensure that any new Equipment or Software in production and manufactured by IBM and used to provide the Services (including the Developed Materials) is Year 2000 Compliant. IBM shall have no obligation under this Agreement to correct Year 2000 problems in Equipment or Software not manufactured by IBM, including any of the same included in ACE Software.

      (f)  Disclaimer of Warranty for year 2000 Services.

           (i) IBM is not providing any year 2000 services (for example, year 2000 assessment, conversion or testing) under the Agreement.

           (ii)  Under the Agreement, IBM is not responsible for:

                 (1)  ACE's or its Affiliates' or Eligible Recipients' products,

                 (2)  a Third Party's products, or

                 (3) IBM Products not provided and selected by IBM under the Agreement, ((1), (2), and (3), collectively, "Other
                                                                    -----
                      Products") to correctly process or properly exchange
                      --------
                      accurate date data.

           (iii) IBM will be relieved of its obligations under the Agreement (including meeting Service Levels) due to the inability of such Other Products to correctly process or properly exchange accurate date data.

           (iv) ACE acknowledges that it is responsible for assessing its current systems and taking appropriate action to migrate to year 2000-ready systems.

9.10  Access to Specialized IBM Skills and Resources

      Upon ACE's request and subject to availability of resources, IBM shall promptly provide ACE with equal access to IBM's specialized technical services, personnel and resources (the "Specialized Services"). The
                                              --------------------
      Parties intend that ACE shall receive such Specialized Services in a reasonable period of time after an appropriate work authorization has been signed by both Parties. The Parties acknowledge that the provision of such Specialized Services may, in some cases, constitute New Services for which IBM is entitled to additional compensation, but in no event will IBM perform, or be entitled to any additional compensation for, such Specialized Services, unless a New Services work authorization has been signed by both Parties.

9.11  Audit Rights

      (a) IBM Records. IBM shall maintain and provide access upon request to the portion of records, documents and other information required to meet ACE's audit rights under this Agreement ("IBM Records"). IBM
                                                          -----------
           shall retain IBM Records in accordance with IBM's records retention policy as it may be reasonably adjusted from time to time and provided to ACE in writing upon request;

                        Ace/IBM Proprietary Information
           provided, however, that IBM shall at all times comply fully with all Laws applicable to ACE regarding records retention, to the extent that ACE provides IBM with prior written notice of the same.

      (b) Operational Audits. Upon reasonable notice from ACE, and subject to IBM or IBM's agents' reasonable security requirements and upon execution of IBM's standard Confidentiality Agreements, IBM shall, and shall cause its Subcontractors and suppliers to, provide to ACE (and internal and external auditors, inspectors, regulators and other representatives that ACE may designate from time to time) access at reasonable hours to IBM Personnel, to the facilities at or from which Services are then being provided and to IBM records and other pertinent information, all to the extent relevant to the Services and IBM's obligation under this Agreement. Such access shall be provided for the purpose of performing audits and inspections of ACE and its businesses and to examine IBM's performance of the Services, including (i) verifying the integrity of ACE Data, (ii) examining the systems that process, store, support and transmit that data, (iii) examining the controls (e.g., organizational controls, input/output controls, system modification controls, processing controls, system design controls, and access controls) and the security, disaster recovery and back-up practices and procedures; (iv) examining IBM's measurement, monitoring and management tools; and (v) enabling ACE and the Eligible Recipients to meet applicable legal, regulatory and contractual requirements. IBM shall provide any assistance reasonably requested by ACE or its designee in conducting any such audit, including installing and operating audit software.

      (c) Financial Audits. Upon reasonable notice from ACE, and subject to IBM or IBM agents' security requirements and execution of IBM's standard Confidentiality Agreements, IBM shall, and shall cause its Subcontractors and suppliers to, provide to ACE (and internal and external auditors, inspectors, regulators and other representatives that ACE may designate from time to time) access at reasonable hours to IBM Personnel and to IBM Records and other pertinent information, all to the extent relevant to the performance of IBM's financial obligations under this Agreement. Such access shall be provided for the sole purpose of performing audits and inspections relating to the Services to verify the accuracy of IBM's Charges to see that IBM is exercising reasonable procedures to control the resources provided by IBM to ACE, and that the Services are being provided in accordance with the Service Levels. IBM shall provide any assistance reasonably requested by ACE or its designee in conducting any such audit and shall make requested personnel, records and information available during the Term and thereafter, during the period specified in IBM's records retention policy, as it may be reasonably adjusted from time to time. If any such audit reveals an overcharge or undercharge by IBM, and IBM or ACE, as applicable, does not successfully dispute the amount questioned by such audit, IBM or ACE, as applicable, shall promptly pay to the other Party the amount of such overcharge or undercharge as the case may be, together with interest at the rate specified in Section 12.2.
                        ------------

      (d)  General Procedures.

           (i) ACE shall not be given access to the proprietary information of other IBM customers or to IBM locations that are not related to ACE or the Services or to information that is not reasonably necessary to perform the audit.

           (ii) In performing audits, ACE shall endeavor to avoid unnecessary disruption of IBM's operations and unnecessary interference with IBM's ability to perform the Services in accordance with the Performance Standards. In the event that ACE disrupts IBM's

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                                      38
                 operations or interferes with IBM's ability to perform the Services, IBM shall be relieved of Service Levels.

           (iii) Following any audit, ACE shall conduct (in the case of an internal audit), or request its external auditors or examiners to conduct, an exit conference with IBM to obtain factual concurrence with issues identified in the review.

           (iv) Access by ACE shall not be requested more than once each calendar year unless required by Law or regulatory agencies and IBM shall be given 72 hour written notice prior to such access.

           (v) ACE shall use reasonable efforts to conduct the audit efficiently and expeditiously and at reasonable business hours.

      (e) IBM Response. IBM and ACE shall meet to review each audit report promptly after the issuance thereof. IBM will respond to each audit report in writing within thirty (30) days from receipt of such report, unless a shorter response time is specified in such report. IBM and ACE shall develop and agree upon an action plan to promptly address and resolve any deficiencies, concerns and/or recommendations in such audit report and IBM, at its own expense, shall undertake remedial action in accordance with such action plan and the dates specified therein.

      (f) Response to Government Audits. If an audit by a governmental body or regulatory authority having jurisdiction over ACE, an Eligible Recipient or IBM results in a finding that IBM or ACE is not in compliance with any generally accepted accounting principle or, with respect to the following that are either ordinary course of business for property casualty insurance companies or of which ACE provides to IBM prior written notice, other audit requirement or any rule, regulation or law relating to the performance of its obligations under this Agreement, IBM or ACE, as the case may be, shall, at its own expense and within the time period specified by such auditor, address and resolve the deficiency(ies) identified by such governmental body or regulatory authority. The Parties believe such other audit requirements, rules, regulations and laws that are not ordinary course of business for property casualty insurance companies are prohibitions, and the Parties do not intend that IBM will be required to make substantial expenditures to comply with the same.

      (g) Audit Costs. IBM and its Subcontractors and suppliers shall provide the Services described in this Section 9.11 at no additional charge
                                          ------------
           to ACE, to the extent that the audit occurs in the ordinary course of business (e.g., periodic, regular regulatory audits).

9.12  Agency and Disbursements

      (a) Disbursements. Beginning on the Commencement Date, IBM shall make payments to those certain agreed upon lessors, licensors and vendors specified in Schedule F as paying agent of ACE or the Eligible
                        ----------
           Recipients, or shall reimburse ACE for payments made by ACE or the Eligible Recipients to such lessors, licensors and vendors.

      (b) Limited Agency. ACE hereby appoints IBM as its limited agent during the Term solely for the purposes of the administration of and payment of Pass-Through Expenses and amounts for which IBM is responsible under Third Party Contracts, Equipment Leases and Third Party Software licenses. ACE shall provide, on a timely basis, such affirmation of IBM's authority to such lessors, licensors, vendors, and other third parties as IBM may reasonably request.

                        Ace/IBM Proprietary Information

      (c) Reimbursement for Substitute Payment. If either Party in error pays to a third party an amount for which the other Party is responsible under this Agreement, the Party that is responsible for such payment shall reimburse the paying Party for such amount.

      (d) Notice of Decommissioning. IBM agrees to notify ACE as soon as reasonably possible when IBM determines that it will no longer use to provide the Services any ACE Owned Equipment or ACE leased Equipment. Notification will be in writing and include the identification of the Equipment, and the date it will no longer be needed by IBM. Upon receipt of any such notice, ACE may (or may cause the applicable Eligible Recipient to), in its sole discretion, terminate the Equipment Lease for such leased Equipment as of the date specified in such notice and sell or otherwise dispose of or redeploy such ACE Owned Equipment that is the subject of such a notice as of the date specified in such notice. Upon IBM ceasing to use any Equipment (or, in the case of leased Equipment, upon the last day ACE is obligated to make such leased Equipment available to IBM, if earlier), IBM shall return the same to ACE in condition at least as good as the condition thereof on the Commencement Date, ordinary wear and tear excepted..

9.13  Subcontractors

      (a) Use of Subcontractors. IBM shall not subcontract any of its material responsibilities without ACE's prior written approval. Notwithstanding the forgoing, IBM's use in the ordinary course of business of third party services or products that are not dedicated to ACE, that are not material to any particular function constituting a part of the Services, that do not result in a material change in the way IBM conducts its business or that do not make any work product specifically for ACE, shall not constitute a delegation or subcontracting of IBM's responsibilities covered by this Section 9.13. A list of pre-approved subcontractors is set
                 ------------
            forth in Schedule D. Prior to entering into a subcontract with a
                     ----------
            third party for the Services, IBM shall (i) give ACE reasonable prior written notice specifying the components of the Services affected, the scope of the proposed subcontract, the identity and qualifications of the proposed Subcontractor.

      (b) IBM Responsibility for Subcontractors. IBM shall remain responsible for obligations performed by Subcontractors and the conduct of Subcontractor personnel to the same extent as if such obligations were performed by IBM's employees. IBM shall be ACE's sole point of contact regarding the Services, including with respect to payment.

10.   ACE RESPONSIBILITIES

10.1  Responsibilities

      In addition to ACE's responsibilities as expressly set forth elsewhere in this Agreement, ACE shall be responsible for the following:

      (a) ACE shall designate, prior to commencement of the Services by IBM, one individual to whom all IBM communications concerning this Agreement may be addressed (the "ACE Project Executive"), who shall
                                             ---------------------
            have the authority to act on behalf of ACE in all day-to-day matters pertaining to this Agreement. ACE may change the designated ACE Project Executive from time to time by providing notice to IBM. Additionally, ACE will have the option, but will not be obligated, to designate additional representatives who will be authorized to make certain decisions (e.g., regarding emergency maintenance) if the ACE Project Executive is not available.

                        Ace/IBM Proprietary Information

      (b) ACE shall cooperate with IBM by, among other things, making available, as reasonably requested by IBM, management decisions, information, approvals and acceptances so that IBM may accomplish its obligations and responsibilities hereunder.

10.2  Savings Clause

      IBM's failure to perform its responsibilities under this Agreement or to meet the Service Levels shall be excused if and to the extent such IBM non-performance results from ACE's, ACE's agents', ACE's Affiliates', Eligible Recipients' or CIGNA's wrongful actions or failure to perform any of their respective responsibilities. IBM shall provide ACE with reasonable notice in writing of any such non-performance and IBM shall use commercially reasonable efforts to perform notwithstanding such wrongful actions or any such failures to perform. ACE also agrees to reimburse IBM for any reasonable additional costs, charges and expenses incurred as a result of such delay and ACE shall pay IBM the full amounts of all undisputed Charges set forth herein.

11.   CHARGES
11.1  General

      (a) In consideration of IBM's performance of the Services, ACE agrees to pay IBM the applicable Charges set forth in Schedule J.
                                                        ----------

      (b)   The charges for Transition Services, as set forth in Schedule J,
                                                                 ----------
            from ACE to IBM provided by or for IBM under this Agreement are included in the Charges set forth in Schedule J and there are no
                                                 ----------
            separate or additional charges for such Transition Services.

      (c) Except as agreed to in writing by the Parties, ACE shall not pay any amounts for the Services or Transition Service from ACE to IBM in addition to those set forth in this Article 11 or Schedule J or
                                                ----------    ----------
            elsewhere in this Agreement. Any costs incurred by IBM prior to the Commencement Date are included in the Charges set forth in Schedule
                                                                       --------
            J and are not to be separately paid or reimbursed by ACE.
            -

      (d) IBM shall reperform, at no additional expense to ACE, any Services that result in incorrect outputs to the extent caused by an error or breach by IBM, and the resources required for such performance shall not be counted in calculating the Charges payable or resources utilized by ACE hereunder.

11.2  Retained and Pass-Through Expenses

      (a) ACE shall retain and pay all Retained Expenses directly to the applicable vendors.

      (b) As part of the Services, IBM shall pay all Pass-Through Expenses directly to the applicable suppliers and shall invoice ACE for amounts paid to such suppliers. Before paying an invoice for any Pass-Through Expense, IBM shall review and validate the invoiced charges, identify and correct any errors or omissions and resolve any questions or changes with the applicable supplier. IBM shall deliver to ACE the original supplier invoice, together with any documentation supporting such invoice and a statement that IBM has reviewed and validated the invoiced charges, prior to or in connection with the IBM invoice containing such Pass-Through Expense. To the extent IBM fails to comply with its obligations hereunder, it shall be financially responsible for any discounts lost or any late fees, interest charges or other costs or expenses incurred by ACE.

                        Ace/IBM Proprietary Information

      (c) All Retained Expenses and Pass-Through Expenses as of the Effective Date are set forth on Schedule J. No new Retained Expenses may be
                                  ----------
            added without ACE's prior written consent, which it may withhold in its sole discretion. ACE may agree to add Retained Expenses and Pass-Through Expenses to Schedule J and may re-designate a Retained
                                     ----------
            Expense as a Pass-Through Expense with IBM's consent, which consent shall not be withheld unreasonably.

      (d) IBM will continually seek to identify methods of reducing and minimizing ACE's Retained and Pass-Through Expenses and will notify ACE of such methods and the estimated potential savings associated with each such method.

11.3  Incidental Expenses

      IBM acknowledges that, except as expressly provided otherwise in the Agreement, expenses that IBM incurs in performing the Services are included in IBM's charges and rates set forth in this Agreement. Accordingly, such IBM expenses are not separately reimbursable by ACE unless ACE has agreed in advance and in writing to reimburse IBM for the expense

11.4  Taxes

      The Parties' respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows:

      (a) Each Party shall be responsible for any franchise or privilege taxes on its business and for any taxes based on its net income or gross receipts.

      (b) Each Party shall be responsible for any sales, lease, use, personal property or other such taxes on Equipment, Software or property it owns or leases from a third party and/or for which it is financially responsible under Schedule F of this Agreement.
                              ----------

      (c) IBM shall be responsible for all sales, service, value-added, lease, use, personal property, excise, consumption, and other taxes and duties payable by IBM on any goods or services acquired and used or consumed by IBM in providing the Services where the tax is imposed on IBM's acquisition or use of such goods or services.

      (d) ACE shall be responsible for all sales, use, excise, value added, consumption, service or other taxes assessed on the receipt of the Services as a whole, or on any particular Service received by ACE or the Eligible Recipients from IBM.

      (e) The Parties agree to cooperate fully with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible. IBM's invoices shall separately state the Charges that are subject to taxation and the amount of taxes included therein. Each Party will provide and make available to the other any resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials, or services, and other exemption certificates or information reasonably requested by either Party.

      (f) Each Party will promptly notify the other of, and reasonably coordinate with the other, the response to and settlement of, any claim for taxes asserted by applicable taxing authorities for which the other Party is responsible hereunder. With respect to any claim arising out of a form or return signed by a Party to this Agreement, such Party will have the right to elect to control the response to and

                        Ace/IBM Proprietary Information
            settlement of the claim, but the other Party will have all rights to participate in the responses and settlements that are appropriate to its potential responsibilities or liabilities. If either Party requests the other to challenge the imposition of any tax, the requesting Party will reimburse the other for the reasonable legal fees and expenses it incurs. A Party will be entitled to a proportional share of any tax refunds or rebates granted to the extent such refunds or rebates are of taxes that were paid by it.

      (g) Each Party represents, warrants and covenants that it will file appropriate tax returns, and pay applicable taxes owed arising from or related to the Services in applicable jurisdictions.

11.5  New Services

      (a) If ACE requests that IBM perform any New Services, IBM shall promptly prepare a New Services proposal for ACE's consideration. Unless otherwise agreed by the Parties, IBM shall prepare such New Services proposal at no additional charge to ACE and shall deliver such proposal to ACE within fourteen (14) days of its receipt of ACE's request. Such New Services proposal shall include, among other things, (i) a project plan and fixed price or cost estimate for the New Service; (ii) a breakdown of the cost buildup for such pricing or estimate, (iii) a description of the service levels to be associated with such New Service; (iv) a schedule for commencing and completing the New Service; (v) a description of any new hardware or software to be provided by IBM in connection with the New Service;
            (vi) a description of any software and hardware resources and runtime requirements necessary to provide the New Service; and (vii) the human resources necessary to provide the New Service. ACE may accept or reject any New Services proposal in its sole discretion. If ACE accepts IBM's proposal and IBM agrees to provide the New Services, IBM will perform the New Services in accordance with the provisions set forth herein and therein, and will be paid in accordance with the proposal submitted by IBM and the provisions of this Agreement. At such time, the scope of the Services will be expanded to include such New Services unless the Parties agree in writing to the contrary. The Parties shall agree in writing as to whether New Services are Exclusive Services or Non-Exclusive Services. Notwithstanding any provision to the contrary, the pricing proposed by IBM shall take into account the existing and future volume of business between ACE and IBM.

      (b) ACE may elect to solicit and receive bids from third parties to perform any New Services. If ACE elects to use third parties to perform New Services, (i) such New Services shall not be deemed Services under the provisions of this Agreement and (ii) IBM shall reasonably cooperate with such third parties as provided in Section
                                                                        -------
            9.2 to the extent such cooperation does not impact IBM's ability to
            ---
            provide the Services. ACE shall reimburse IBM for reasonable costs of complying with this Section 11.5(b).
                                   ---------------

      (c) The Parties anticipate that the Services will evolve and be supplemented, modified, enhanced or replaced over time to keep pace with technological advancements and improvements in the methods of delivering services, and the Parties acknowledge that these evolutionary changes may modify the "Services" and will not necessarily be deemed to result in New Services.

      (d) IBM will promptly inform the ACE Project Executive of requests for New Services from End Users or Eligible Recipients, and shall submit any proposals for New Services to the ACE Project Executive or his or her designee. IBM shall not agree to provide New Services to any End Users or Eligible Recipients without the prior written approval of the ACE Project Executive or his or her designee.

      (e) If ACE requests that IBM provide Services to Entities other than Eligible Recipients, the requested Services shall be treated as New Services. Unless otherwise agreed by the Parties, such Services shall

                        Ace/IBM Proprietary Information
            be performed in accordance with the terms and conditions governing the provision of the same Services to existing Eligible Recipients; provided, however, that to the extent Services are to be provided outside the United States, the Parties may modify or add necessary terms and conditions.

11.6  Extraordinary Events

      (a)   As used in this Agreement, an "Extraordinary Event" shall mean a
                                           -------------------
            circumstance in which an event or discrete set of events has occurred or is planned with respect to the business of ACE that results or will result in a change in the scope, nature or volume of the Services that ACE will require from IBM, and which is expected to cause the estimated average aggregate monthly amount of chargeable resource used to provide the Services to increase or decrease by twenty percent (20%) or more. Examples of the kinds of events that might cause such substantial increases or decreases include:
            (1)    changes in locations where ACE operates;

            (2)    changes in products of, or in markets served by, ACE;

            (3)    mergers, acquisitions or divestitures of ACE;

            (4) changes in the method of service delivery, excluding delivery of the Services by ACE or its Eligible Recipients or by any provider other than IBM;

            (5)    changes in market priorities; or

            (6) changes in the number of business units being serviced by IBM that were not anticipated as of the Effective Date.


      (b) If an Extraordinary Event occurs, ACE may, at its option, request a reduction in the unit charges specified in Schedule J in accordance
                                                       ----------
            with the following:

            (1) As appropriate, IBM and ACE shall mutually determine on a reasonable basis the resulting efficiencies and economies and/or the resources no longer required by IBM to provide the Services ("Targeted Resource Reductions"). IBM shall identify
                              ----------------------------
                   in writing to ACE any costs (including appropriate indirect and overhead costs) and any profit that can be eliminated or reduced in connection with the Targeted Resource Reductions (the "Targeted Cost Reductions").
                         ------------------------

            (2) Promptly upon determination of any Targeted Resource Reductions, IBM shall proceed to eliminate the Targeted Resource Reductions as quickly as feasible and in accordance with the agreed upon schedule.

            (3) When the Targeted Resource Reductions are eliminated, the Charges specified on Schedule J shall be reduced by any
                                        ----------
                   amount of the corresponding Targeted Cost Reductions and any affected Resource Baselines shall be equitably adjusted, as appropriate.

            (4) If an Extraordinary Event occurs, and ACE chooses to have IBM provide additional Services related to such Extraordinary Event ("Increased Services"), then IBM shall provide such
                           ------------------
                   Increased Services as soon as possible in light of the amount of advance notice of such increase. The Parties will review the volume of the Increased Services and agree to equitably adjust the Base Charges, ARCs and RRCs and the Resource Baselines and the

                        Ace/IBM Proprietary Information
                   related terms under this Agreement. Further, to the extent that IBM can reasonably demonstrate to ACE that the Increased Services adversely affect IBM's ability to meet the Service Levels, then after IBM provides ACE written notice of such impact, IBM shall be relieved of any Service Level applicable to IBM's inability to meet such Service Levels for an amount of time in which IBM can reasonably place additional equipment in service to meet the Service Levels, but in no event shall the period for such relief exceed three (3) months, unless otherwise agreed in writing by the Parties.

      If an Extraordinary Event would cause a Resource Baseline to exceed 35% of the then current Baseline, IBM reserves the right to include additional fixed cost in the form of one-time charges or other variable charges to the Charges and/or the applicable ARC. If the Parties are unable to agree upon an appropriate adjustment after reasonable efforts, ACE is not obligated to procure such services from IBM and IBM is not obligated to provide such additional services to ACE.

      In no event may an Extraordinary Event which does not cause a Resource Baseline to exceed 35% of the then current Resource Baseline result in the Charges to ACE being higher than such Charges would have been if the ARCs and RRCs specified in Schedule J had been applied. ACE may, at its sole
                            ----------
      option, elect at any time to forego its rights under this Section 11.6 and
                                                                ------------
      instead, apply such ARCs and RRCs to adjust the Charges.

11.7  Technology

      (a)   Subject to Section 9.8, IBM shall maintain the currency level of
                       -----------
            software that will enable ACE to take advantage of technological advancements in its industry and support ACE's efforts to maintain competitiveness in the markets in which it competes. In the event of a significant and unanticipated change in technology that materially reduces IBM's costs beyond those reasonably anticipated by IBM in providing the Services, the Parties shall equitably adjust the Charges. To the extent necessary and appropriate, the Parties shall equitably modify and adjust the Resource Units to be measured and the Resource Baselines associated with such Resource Units to be consistent with such technological advancements.

      (b) If IBM develops new or enhanced services, software, tools, products or methodologies to be offered to such customers (collectively, "New
                                                                             ---
            Technology"), IBM shall (i) offer ACE the opportunity to serve as a
            ----------
            pilot customer in connection with the implementation of such New Technology; and (ii) offer to implement such New Technology on an orderly and planned schedule taking into consideration the investments in the current environment.

      (c) IBM shall meet with ACE semi-annually to brief ACE regarding technological developments and advances as well as new or enhanced services, software, tools, products or methodologies of possible interest or applicability to ACE. Such briefing shall include IBM's reasonable assessment of the business impact, performance improvements and cost savings associated with each.

11.8  Projects

      (a) As part of New Services, IBM shall perform projects authorized by the ACE Project Executive or his or her designee. The IBM Personnel assigned to perform such projects shall possess the training, experience, competence and skill to perform such work.. The ACE Project Executive or his or her designee shall define and set the priority for such projects. ACE shall pay IBM for such authorized hours at the rates specified in Schedule J.
                                            ----------

                        Ace/IBM Proprietary Information

      (b) To the extent a requested project is expected to take more than eighty (80) hours and unless otherwise agreed by the Parties, IBM shall prepare a project proposal in accordance with Section 11.5(a)
                                                                ---------------
            prior to beginning such project. ACE may accept or reject such project proposal in its sole discretion.

      (c)   In addition to the hours provided for in Section 11.8(a), the ACE
                                                     ---------------
            Project Executive or his or her designee may identify new or additional work activities to be performed by IBM Personnel (including work activities that would otherwise be treated as New Services) or reprioritize or reset the schedule for existing work activities to be performed by such IBM Personnel. IBM shall use commercially reasonable efforts to perform such work activities without impacting the established schedule for other tasks or the performance of the Services in accordance with the Service Levels. If it is not possible to avoid such an impact, IBM shall notify ACE of the anticipated impact and obtain its consent prior to proceeding with such work activities. ACE, in its sole discretion, may temporarily adjust the work to be performed by IBM, the schedules associated therewith or the Service Levels to permit the performance by IBM of such work activities.

11.9  Proration

      Periodic charges under this Agreement are to be computed on a calendar month basis, and shall be prorated for any partial month on a calendar day basis.

11.10 Refundable Items

      (a) Prepaid Amounts. Where ACE has prepaid for a service or function for which IBM is assuming financial responsibility under this Agreement, IBM shall refund to ACE, upon either Party identifying the prepayment, that portion of such prepaid expense which is attributable to periods on and after the Commencement Date. ACE shall reimburse IBM, when the Term ends, for that portion of any amounts prepaid by IBM (or its Approved Subcontractors) that are attributable to periods on and after the Term ends to the extent that: (a) such prepayment is for a period of less than one (1) year; or (b) ACE approved such prepayment in advance.

      (b) Refunds and Credits. If either Party should receive a refund, credit, discount or other rebate for goods or services paid for by the other Party, then the Party receiving such refund, credit, discount or other rebate shall (i) notify the other Party of such refund, credit, discount or rebate and (ii) pay the full amount of such refund, credit, discount or rebate to the other Party.

11.11 ACE Benchmarking Reviews

      (a) Not more than once every two years during the Term and commencing July 1, 2002, ACE may, subject to this Section 11.11, engage the
                                                   -------------
            services of a mutually agreeable independent third party (a "Benchmarker") to compare the totality of the Services (including
             -----------
            the quality and cost of the Services) against the standard of well-managed operations performing similar services under similar conditions, prices, terms and environments ("Benchmarking"). Any
                                                         ------------
            Benchmarker shall agree in writing to be bound by the confidentiality and security provisions specified in this Agreement. IBM shall reasonably cooperate with ACE and the Benchmarker and will provide reasonable access to the Benchmarker during such effort, all at ACE's cost and expense. ACE shall provide IBM with a copy of the Benchmarker's report and IBM shall have a reasonable opportunity to review the Benchmarker's report and contest the Benchmarker's findings. If the Parties are unable to agree upon the validity of such findings, the matter shall be resolved pursuant to the procedures set forth in

                        Ace/IBM Proprietary Information

            Article 19. The Parties may agree on the results and, if
            ----------
            appropriate, a plan to adjust the price. If the Parties are unable to agree after using the procedures set forth in Article 19, then
                                                             ----------
            ACE may terminate this Agreement or any Tower for convenience at the rates specified for termination under this Section 11.11. in
                                                       -------------
            Schedule J-1.
            -------------

11.12 Changes in Laws

      (a) At no additional charge, IBM shall comply with, and IBM shall notify ACE of any change in Law applicable to the delivery of the Services. ACE shall have the right to notify IBM of changes not previously communicated by IBM and IBM shall comply with such changes. IBM shall implement any necessary modifications to the Services prior to the deadline imposed by the regulatory or other governmental body having jurisdiction for such requirement or change. Except to the extent caused by ACE or the Eligible Recipients or agents, or the exercise by CIGNA of CIGNA's rights under the Systems Facilities Agreement, IBM shall be responsible for any fines or penalties imposed on IBM, ACE or the Eligible Recipients resulting from any failure by IBM or its agents, Subcontractors or third party product or service providers to comply with applicable Laws or respond in a timely manner to changes in such Laws.

      (b) ACE shall comply with, and ACE shall notify IBM of any change in Law applicable to the receipt of the Services. IBM shall have the right to notify ACE of changes not previously communicated by ACE and ACE shall comply with such changes. ACE shall implement any necessary modifications to the receipt of Services prior to the deadline imposed by the regulatory or other governmental body having jurisdiction for such requirement or change. Except to the extent caused by IBM or its agents, ACE shall be responsible for any fines or penalties imposed on ACE, IBM or its agents resulting from any failure by ACE or its agents, subcontractors or third party product or service providers to comply with applicable Laws or respond in a timely manner to changes in such Laws.

12.   INVOICING AND PAYMENT

12.1  Invoicing

      (a) IBM will invoice ACE during the Term the proportional amount of the Charges for that month in advance. The invoice will state separately applicable taxes owed by ACE, if any, by tax jurisdiction. If IBM invoices ACE by the first (1st) day of a month, ACE shall pay IBM for all undisputed invoiced Charges (subject to Section 12.4) on or
                                                            ------------
            before the last day of that month; otherwise, ACE will pay all undisputed invoiced Charges (subject to Section 12.4) within thirty
                                                    ------------
            (30)days after the date of ACE's receipt of the invoice. All periodic charges under this Agreement are to be computed on a calendar-month basis and will be prorated for any partial month, unless specifically stated otherwise in this Agreement. Each invoice shall be accompanied by details as to Charges as reasonably necessary (a) to meet ACE's requirements under government accounting rules and regulations (which rules and regulations will be identified by ACE and provided to IBM), and (b) to validate volumes and fees. The Parties will reasonably agree upon a means to satisfy ACE's internal accounting and chargeback requirements. IBM shall include the calculations, resource utilization information and variable charge rates used to calculate the amounts shown on the invoice.

      (b) Beginning one month following the establishment of the Resource Baselines or as otherwise set forth in Schedule J, IBM will invoice
                                                   ----------
            ACE monthly for the ARCs and RRCs for the preceding month.

                        Ace/IBM Proprietary Information

      (c) To the extent a credit may be due to ACE pursuant to this Agreement, IBM shall provide ACE with an appropriate credit against amounts then due and owing; if no further payments are due to IBM, IBM shall pay such amounts to ACE on the following invoice, but no less than thirty (30) days later.

12.2  Payment Due

      ACE shall pay each invoice by wire funds transfer or other electronic means acceptable to IBM to an account specified by IBM. Such payment shall be made in U.S. currency In the event that any payments are not received by IBM within five days following the due date, ACE shall also pay a late fee equal to the lesser of:

            (1) one and one half percent of the amount of such payment per month; or
            (2)   the maximum amount permissible by law.

12.3  Set Off

      With respect to any amount to be paid or reimbursed by ACE hereunder, ACE may set off against such amount any amount that IBM is obligated to pay ACE hereunder, or, at IBM's option, ACE may pay IBM such amount within thirty (30) days thereafter.

12.4  Disputed Charges

      (a) ACE shall pay undisputed Charges when such payments are due under this Article 12 and Schedule J. However, ACE may withhold payment of
                 ----------     ----------
            variable Charges that ACE reasonably disputes in good faith provided that in no event will such withholding exceed the monthly invoice or cumulatively exceed two (2) months of current base Charges. Any amounts due above this limitation shall be paid to IBM under protest without waiver of any rights. If ACE in good faith disputes any Charges under this Agreement, ACE shall promptly notify IBM in writing of such disputed amount and the basis for ACE's dispute together with any appropriate information supporting ACE's position. If ACE withholds any disputed charges, such amount shall be promptly deposited in an interest-bearing escrow account. To the extent it is ultimately determined that such disputed amount is payable to IBM, ACE shall pay interest on such amount to the extent earned on such escrowed account. ACE and IBM shall address disputes in accordance with the procedures set forth in Article 19.
                                             ----------

      (b) Neither the failure to dispute any Charges or amounts prior to payment nor the failure to withhold any amount shall constitute, operate or be construed as a waiver of any right ACE may otherwise have to dispute any Charge or amount or recover any amount previously paid, with interest.

      (c) Beginning one month following the establishment of the Resource Baselines or as otherwise set forth in Schedule J, IBM will invoice
                                                   ----------
            ACE monthly for the ARCs and RRCs for the preceding month. In addition, IBM will invoice ACE and ACE agrees to pay IBM a cost of living adjustment ("COLA") in accordance with Schedule J, starting
                                ----                      ----------
            in January following the Commencement Date and monthly thereafter.

12.5  No Implied Charges

      Each Party shall be solely responsible for all the costs and expenses of performing such Party's obligations under this Agreement, and no payment shall be due from the other Party for the performance of such obligations unless such payment is expressly specified in this Agreement.

                        Ace/IBM Proprietary Information

13.   ACE DATA AND OTHER PROPRIETARY INFORMATION.

13.1  ACE Ownership of ACE Data

      ACE Data is and shall remain the property of ACE. IBM shall, at IBM's expense for the first delivery and at ACE's expense for each delivery thereafter, promptly deliver to ACE in the available format and on the media then used by IBM to provide the Services: (a) a copy of all ACE Owned Materials and ACE Data (or such portions as shall be specified by
      ACE) and (b) a copy of all Developed Materials (or such portions as shall be specified by ACE) to the extent that ACE has paid all undisputed Charges (in accordamce with Section 12.4) expressly associated with such
                                  ------------
      Developed Materials. Such deliveries shall occur: (i) at any time at ACE's request, (ii) at the end of the Term and the completion of all requested Transfer Assistance Services, or (iii) with respect to particular ACE Data or ACE Owned Materials, at such earlier date that ACE requests such data because it is no longer required by IBM to perform the Services. Thereafter, if requested by ACE, IBM shall destroy or securely erase all copies of the ACE Data and ACE Owned Materials in IBM's possession or under IBM's control. IBM shall not withhold any ACE Data or any of the items specified in this Section as a means of resolving any dispute. IBM may retain one (1) copy of the ACE Data and ACE Owned Developed Materials to determine IBM's or its agents rights under this Agreement. IBM shall be relieved of its obligations to provide the Services to the extent that its performance is prevented or hindered by the return, erasure or destruction of ACE Data or ACE Owned Materials or reports prepared pursuant to this
      Section 13.1. Except to the extent expressly permitted under this
      ------------
      Agreement, ACE Data and ACE Owned Materials shall not be utilized by IBM for any purpose other than the performance of Services under this Agreement and shall not be disclosed (except as provided in Section 13.3),
                                                                  ------------
      sold, assigned, leased, or otherwise provided to third parties by IBM or commercially exploited by or on behalf of IBM or any IBM Personnel. IBM shall not possess or assert any lien or other right against or to ACE Data.

13.2  Safeguarding ACE Data

      (a) IBM shall establish and maintain environmental, safety and facility procedures, data security procedures and other safeguards against the destruction, loss, or alteration of ACE Data in the possession of IBM which are (i) no less rigorous than those that are commercially reasonable, documented and enforced by ACE as of the Commencement Date, which ACE will provide to IBM, and (ii) no less rigorous than those maintained by IBM for its own information of a similar nature. ACE shall have the right to establish backup security for ACE Data and to keep backup copies of the ACE Data in ACE's possession at ACE's expense if ACE so chooses. No media on which ACE Data is stored may be used simultaneously to store data of any other customer of IBM.

      (b) As part of the Services, IBM shall be responsible for developing and maintaining procedures for the reconstruction of lost ACE Data. IBM shall correct, at ACE's request and sole discretion and at no charge to ACE, any destruction, loss or alteration of any ACE Data to the extent caused by IBM or any IBM Personnel.

13.3  Confidentiality

      (a) Proprietary Information. IBM and ACE each acknowledge that the other possesses and will continue to possess information that has been developed or received by it, has commercial value in its or its customer's business and is not in the public domain. Except as otherwise specifically agreed in writing by the Parties, "Proprietary Information" of ACE or IBM, or their respective
             -----------------------
            Affiliates, and Eligible Recipients, shall mean all information and documentation of ACE and IBM and such Affiliates, Eligible Recipients or agents, respectively, whether disclosed to or accessed by such entity

                        Ace/IBM Proprietary Information
            or Party in connection with this Agreement and that: (1) has been marked "confidential" or "proprietary" or with words of similar meaning at the time of disclosure by such entity or Party, or (2) if disclosed orally or not marked "confidential" or "proprietary" or with words of similar meaning at the time of disclosure, was subsequently summarized in writing within sixty (60) days after disclosure by the disclosing entity or Party and marked "confidential" or "proprietary" or with words of similar meaning, or
            (3) consists of information and documentation included within any of the following categories: (a) customer, supplier or contractor lists, (b) customer, supplier or contractor information, (c) information regarding business plans (strategic and tactical), markets and operations (including performance), (d) information regarding administrative, financial or marketing activities or results, (e) pricing information, (f) personnel information, (g) products and product and service offerings (including specifications and designs), (h) processes (e.g., logistical and engineering), (i) budgets and financial results, (j) premium data and loss information, (k) identities of agents and brokers and the nature of ACE's agreements with them, (l) ACE's third party contracts to which IBM has had access, and (m) any business information derived from such information,

      (b)   Obligations

            (1) IBM and ACE shall not disclose, and shall maintain the confidentiality of, all Proprietary Information of the other Party. ACE and IBM shall each use the same degree of care to safeguard and to prevent disclosing to third parties the Proprietary Information of the other as it employs to avoid unauthorized disclosure, publication, dissemination, destruction, loss, or alteration of its own information (or information of its customers) of a similar nature, but not less than reasonable care. The Parties may disclose Proprietary Information to their Affiliates, auditors, attorneys, accountants, consultants and Subcontractors, where
                  (i) use by such person or entity is authorized under this Agreement, (ii) such disclosure is necessary for the performance of such person's or entity's obligations under or with respect to this Agreement or otherwise naturally occurs in such person's or entity's scope of responsibility, (iii) the person or entity (and its applicable officers and employees) agree in writing to assume the obligations substantially similar to those described in this Section 13.3,
                                                                   ------------
                  and (iv) the disclosing Party assumes full responsibility for the acts or omissions of such person or entity and takes reasonable measures to ensure that the Proprietary Information is not disclosed or used in contravention of this Agreement. Each Party's Proprietary Information shall remain the property of such Party.

            (2) Neither Party shall (i) make any copies of, or use, the Proprietary Information of the other Party except as contemplated by this Agreement, (ii) acquire any right in or assert any lien against the Proprietary Information of the other Party, (iii) sell, assign, transfer, lease, or otherwise dispose of Proprietary Information to third parties or commercially exploit such information, including through derivative works, or (iv) refuse for any reason (including a default or material breach of this Agreement by the other Party) to promptly provide the other Party's Proprietary Information (including copies thereof) to the other Party if requested to do so (in the case of ACE Data, in the form reasonably requested if ACE is paying for their return). Upon expiration or any termination of this Agreement and completion of each Party's obligations under this Agreement, each Party shall return or destroy, as the other Party may direct, all documentation in any medium that contains, refers to, or relates to the other Party's Proprietary Information, and retain no copies. In addition, the Parties shall take reasonable steps to ensure that their employees comply with these confidentiality provisions

                        Ace/IBM Proprietary Information

      (c)   Exclusions. Section 13.3(b) shall not apply to any particular
                        ---------------
            information which the receiving Party can demonstrate (i) is, at the time of disclosure to it, in the public domain; (ii) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of the receiving Party; (iii) is in the possession of the receiving Party at the time of disclosure to it; (iv) is received from a third party having a lawful right to disclose such information; or (v) is independently developed by the receiving Party without subsequent reference to Proprietary Information of the furnishing Party. In addition, the receiving Party shall not be considered to have breached its obligations under this Section 13.3 for disclosing Proprietary Information of the
                 ------------
            other Party as required to satisfy any legal requirement of a competent government body, provided that, promptly upon receiving any such request and to the extent that it may legally do so, such Party advises the other Party of the Proprietary Information to be disclosed and the identity of the third party requiring such disclosure prior to making such disclosure in order that the other Party may interpose an objection to such disclosure, take action to assure confidential handling of the Proprietary Information, or take such other action as it deems appropriate to protect the Proprietary Information. It is understood that the receipt of Proprietary Information under this Agreement will not limit or restrict assignment or reassignment of employees of ACE and IBM within or between the respective Parties and their Affiliates

      (d) Residual Information. Notwithstanding anything to the contrary contained in this Agreement, either Party which receives Proprietary Information ("Recipient") may disclose, publish, disseminate, and
                          ---------
            use the ideas, concepts, know-how and techniques, related to Recipient's business activities in such Party's respective industry (i.e., the IBM Business for IBM and the ACE Business for ACE), which are contained in the disclosing Party's Proprietary Information, but solely to the extent retained in the memories of the receiving Party's employees who have had access to the Proprietary Information pursuant to this Agreement (the "Residual Information"). Nothing
                                             --------------------
            contained in this Section gives the Recipient the right to use, disclose, publish, or disseminate:

            (1)   the source of Residual Information;

            (2) if the Recipient is IBM, any ideas, concepts, know-how or techniques only related to the ACE Business, or, if the Recipient is ACE, any ideas, concepts, know-how or techniques only related to the IBM Business; or

            (3)   the business plans of the disclosing Party.

      (e) Loss of Proprietary Information. Each Party shall: (i) promptly notify the other Party in writing of any possession, use, knowledge, disclosure, or loss of such other Party's Proprietary Information in contravention of this Agreement; (ii) promptly furnish to the other Party all known details and reasonably assist such other Party in investigating and/or preventing the reoccurrence of such possession, use, knowledge, disclosure, or loss; (iii) reasonably cooperate with the other Party in any investigation or litigation deemed necessary by such other Party to protect its rights; and (iv) promptly use all commercially reasonable efforts to prevent further possession, use, knowledge, disclosure, or loss

                        Ace/IBM Proprietary Information
            of Proprietary Information in contravention of this Agreement. Each party shall bear any costs it incurs in complying with this Section
                                                                        -------
            13.3(e)
            ------

      (f)   No Implied Rights. Nothing contained in this Section 13.3 shall be
                                                         ------------
            construed as obligating a Party to disclose its Proprietary Information to the other Party, or as granting to or conferring on a Party, expressly or impliedly, any rights or license to any Proprietary Information of the other Party.

      (g) Survival. The Parties' obligations of non-disclosure and confidentiality shall survive the expiration or termination of this Agreement for a period of five (5) years.

      (h) Limitation. Neither Party shall be responsible for the loss, corruption, damage or mistransmission of data during the transmission of such data by a third party telecommunications provider unless to the extent such loss, damage or mistransmission is attributable to error or either Party's failure to perform its obligations under this Agreement.

13.4  File Access

      ACE will have unrestricted access to, and the right to review and retain the relevant portion of all computer or other files containing ACE Data. At no time will any of such files or other materials or information be stored or held in a form or manner not readily accessible to ACE. IBM will provide to the ACE Project Executive all passwords, codes, comments, keys, documentation and the locations of any such files and other materials promptly upon the request of ACE, including Equipment and Software keys and such information as to format, encryption (if any) and any other specification or information necessary for ACE to retrieve, read, revise and/or maintain such files and information. Upon the request of the ACE Project Executive, IBM will confirm that, to the best of its knowledge, all files and other information provided to ACE are complete and that no material element, amount, or other fraction of such files or other information to which ACE may request access or review has been deleted, withheld, disguised or encoded in a manner inconsistent with the purpose and intent of providing full and complete access to ACE as contemplated by this Agreement.

14.   OWNERSHIP OF MATERIALS

14.1  ACE Owned Materials

      ACE shall be the sole and exclusive owner of the ACE Owned Materials.

14.2  Developed Materials

      (a) Unless the Parties agree otherwise in writing, all ACE Owned Developed Materials shall be considered works made for hire (as that term is used in Section 101 of the Copyright Act) owned by ACE or such Eligible Recipient. If any such ACE Owned Developed Materials may not be considered a work made for hire under applicable law, IBM hereby irrevocably assigns, and shall assign, to ACE or the appropriate Eligible Recipient, without further consideration, all of IBM's right, title and interest in and to such ACE Owned Developed Materials, including United States and foreign intellectual property rights. IBM acknowledges that ACE and the Eligible Recipients and their successors and assigns shall have the right to obtain and hold in their own name any intellectual property rights in and to such ACE Owned Developed Materials. IBM agrees to execute any documents and take any other reasonable actions reasonably requested by ACE to effectuate the purposes of this
            Section 14.2. ACE grants to IBM a non-exclusive, non-transferable,
            ------------
            worldwide, limited right and license to use, execute, reproduce, display, perform, modify and distribute the ACE

                        Ace/IBM Proprietary Information

            Owned Developed Materials for the sole purpose of providing the Services during the Term and the Transfer Assistance Period pursuant to this Agreement; provided, that this license does not give IBM the
                               --------
            right, and IBM is not authorized, to sublicense such ACE Owned Developed Materials or use them for the benefit of other customers or for any other purpose without ACE's prior written consent. ACE may, in its sole discretion and upon such terms and at such prices as ACE and IBM may agree, grant IBM a license to use the ACE Owned Developed Materials for other purposes and to sublicense the ACE Owned Developed Materials.

      (b) IBM shall provide ACE with the source code and documentation for all such Developed Materials. IBM represents and warrants that: (i) the source code and documentation for such Developed Materials will be sufficient to allow a reasonably knowledgeable and experienced systems programmer to maintain and support such Materials; and (ii) the user documentation for such Materials will accurately describe in terms understandable by a typical end user the functions and features of such Materials and the procedures for exercising such functions and features.

14.3  IBM Owned Materials

      (a) IBM shall be the sole and exclusive owner of the IBM Owned Materials, including United States and foreign intellectual property rights in such IBM Owned Materials.

      (b) IBM shall not use any IBM Owned Materials other than those listed in Schedule B to provide the Services without providing written notice
            ----------
            to, and obtaining the prior written consent of, ACE. IBM hereby grants to ACE and the Eligible Recipients a perpetual, irrevocable, unlimited, fully paid-up, transferable, global, royalty-free license, with the right to grant sublicenses, to use, execute, reproduce, display, perform, modify, enhance, distribute and create derivative works of all IBM Owned Developed Materials as is necessary for ACE to provide to itself and the Eligible Recipients, or obtain from third parties, the Services.

      (c) IBM shall not embed any IBM Owned Materials in any Developed Materials, or create any Developed Materials that require the use of any IBM Owned Materials to which ACE does not have a license pursuant to Section 14.3(b), without providing written notice to,
                        --------------
            and obtaining the prior written consent of, ACE. The Parties shall negotiate the terms and conditions of a license for ACE with respect to any such Materials.

14.4  Other Materials

      This Agreement shall not confer upon either Party intellectual property rights in Materials of the other Party (to the extent not covered by this
      Article 14) unless otherwise so provided elsewhere in this Agreement.
      ----------

14.5  General Rights

      (a) Copyright Legends. The Parties agree to reproduce copyright legends which appear on any portion of the Materials which may be owned by third parties.

      (b) No Implied Licenses. Except as expressly specified in this Agreement, nothing in this Agreement shall be deemed to grant to one Party, by implication, estoppel or otherwise, license rights, ownership rights or any other intellectual property rights in any Materials owned by the other Party or any Affiliate of the other Party (or, in the case of IBM, any Eligible Recipient).

                        Ace/IBM Proprietary Information

14.6  ACE Rights Upon Expiration or Termination of Agreement

      As part of the Transfer Assistance Services, IBM shall provide the following to ACE and the Eligible Recipients with respect to Materials and
      Software:

      (a) ACE Owned Materials and Developed Materials. IBM shall, at no cost to ACE:

            (1) deliver to ACE all Developed Materials in the format and medium in use by IBM in connection with the Services as of the date of such expiration or termination to the extent that ACE has paid all undisputed Charges (in accordance with Section
                                                                      -------
                  12.4) expressly associated with such Developed Materials; and
                  ----
            (2) following confirmation by ACE that the copies of the ACE Owned Materials delivered by IBM are acceptable and the completion by IBM of any Transfer Assistance Services for which such Materials are required, destroy or securely erase all other copies of such Materials then in IBM's possession and cease using such Materials for any purpose; provided, however, that IBM may retain one (1) copy of the ACE Data to determine IBM's rights under this Agreement.

      (b) IBM Owned Materials. With respect to those Materials (other than IBM Owned Developed Materials) owned by IBM or IBM Affiliates or Subcontractors and used by them to provide the Services, IBM shall, at its then current terms and prices for similarly situated customers:


            (1) grant to ACE a, non-exclusive, non-transferable, internal-use license to use, execute, reproduce, display, perform, distribute, modify, enhance and create derivative works and to permit a third party to use, execute, reproduce, display, perform, distribute, modify, enhance and create derivative works on ACE's behalf, and solely for the benefit or use of ACE and the Eligible Recipients or such licenses as are then provided by IBM to similarly situated customers;

            (2) deliver to ACE a copy of such Materials, including related documentation; and

            (3) offer to provide to ACE maintenance, support and other services for such Materials on IBM's then-current standard terms and conditions for such services.

      (c) Third Party Software and Materials. With respect to Third Party Software and Materials licensed by IBM or IBM Affiliates or Subcontractors and used by them to provide the Services, IBM shall, subject to any applicable vendor terms, conditions and payment by ACE of any transfer fee, license fee or other charges imposed by such vendor:

            (1) assign to ACE or its designee the licenses for such Third Party Software and Materials where IBM is using such Third Party Software solely to provide the Services to ACE as of the date of such expiration or termination;

            (2) reasonably assist ACE in obtaining licenses for such Third Party Software; and

            (3) deliver to ACE a copy of such Third Party Software and Materials (including source code, to the extent it has been available to IBM) and related documentation and shall cause

                        Ace/IBM Proprietary Information
                  maintenance, support and other services to continue to be available to ACE (to the extent it has been available to IBM).

            ACE shall be obligated to make any payments due following its receipt of such licenses and attributable to periods after such receipt to the extent IBM would have been obligated to make such payments if it had continued to hold the licenses in question.

      (d) Substitute Materials. As to any Third Party licenses to be assigned or obtained, IBM shall have the right to license, or cause to be licensed, to ACE or otherwise obtain for ACE, or a third party on ACE's behalf, in place of Third Party Software and Materials and Third Party licenses, any other Materials which are sufficient to perform, without additional cost, support or resources and at the levels of efficiency required by this Agreement, the functions of the Third Party Software and Materials necessary to enable ACE or its designee to provide the Services after the expiration or termination of this Agreement.

15.   REPRESENTATIONS AND WARRANTIES

15.1  Work Standards

      IBM represents and warrants that the Services shall be executed in a timely and workmanlike manner, in accordance with the practices of the information technology outsourcing industry and the Performance Standards. IBM covenants that it shall use qualified individuals with experience, competence and skill necessary to perform the Services.




15.2  Maintenance

      IBM covenants that to the extent received in such condition from ACE and to the extent IBM is responsible to do so hereunder and unless otherwise agreed, it shall maintain the Equipment and Software (i)in good operating condition, subject to normal wear and tear, (ii) undertaking repairs and preventive maintenance on Equipment for which IBM is designated to be responsible hereunder in accordance with the applicable Equipment manufacturer's recommendations and requirements, and (iii) performing Software maintenance in accordance with the applicable Software vendor's written documentation,. For Third Party Equipment and Software no longer supported by the licensor or manufacturer and for which IBM is designated to be responsible hereunder, IBM shall use commercially reasonable efforts to perform maintenance as required. For Equipment and Software for which IBM has financial responsibility, IBM will replace such Equipment or Software as necessary, at no additional cost to ACE. For Software for which ACE has retained financial responsibility, ACE shall be responsible for such maintenance as performed by third parties on a Pass-Through Expenses basis and shall bear the cost of replacing such Software.

15.3  Efficiency and Cost Effectiveness

      IBM shall use commercially reasonable efforts to provide the Services in a cost-effective manner consistent with the Performance Standards. Without limiting the generality of the foregoing, such actions shall include:

      (a) considering the economic circumstances in which the Services are provided, including the impact upon ACE and the Eligible Recipients of alternative technologies, applicable economies of scale, costs associated with compliance with Laws and IBM's projections of ACE's retained resource requirements;

                        Ace/IBM Proprietary Information

      (b) making adjustments in the timing of actions (consistent with ACE's priorities and schedules for the Services and IBM's obligation to meet the Performance Standards);

      (c) delaying or accelerating, as appropriate, the performance of noncritical functions within limits acceptable to ACE;

      (d) tuning or optimizing the systems, including memory, used to perform the Services (including providing advice and suggestions to ACE to assist ACE in ACE's tuning of Applications Software to optimize performance and minimize costs);

      (e) controlling its use of the ACE data network by scheduling usage, where possible, to low utilization periods;

      (f)   using alternative technologies to perform the Services; and

      (g) efficiently using resources for which ACE is charged hereunder, consistent with industry norms, and compiling data concerning such efficient use in segregated and auditable form whenever possible.

      Prior to implementing any proposed change to the procedures, Equipment, Software or other assets or resources that IBM uses to provide the Services which may materially affect ACE's Retained Expenses or the use of the Applications Software, IBM agrees to (i) provide written notice to ACE which reasonably details IBM's proposed change and the potential impacts on ACE, (ii) discuss with ACE any objections ACE may have to IBM's proposed change, and (iii) obtain ACE's consent to such proposed change. To the extent that ACE does not consent, IBM shall be relieved of Service Levels to the extent that the failure to perform changes causes IBM to fail to meet Service Levels.

15.4  Technology

      IBM shall, without an increase in Charges to ACE, provide the Services using current technology that may enable ACE to take advantage of technological advancements in its industry and support ACE efforts to maintain competitiveness in the markets in which it competes.

15.5  Software

      (a) IBM represents and warrants that it is either the owner of, or authorized to use, any and all Software used by IBM in providing the Services, subject to, the responsible Party under Article 5,
                                                              ---------
            obtaining the Required Consents. As to any such Software that IBM does not own but is authorized to use, IBM shall advise ACE as to the ownership and extent of IBM's rights with regard to such Software. ACE represents and warrants that ACE is either the owner of, or authorized to use, any and all Software provided to IBM hereunder.

      (b) IBM represents and warrants that the Software, other than Third Party Software, provided or developed by IBM under this Agreement will perform in conformance with its specifications.

      (c) IBM shall use commercially reasonable efforts to evaluate any Third Party Software selected by or for ACE to provide Services to determine whether such Software will perform in accordance with its published specifications. With respect to all products and services purchased by IBM for ACE on a cost-plus, cost-reimbursement or Pass-Through Expense basis during the course of performing the Services, IBM shall pass-through to ACE all benefits offered by the manufacturers and/or vendors of such products and services (including, without limitation, all warranties, refunds, credits, rebates,

                        Ace/IBM Proprietary Information
            discounts, training, technical support and other consideration offered by such manufacturers and vendors) except to the extent otherwise agreed by ACE.

      (d) IBM does not assure uninterrupted or error-free operation of the Materials or Services or that IBM will correct all defects therein. Except as otherwise provided herein, IBM does not warrant the accuracy of any Materials, advice, report, data or other product delivered to ACE hereunder if, and to the extent, produced with or from data, materials or software provided by ACE. Except as otherwise expressly provided herein, such products are delivered 'AS IS,' and IBM will not be liable for any inaccuracy thereof.

15.6  Non-Infringement

      Each Party represents and warrants that it shall perform its responsibilities under this Agreement in a manner that does not infringe, or constitute an infringement or misappropriation of, any U.S. patent, copyright, trademark or similar proprietary rights conferred by contract or by common law or by the law of the U.S. or any state therein of any third party; provided, however, that the performing Party shall not have
                   --------
      any obligation or liability to the extent any infringement or misappropriation is caused by (i) modifications or misuse made by the other Party or its subcontractors without the knowledge or approval of the performing Party, (ii) the other Party's combination of the performing Party's work product or Materials with items not furnished or specified by the performing Party or contemplated by this Agreement, (iii) a breach of this Agreement by the other Party, or (iv) Third Party Software, except to the extent that such infringement or misappropriation arises from the failure of the performing Party to obtain the necessary licenses or Required Consents or to abide by the limitations of the applicable Third Party Software licenses. In addition, IBM represents and warrants that it will use commercially reasonable efforts to obtain intellectual property indemnification for ACE pursuant to any agreements that IBM enters into after the Commencement Date in connection with providing the Services with respect to Third Party Software, from the suppliers of such Software, that is comparable to the intellectual property indemnification provided by IBM to ACE under this Agreement, and will use reasonable efforts to notify ACE of all failures to obtain such indemnification.

15.7  Authorization

      Each Party represents and warrants to the other that:

      (a) It is a corporation duly incorporated, validly existing and in good standing under the laws of its State of incorporation;

      (b) It has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

      (c) It has obtained all licenses, authorizations, approvals, consents or permits required to perform its obligations under this Agreement under all applicable federal, state or local laws and under all applicable rules and regulations of all authorities having jurisdiction over the Services;

      (d) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite corporate action on the part of such Party; and

      (e) The execution, delivery, and performance of this Agreement shall not constitute a violation of any judgment, order, or decree; a material default under any material contract by which it or any of its

                        Ace/IBM Proprietary Information
            material assets are bound; or an event that would, with notice or lapse of time, or both, constitute such a default.

15.8  Inducements

      IBM represents and warrants that it has not given and will not give commissions, payments, kickbacks, lavish or extensive entertainment, or other inducements of more than minimal value to any employee or agent of ACE in connection with this contract. IBM also represents and warrants that, to the best of its knowledge, no officer, director, employee, agent or representative of IBM has given any such payments, gifts, entertainment or other thing of value to any employee or agent of ACE. IBM also acknowledges that the giving of any such payments, gifts, entertainment, or other thing of value is strictly in violation of ACE's policy on conflicts of interest.

15.9  Malicious Code

      Each Party represents and warrants that it shall take commercially reasonable actions and precautions to prevent the introduction and proliferation, and reduce the effects, of any Malicious Code into ACE's information technology environment or any system used by IBM to provide the Services. Without limiting IBM's other obligations under this Agreement, IBM covenants that, in the event any Malicious Code is found in the systems used to provide the Services, if such Malicious Code was introduced into the Equipment, Software or other resources provided by IBM or any IBM Personnel under this Agreement, or if IBM fails to take such commercially reasonable actions or precautions, IBM shall remove such Malicious Code at its expense and indemnify ACE for all Losses incurred by ACE as a result of such Malicious Code.

15.10 Disabling Code

      Neither Party shall without the prior written consent of the other Party insert into the Software any code which could be invoked to disable or otherwise shut down all or any portion of the Services. With respect to any disabling code that may be part of the Software, neither Party shall invoke or cause to be invoked such disabling code at any time, including upon expiration or termination of this Agreement for any reason, without the other Party's prior written consent.

15.11 Compliance With Laws

      Each Party represents and warrants that the Software, Materials and Services provided by such Party shall be in compliance with all applicable Laws on the Commencement Date and shall remain in compliance with such Laws for the entire Term of the Agreement. IBM shall comply with all Laws applicable to the provision of Services. ACE shall comply with all Laws applicable to the receipt of Services.

15.12 Ownership of ACE Machines

      ACE represents that ACE is either the owner of each ACE Machine or is authorized by its owner to include it under this Agreement.

15.13 Environmental Warranty

      (a) ACE covenants that during the Term, ACE Facilities do not and will not contain any unsafe condition or Hazardous Materials. If ACE becomes aware of the existence of any unsafe condition or Hazardous Material at an ACE Facility, ACE will promptly provide IBM with written notice

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                                       58
            specifying the nature and location of such unsafe condition or Hazardous Material. IBM reserves the right to discontinue performance of the Services affected by such unsafe condition or the presence of Hazardous Materials until the unsafe condition or presence of Hazardous Materials has been remedied.

      (b) ACE will remedy any violation of law with respect to the presence of Hazardous Materials. The investigation, detection, abatement and remediation of any Hazardous Materials present at ACE Facilities are not within the scope of this Agreement. IBM will not be liable or responsible for any expenses incurred by ACE with respect to Hazardous Materials, except and only to the extent that the presence of Hazardous Materials was caused by IBM's misconduct.

15.14 Remedy

      In the event of any breach by IBM of any of the warranties set forth in this Article 15, IBM shall promptly correct or cause the correction of
           ----------
      the deficiencies giving rise to the breach without charge to ACE. In the event of any breach by ACE of any of the warranties set forth in this
      Article 15, ACE shall promptly correct or cause the correction of the
      ----------
      deficiencies giving rise to the breach without charge to IBM. In the event of any breach of a warranty set forth in this Article 15 that causes a
                                                    ----------
      significant impact on ACE's ability to perform a material function required by ACE's business, IBM shall use its diligent efforts to correct the deficiency within twenty-four (24) hours after IBM discovers or receives notice of the deficiency; if failure to restore begins to materially affect ACE's business, IBM will use its commercially reasonable efforts, including the use of non-account personnel and contracted disaster recovery resources, to restore critical production functions as soon as possible.

15.15 Disclaimer

      EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

16.   INSURANCE AND RISK OF LOSS

16.1  Insurance

      (a) Requirements. IBM agrees to keep in full force and effect and maintain at its sole cost and expense the following policies of insurance during the term of this Agreement:

            (1)   Workers' Compensation and Employer's Liability Insurance:

                  (i) Statutory Worker's Compensation including occupational disease in accordance with the law.

                  (ii) Employer's Liability Insurance with minimum limits of $5,000,000.00 per employee by accident / $5,000,000.00 per employee by disease / $5,000,000.00 policy limit by disease.

            (2) Commercial General Liability Insurance and Umbrella Liability Insurance (including contractual liability insurance) providing coverage for bodily injury and property damage

                        Ace/IBM Proprietary Information
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

                  with combined single limits of not less than twenty-five million dollars ($25,000,000) per occurrence.

            (3) Commercial Business Automobile Liability Insurance including coverage for all owned, non-owned, leased, and hired vehicles providing coverage for bodily injury and property damage liability with combined single limits of not less than one million dollars ($1,000,000) per occurrence.

            (4) Employee Dishonesty and Computer Fraud Insurance covering losses arising out of or in connection with any fraudulent or dishonest acts committed by IBM Personnel, acting alone or with others, in an amount not less than ten million dollars ($10,000,000) per occurrence.

      (b) Approved Companies. If applicable, IBM may self insure to the extent allowed by law.

      (c)   Endorsements. With respect to subsections (a)(2) and (a)(3) above,
                                          ----------------------------
            IBM's insurance policies as required herein shall name ACE and all of its subsidiaries, Affiliates, officers, directors, agents, servants and employees as Additional Insureds for any and all liability arising at any time in connection with IBM's performance under this Agreement. Such insurance afforded to ACE shall be primary insurance and any other valid insurance existing for ACE's benefit shall be excess of such primary insurance. IBM shall obtain such endorsements to its policy or policies of insurance as are necessary to cause the policy or policies to comply with the requirements stated herein.

      (d) Certificates. IBM shall, upon ACE's request provide ACE with certificates of insurance evidencing compliance with this Article 16
                                                                      ----------
            (including evidence of renewal of insurance) signed by authorized representatives of the respective carriers for each year that this Agreement is in effect. Each certificate of insurance shall include a statement that the issuing company shall not cancel, nonrenew, reduce, or otherwise change the insurance afforded under the above policies unless thirty (30) days' notice of such cancellation, nonrenewal, reduction or change has been provided to:

                            ACE INA Holdings, Inc.
                               Two Liberty Place
                          Philadelphia, Pennsylvania
                          Attention: General Counsel

      (e) No Implied Limitation. The obligation of IBM to provide the insurance specified herein shall not limit in any way any obligation or liability of IBM provided elsewhere in this Agreement.

16.2  Risk of Loss

      Each Party shall be responsible for risk of loss of, and damage to, any Equipment, Software or other materials in its possession or on its premises at the time of such loss or damage. Each Party shall promptly notify the other of any damage (except normal wear and tear), destruction, loss, theft, or governmental taking of any item of Equipment, Software or other materials in the possession of such Party or on its premises of such Party, whether or not insured against by such Party, whether partial or complete, which is caused by any act, omission, fault or neglect of such Party ("Event of Loss"). Such Party shall be responsible for the cost of
              -------------
      any necessary repair or replacement of such Equipment, Software or other materials due to an Event of Loss; in the event of a ACE Event of Loss, such repair or replacement shall not be considered part of IBM's maintenance obligations. For a ACE Event of Loss, IBM shall coordinate and oversee repair or replacement performed by a third-party on a Pass-Through Expenses basis, or by IBM at agreed-upon prices.

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

17.      INDEMNITIES

17.1     Indemnity by IBM

         IBM agrees to indemnify, defend and hold harmless ACE and the Eligible Recipients and their respective officers, directors, employees, agents, Affiliates, successors, and assigns from any and all Losses and threatened Losses due to third party claims arising from or in connection with any of the following:

         (a) IBM's breach of any of the material representations and warranties set forth in this Agreement;

         (b) IBM's decision to terminate or failure to observe or perform any duties or obligations to be observed or performed on or after the Commencement Date by IBM under any of the contracts assigned to IBM or for which IBM has assumed financial, administrative, or operational responsibility;

         (c) IBM's failure to observe or perform any duties or obligations to be observed or performed on or after the Commencement Date by IBM under Third Party Software licenses, Equipment Leases or Third Party Contracts assigned to IBM pursuant to this Agreement, or any duties or obligations to be observed or performed by IBM after the Commencement Date;

         (d) IBM's breach of its material obligations with respect to ACE Proprietary Information;

         (e)      Occurrences that IBM is required to insure against pursuant to
                  Section 16.1, to the extent of IBM's actual coverage under its
                  ------------
                  insurance policies, or in the event IBM fails to obtain the applicable insurance policy pursuant to Section 16.1, to the
                                                          ------------
                  extent of the coverage required therein; provided, however, that this provision shall not limit ACE's right to indemnity under any other provision of this Article 17;
                                                    ----------

         (f) Infringement or alleged infringement of a patent, trade secret, copyright or other proprietary rights conferred by contract, common law or by the law of the U.S. or any state therein in contravention of IBM's representations and warranties in Sections 15.5 and 15.6 provided that IBM shall
                                ----------------------
                  have no obligation with respect to any Losses to the extent the same arises out of or in connection with ACE's modification or misuse of Equipment, systems, programs or products, or ACE's combination, operation or use with devices, data, Equipment, systems, programs or products not furnished by IBM or its subcontractors or agents; provided further that if such a claim is made or appears likely to be made, ACE agrees to permit IBM to obtain the right for ACE to continue to use such Equipment, system, program or product, or to modify it or replace it with one that is at least functionally equivalent;

         (g) IBM's acts or omissions during the interview, hiring or transition process with respect to any ACE Personnel or former ACE Personnel listed in Schedule M;
                                          ----------

         (h) Claims by government regulators or agencies for fines, penalties, sanctions or other remedies arising from or in connection with IBM's failure to perform its responsibilities under this Agreement to the extent such fines, penalties, sanctions or other remedies related to such failure were caused by IBM and not by ACE or at ACE's direction and to the extent that ACE provides to IBM advance written notice of the Law that is the basis of the same;

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

         (i) Taxes assessed against ACE, together with interest and penalties, that are the responsibility of IBM under Section
                                                                      -------
                  11.4; and
                  ----

         (j) Products, services or systems provided by IBM or its Subcontractors or authorized distributors directly to a third party, unless or to the extent such claim arises from the acts or omissions of ACE or Subcontractors or agents, or from the ACE Owned Software.

         (k) IBM shall also indemnify ACE and the Eligible Recipients for any Losses incurred by them as a result of any failure by IBM to perform fully and completely those obligations of ACE for which IBM has responsibility under Schedule F of the Agreement
                                                     ----------
                  under Software licenses or Third Party Contracts to the extent that IBM has the obligation to do so and IBM's failure to perform such obligations is not caused by ACE or the Eligible Recipients or CIGNA.

17.2     Indemnity by ACE

         ACE agrees to indemnify, defend and hold harmless IBM and its officers, directors, employees, agents, Affiliates, successors, and assigns from any Losses and threatened Losses due to third party claims arising from or in connection with any of the following:

         (a) ACE's breach of any of the material representations and warranties set forth in this Agreement;

         (b) ACE's decision to terminate or failure to observe or perform any duties or obligations to be observed or performed before and/or after the Commencement Date by ACE under any of the contracts for which ACE has retained financial, administrative, or operational responsibility;

         (c) ACE's failure to observe or perform any duties or obligations to be observed or performed prior to, on or after, the Commencement Date by ACE under any of the applicable Third Party Software licenses, Equipment Leases or Third Party Service Contracts;

         (d) ACE's breach of its material obligations with respect to IBM's Proprietary Information;

         (e) Infringement or alleged infringement of a patent, trade secret, copyright or other proprietary rights conferred by contract, common law or by the law of the U.S. or any state therein in contravention of ACE's representations and warranties in Sections 15.5 and 15.6 provided that ACE shall
                                ----------------------
                  have no obligation with respect to any Losses to the extent the same arises out of or in connection with IBM's modification or misuse of Equipment, systems, programs or products, or IBM's combination, operation or use with devices, data, Equipment, systems, programs or products not furnished by ACE or its subcontractors or agents; provided further that if such a claim is made or appears likely to be made, IBM agrees to permit ACE to obtain the right for IBM to continue to use such Equipment, system, program or product, or to modify it or replace it with one that is at least functionally equivalent;

         (f) Taxes assessed against IBM or its agents, together with interest and penalties, that are the responsibility of ACE under Section 11.4;
                        ------------

         (g) Relating to any environmental claim arising out of this Agreement or as a result of the Services at the ACE Facilities;

                        Ace/IBM Proprietary Information

         (h) ACE acts or omissions during the interview, hiring or transition process with respect to any former ACE Personnel;

         (i) Products, services, or systems provided by ACE or its Subcontractors to a third party, unless and to the extent such claim arises from IBM's conduct;

         (j) Claims by government regulators or agencies for fines, penalties, sanctions or other remedies arising from or in connection with ACE's failure to perform its responsibilities under this Agreement to the extent such fines, penalties, sanctions or other remedies related to such failure were caused by ACE and not by IBM or at IBM's direction;

         (k) Claims by Eligible Recipients or divested ACE Entities relating to the provision of Services to the same pursuant to this Agreement; and

         (l) Claims by CIGNA arising from IBM's provision of the Services to ACE under this Agreement (other than claims that ACE, through IBM's breach of Section 6.12 of this Agreement, has denied to CIGNA use or access to which CIGNA is entitled under
                  Section 3.1 of the Systems Facilities Agreement).
                  -----------

17.3     Additional Indemnities

         IBM and ACE each agree to indemnify, defend and hold harmless the other, and the Eligible Recipients and their respective Affiliates, officers, directors, employees, agents, successors, and assigns, from any and all Losses and threatened Losses to the extent they arise from or in connection with any of the following: (a) the death or bodily injury of any agent, employee, customer, business invitee, business visitor or other person caused by the negligence or other tortuous conduct of the indemnitor; (b) the damage, loss or destruction of any real or tangible personal property caused by the negligence or other tortious conduct of the indemnitor; and (c) any claim, demand, charge, action, cause of action, or other proceeding asserted against the indemnitee but resulting from an act or omission of the indemnitor in its capacity as an employer or potential employer of a person.

17.4     Infringement

         (a) If any item used by IBM to provide the Services becomes, or in IBM's reasonable opinion is likely to become, the subject of an infringement or misappropriation claim or proceeding, IBM shall, unless such item was provided by ACE or an Eligible Recipient or was used at their request, promptly take the following actions at no additional charge to ACE: (i) secure the right to continue using the item; or (ii) replace or modify the item to make it non-infringing, provided that any such replacement or modification will not materially degrade the performance or quality of the affected component of the Services. If alternatives (i) and (ii) are not feasible, IBM shall remove the item from the Services and equitably adjust the Charges, if appropriate, to reflect such removal.

         (b) If any item provided by ACE to IBM in its provision of the Services becomes, or in ACE's reasonable opinion is likely to become, the subject of an infringement or misappropriation claim or proceeding, ACE shall promptly take the following actions at no charge to IBM: (i) secure the right to continue using the item; or (ii) replace or modify the item to make it non-infringing, provided that any such replacement or modification will not materially degrade the performance or quality of the affected component of the Services.

17.5     Environmental

                        Ace/IBM Proprietary Information

         (a) ACE shall (i) notify IBM of the procedures and precautions to be taken at ACE sites where Hazardous Materials are used or produced in operations performed by ACE or its agents or Affiliates or Eligible Recipients, (ii) provide at its expense any special equipment or training required by IBM to perform safely and properly the Services in the presence of such Hazardous Materials; (iii) be responsible for complying with all material applicable Laws concerning the treatment, storage, registration, handling or disposal of or reporting about, Hazardous Materials used or produced in operations performed by ACE or its Affiliates, Eligible Recipients, or the agents of each, at the ACE sites; and (iv) be responsible for remedying any violation of Law with respect to the treatment, storage, registration, handling or disposal of or reporting about Hazardous Materials used or produced in operations performed by ACE at the ACE sites.

         (b) IBM shall (i) notify ACE of the procedures and precautions to be taken at ACE or IBM facilities where Hazardous Materials are used or produced in operations performed by IBM or its Affiliates or Subcontractors in the performance of the Services, (ii) provide at its expense any special equipment or training required by ACE to perform its operations safely and properly in the presence of such Hazardous Materials; (iii) be responsible for complying with all material applicable Laws concerning the treatment, storage, registration, handling or disposal of or reporting about Hazardous Materials used or produced by IBM or its Affiliates or Subcontractors in the performance of the Services; and (iv) be responsible for remedying any violation of Law with respect to the treatment, storage, registration, reporting, handling or disposal of any Hazardous Materials used or produced in the performance of the Services.

         (c) In the event that Hazardous Materials are present at any ACE site during the Term of this Agreement, IBM may cease performance of any affected portion of the Services if and to the extent IBM's ability to perform such portion of the Services safely is impacted by the presence of such Hazardous Materials and the unsafe condition cannot reasonably be circumvented by IBM through the use of alternative approaches, workaround plans or other means.

         (d) ACE shall be liable for and indemnify IBM against all costs, expenses or other Losses incurred or suffered by IBM as a result of the treatment, storage, registration, handling, disposal or release of or reporting about Hazardous Materials used or produced by operations performed by ACE at the ACE sites, except to the extent that such costs, expenses or Losses were caused by the conduct of IBM or IBM's employees, subcontractors, agents or representatives . IBM shall be liable for and indemnify ACE and the Eligible Recipients against all costs, expenses or other Losses incurred or suffered by ACE or any Eligible Recipient as a result of the treatment, storage, registration, handling, disposal or release of or reporting about Hazardous Materials used or produced by IBM in the performance of the Services, except to the extent such costs, expenses or Losses were caused by the conduct of ACE, Eligible Recipients, Subcontractors, CIGNA, agents or representatives or other persons for whom ACE is legally responsible (which specifically excludes IBM or IBM's employees, subcontractors, agents or representatives). Neither IBM nor ACE shall be liable to the other for any special, indirect, incidental or consequential damages.

17.6     Indemnification Procedures

         With respect to third party claims (other than those covered by Sections 17.1(h) and 17.2(j)), the following procedures shall apply:
         -----------------------------

                        Ace/IBM Proprietary Information

         (a) Notice. Promptly after receipt by any entity entitled to indemnification (under Sections 17.1 through 17.5) of notice
                                         -------------         ----
                  of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which the indemnitee will seek indemnification pursuant to any such Section, the indemnitee shall notify the indemnitor of such claim in writing. No delay or failure to so notify an indemnitor shall relieve it of its obligations under this Agreement except to the extent that such indemnitor has been harmed by such delay or failure. Within fifteen (15) days following receipt of written notice from the indemnitee relating to any claim, but no later than five (5) days before the date on which any response to a complaint or summons is due, the indemnitor shall notify the indemnitee in writing that the indemnitor elects to assume control of the defense and settlement of that claim (a "Notice of Election").
                                                   ------------------

         (b) Procedure Following Notice of Election. If the indemnitor delivers a Notice of Election within the required notice period, the indemnitor shall assume sole control over the defense and settlement of the claim; provided, however, that
                                                       --------
                  (i) the indemnitor shall keep the indemnitee fully apprised at all times as to the status of the defense, and (ii) the indemnitor shall obtain the prior written approval of the indemnitee before entering into any settlement of such claim imposing any obligations or restrictions on the indemnitee or ceasing to defend against such claim. The indemnitor shall not be liable for any legal fees or expenses incurred by the indemnitee following the delivery of a Notice of Election; provided, however, that (i) the indemnitee shall be entitled
                  --------
                  to employ counsel at its own expense to participate in the handling of the claim, and (ii) the indemnitor shall pay the fees and expenses associated with such counsel if, in the reasonable judgment of the indemnitee, based on an opinion of counsel, there is a conflict of interest with respect to such claim. The indemnitor shall not be obligated to indemnify the indemnitee for any amount paid or payable by such indemnitee in the settlement of any claim if (x) the indemnitor has delivered a timely Notice of Election and such amount was agreed to without the written consent of the indemnitor, (y) the indemnitee has not provided the indemnitor with notice of such claim and a reasonable opportunity to respond thereto, or
                  (z) the time period within which to deliver a Notice of Election has not yet expired.

         (c) Procedure Where No Notice of Election Is Delivered. If the indemnitor does not deliver a Notice of Election relating to any claim within the required notice period, the indemnitee shall have the right to defend the claim in such manner as it may deem appropriate, at the reasonable cost and expense of the indemnitor. The indemnitor shall promptly reimburse the indemnitee for all such reasonable costs and expenses.

17.7     Indemnification Procedures -- Governmental Claims

         (a) Section 17.1 (h) Procedures. With respect to claims covered by
         Section 17.1(h) the following procedures shall apply:
         ---------------

                  (1) Notice. Promptly after receipt by ACE of notice of the commencement or threatened commencement of any action or proceeding involving a claim in respect of which the indemnitee will seek indemnification pursuant to Section 17.1(h) ACE shall notify IBM of
                                       ---------------
                           such claim in writing. No delay or failure to so notify IBM shall relieve IBM of its obligations under this Agreement except to the extent that IBM has been harmed by such delay or failure.

                  (2) Procedure for Defense. ACE shall be entitled to have sole control over the defense and settlement of such claim; provided, however, ACE shall obtain the prior
                                  --------
                           approval of IBM

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                                      65
                           before entering into any settlement of such claim involving the payment of moneys for which IBM will ultimately be financially response under Section
                                                                    -------
                           17.1(h).
                           -------

         (b) Section 17.2 (j) Procedures. With respect to claims covered by
         Section 17.2(j) the following procedures shall apply:
         ---------------

                  (1) Notice. Promptly after receipt by IBM of notice of the commencement or threatened commencement of any action or proceeding involving a claim in respect of which the indemnitee will seek indemnification pursuant to Section 17.2(j) IBM shall notify ACE of
                                       ---------------
                           such claim in writing. No delay or failure to so notify ACE shall relieve ACE of its obligations under this Agreement except to the extent that ACE has been harmed by such delay or failure.

                  (2) Procedure for Defense. IBM shall be entitled to have sole control over the defense and settlement of such claim; provided, however, IBM shall obtain the prior
                                  --------
                           approval of ACE before entering into any settlement of such claim involving the payment of moneys for which ACE will ultimately be financially response under Section 17.2(j).
                                 ---------------

17.8     Subrogation

         In the event that an indemnitor shall be obligated to indemnify an indemnitee pursuant to Sections 17.1 through 17.5 or any other
                                -------------         ----
         provision of this Agreement, the indemnitor shall, upon payment of such indemnity in full, be subrogated to all rights of the indemnitee with respect to the claims to which such indemnification relates.

18.      LIABILITY

18.1     General Intent

         Subject to the specific provisions of this Article 18, it is the intent
                                                    ----------
         of the Parties that each Party shall be liable to the other Party for any actual damages incurred by the non-breaching Party as a result of the breaching Party's failure to perform its obligations in the manner required by this Agreement.

18.2     Force Majeure

         (a)      Subject to Section 18.2(d), no Party shall be liable for any
                             ---------------
                  default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God; wars, riots, civil disorders, rebellions or revolutions, failure of telecommunications carriers, strikes or lockouts or labor disputes by third parties, or any other similar cause beyond the reasonable control of such Party; provided, that the non-
                                                        --------
                  performing Party can not reasonably circumvent the delay through the use of commercially reasonable alternate sources, workaround plans or other means. A labor dispute involving a Party (or, in the case of IBM, a Subcontractor) and its own personnel shall not excuse such Party from its obligations hereunder.

         (b) In such event the non-performing Party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so prevented, hindered or delayed in its performance shall immediately notify the Party to whom performance is due by telephone (to be

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                                      66
                  confirmed in writing within five (5) days of the inception of such delay) and describe at a reasonable level of detail the circumstances of such force majeure event.

         (c)      If any event described in Section 18.2(a) substantially
                                            ---------------
                  prevents, hinders, or delays the performance by IBM or one of its Subcontractors of Services associated with critical ACE functions (i.e., functions the non-performance of which has a material adverse effect on the conduct of ACE's business) for more than the initial recovery period specified in the IBM disaster recovery plan under this Agreement, or, if no disaster recovery plan exists, for ten (10) consecutive days, ACE may procure such Services from an alternate source, and IBM shall be liable for payment for such reasonable expenses for services from the alternate source for so long as the delay in performance shall continue, up to the charges actually paid to IBM for the Services with respect to the period of non-performance. In addition, if any event described in Section 18.2(a) substantially prevents, hinders, or delays
                     ---------------
                  the performance by IBM or one of its Subcontractors of Services associated with critical ACE functions for one hundred and eighty (180) days, ACE will terminate any portion of this Agreement so affected without payment of Termination Charges and ACE will pay IBM any reasonable unrecovered start-up costs and Out-of-Pocket Expenses associated with ramp down transition costs.

         (d) Upon the occurrence of a force majeure event, IBM shall, to the extent possible, implement promptly, as appropriate, its disaster recovery plan and provide disaster recovery services therewith. The occurrence of a force majeure event shall not relieve IBM of its obligation to implement its disaster recovery plan and provide disaster recovery services.

         (e)      Except as stated in Section 18.2(c), nothing in this Section
                                      ---------------
                  shall limit or otherwise relieve ACE's obligation to pay any moneys due IBM under the terms of this Agreement; provided,
                                                                    --------
                  that if IBM fails to provide Services in accordance with this Agreement due to the occurrence of a force majeure event, all amounts payable to IBM hereunder shall be equitably adjusted in a manner such that ACE is not required to pay any amounts for Services that it is not receiving.

         (f) Without limiting IBM's obligations under this Agreement, whenever a force majeure event causes IBM to allocate limited resources between or among IBM's customers and Affiliates, ACE shall be treated at least as favorably as other similarly situated customers expending comparable amounts on an annual basis for the same or substantially similar services.

18.3     Limitation of Liability

         (a) NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, COLLATERAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES, INCLUDING LOST PROFITS, REGARDLESS OF THE FORM OF THE ACTION OR THE THEORY OF RECOVERY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. This Section 18.3(a) shall not limit IBM's right to recover
                       ---------------
                  any amounts becoming due for Services provided under the Agreement.

         (b) Except as provided below, the total aggregate liability of either Party for claims for actual, direct damages asserted by the other Party under or in connection with this Agreement, regardless of the form of the action or the theory of recovery, shall be limited, in aggregate to an amount equal to the total payments received by IBM pursuant to this Agreement for four (4) months prior to the month in which the first event giving rise to the liability occurred.

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                                      67

         (c)      The limitations of liability set forth in Section 18.3(b)
                                                            ---------------
                  shall not apply with respect to (i) any obligation or failure by ACE to pay any amounts due or past due and owing to IBM pursuant to the terms of the Agreement; (ii) Losses by either Party for bodily injury or damage to real property or tangible personal property; (iii) Termination Charges assessed under Sections 11.11, 20.3 or 20.4; and (iv) either Party's
                  ----------------------------
                  obligation to indemnify the other Party as provided in Sections 17.1(d), 17.1(f), 17.1(i), 17.2(d), 17.2(e), 17.2(f),
                  -------------------------------------------------------------
                  17.2(k) and 17.2(l).
                  -------------------

         (d)      Notwithstanding Section 18.3(b), the total aggregate liability
                                  ---------------
                  of either Party for claims for actual, direct damages for gross negligence or willful misconduct asserted by the other Party under or in connection with this Agreement or for indemnification under Sections 17.1(h) or 17.2(j), regardless
                                        ---------------------------
                  of the form of the action or the theory of recovery, shall be limited, in aggregate to an amount equal to the total payments received by IBM pursuant to this Agreement for twelve (12) months prior to the month in which the first event giving rise to the liability occurred.

         (e) Failure by a Party to pay valid and accurate charges due and payable hereunder will not be counted toward the liability cap.

19.      CONTRACT GOVERNANCE AND DISPUTE RESOLUTION

19.1     Informal Dispute Resolution

         Prior to the initiation of formal dispute resolution procedures, the Parties shall first attempt to resolve their dispute informally, as follows:

         (a) The Parties agree that the ACE Contract Executive and the IBM Project Executive will attempt in good faith to resolve all disputes. In the event the ACE Contract Executive and the IBM Project Executive are unable to resolve a dispute in an amount of time that either Party deems reasonable under the circumstances, such party may refer the dispute for resolution to the senior managers specified in Section 19.1(b) below upon
                                                      ---------------
                  written notice to the other Party.

         (b)      Within five (5) business days of a notice under Section
                                                                  -------
                  19.1(a) above referring a dispute for resolution by senior
                  -------
                  managers, the ACE Contract Executive and the IBM Project Executive will each prepare and provide to an IBM Director of Services Delivery, Insurance Industry and an ACE Chief Information Officer or their designate, respectively, summaries of the relevant information and background of the dispute, along with any appropriate supporting documentation, for their review. The designated representatives will confer as often as they deem reasonably necessary in order to gather and furnish to the other all information with respect to the matter in issue which the parties believe to be appropriate and germane in connection with its resolution. The representatives shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding. The specific format for the discussions will be left to the discretion of the designated representatives, but may include the preparation of agreed-upon statements of fact or written statements of position.

         (c)      During the course of negotiations under Section 19.1(a) or
                                                          ---------------
                  19.1(b) above, all reasonable requests made by one Party to
                  -------
                  another for non-privileged information, reasonably related to the dispute, will be honored in order that each of the parties may be fully advised of the other's position.

         (d) Formal proceedings for the resolution of a dispute may not be commenced until the earlier of:

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                  (1)      the senior managers under Section 19.1(b) above
                                                     ---------------
                           concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely;

                  (2)      thirty (30) days after the notice under Section
                                                                   -------
                           19.1(a) above referring the dispute to senior
                           -------
                           managers.

                  (3) the dispute is submitted to non-binding mediation in accordance with Section 19.2.
                                           ------------

                  This provision will not be construed to prevent a Party from instituting, and a Party is authorized to institute, formal proceedings earlier (i) to avoid the expiration of any applicable limitations period, or (ii) to preserve a superior position with respect to other creditors.

19.2     Mediation

         If after good faith negotiations conclude, the Parties are still unable to resolve a dispute, the dispute will be submitted to non-binding mediation by a mutually acceptable mediator to be chosen by the Parties within twenty (20) days after written notice by a Party demanding mediation. If the Parties cannot agree on a mediator, a mediator will be designated by the American Arbitration Association. Neither Party shall unreasonably withhold consent to the selection of the mediator and the Parties shall share the costs of the mediation equally. Any dispute which cannot be resolved between the Parties through negotiation or mediation shall be subject to the commencement of formal proceedings by either Party in court.

19.3     Jurisdiction

         Each Party irrevocably agrees that any legal action, suit or proceeding brought by it in any way arising out of this Agreement must be brought solely and exclusively in New York City, New York and each Party irrevocably submits to the sole and exclusive jurisdiction of the courts of the State of New York in personam, generally and unconditionally with respect to any action, suit or proceeding brought by it or against it by the other Party.

19.4     Continued Performance

         Each Party agrees that it shall, unless otherwise directed by the other Party, continue performing its obligations under this Agreement (including payment by ACE for the Services and providing all Services and Transfer Assistance Services) while any dispute is being resolved unless and until the Term ends.

19.5     Governing Law

         This Agreement and performance under it shall be governed by and construed in accordance with the applicable laws of the State of New York, without giving effect to the principles thereof relating to conflicts of laws.

19.6     Expiration of Claims

         No claims may be asserted by either Party more than two (2) years after the later of (i) the date ACE received the invoice containing the disputed charge(s) or amount(s), (ii) the date on which the act or omission giving rise to the claim occurred, or (iii) the date on which such act or omission was or should have been discovered. Failure to make such a claim within such two-year period shall forever bar the claim.

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

20.      TERMINATION

20.1

         (a)      If IBM:

                  (1) commits a material breach of this Agreement, which breach is not cured within thirty (30) days after written notice of the breach from ACE, unless such breach cannot be reasonably cured in such 30 day period, in which case ACE shall not have the right to terminate if IBM promptly proceeds within such 30 day period to commence curing the breach and thereafter provides a reasonable workaround, or functionally cures the breach, within 60 days from receipt of the cure notice; or

                  (2) commits numerous breaches of its duties or obligations which collectively constitute a material breach of this Agreement, which breaches are not cured within thirty (30) days after written notice of the breaches from ACE, unless such breaches cannot be reasonably cured in such 30 day period, in which case ACE shall not have the right to terminate if IBM promptly proceeds within such 30 day period to commence curing the breach and thereafter provides a reasonable workaround, or functionally cures the breach, within 60 days from receipt of the cure notice;

                  then ACE may, by giving written notice to IBM, terminate the Term with respect to all of the Services, or, beginning July 1, 2002, with respect to any or all individual Towers, as of a date specified in the notice of termination. IBM shall not be entitled to any Termination Charges in connection with a Termination for Cause.

                  At such time that the environment has reached the target Resource Baselines and ACE and IBM have concluded the Service Level Measurement Period, ACE and IBM will establish thresholds setting forth criteria for Termination for Cause for failure to meet certain Service Levels. The criteria to be used in setting the thresholds shall include multiple concurrent Service Level Category Failures during consecutive months, or during an aggregate number of months in any twelve month period, which, at a minimum, exceeds the number of months required to maximize the progressive credits available pursuant to Schedule E.
                              ----------

         (b) If ACE commits a material breach of this Agreement (except for material breaches caused by ACE's failure to make undisputed payments as set forth in Section 20.1(c) below), which breach
                                           ---------------
                  is not cured within thirty (30) days after written notice of the breach from IBM, unless such breach cannot be reasonably cured in such 30 day period, in which case IBM shall not have the right to terminate if ACE promptly proceeds within such 30 day period to commence curing the breach and thereafter provides a reasonable workaround, or functionally cures the breach, within 60 days from receipt of the cure notice; then IBM may, by giving written notice to ACE, terminate the Term with respect to all of the Services, or, beginning July 1, 2002, with respect to any or all individual Towers, as of a date specified in the notice of termination. IBM shall not be entitled to any Termination Charges in connection with a Termination for Cause.

         (c) If ACE commits a material breach of this Agreement by failing to make an undisputed payment to IBM which is due and payable hereunder (in accordance with Section 12.4), which breach is
                                                ============
                  not cured within thirty (30) days after such payment becomes due and payable, then IBM may, by giving written notice to ACE, terminate the Term with respect to all of the Services, or, beginning July 1,

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

                  2002, with respect to any or all individual Towers, as of a date specified in the notice of termination. IBM shall not be entitled to any Termination Charges in connection with a Termination for Cause.

20.2     Critical Services

         Without limiting ACE's rights under Section 20.1, if IBM commits a
                                             ------------
         material breach which has a significant impact on ACE's ability to perform a material function required by ACE's business, and IBM is unable to provide a reasonable workaround or functionally cure such breach within three (3) ACE business days, or such longer period if such breach requires disaster recovery services as soon as such services are available, ACE may, in addition to its other remedies at law and in equity, obtain from a third party or provide for itself such services which will allow ACE to conduct ACE's business until IBM has cured the breach or this Agreement is terminated. To the extent ACE continues to pay the Annual Service Charges to IBM during the period of breach, IBM shall reimburse ACE for all costs and expenses of obtaining or providing such services for up to one hundred eighty (180) days.. The express inclusion of this remedy in this Section 20.2 does not
                                                      ------------
         limit ACE's right to use a similar remedy for other breaches by IBM of this Agreement.

20.3     Termination for Convenience

         ACE may terminate the Agreement for convenience and without cause at any time by giving IBM at least one hundred eighty (180) days prior written notice designating the termination date, or, beginning July 1, 2002, with respect to any or all individual Towers. On the effective date of termination, ACE shall pay to IBM a Termination Charge calculated in accordance with Schedule J. In the event that a purported
                                       ----------
         termination for cause by ACE under Section 20.1 is determined by a
                                            ------------
         competent authority not to be properly a termination for cause, then such termination by ACE shall be deemed to be a termination for convenience under this Section 20.3.
                                ------------

20.4     Termination Upon IBM Change of Control

         In the event of a Change in Control of IBM, ACE may terminate this Agreement by giving IBM notice of the termination at least 90 days prior to the termination date specified in the notice. In the event of a termination of Change in Control of IBM, ACE shall pay to IBM, in addition to all Fees owing under this Agreement, the applicable amount set forth in Schedule J for termination for Change in Control of IBM.
                      ----------

20.5     ACE's Right to Extend the Termination Date

         Except in the case of a valid termination for cause by IBM (unless ACE agrees to pay for Services provided by or for IBM in advance and cures any payment default that causes such termination), ACE may elect, upon sixty (60) days prior written notice, to extend the effective date of any expiration/termination or Transfer Assistance one time, at its sole discretion, provided that the total of such extension will not exceed one hundred and eighty (180) days following the originally specified effective date without IBM's prior written consent. For any notice or notices of such extensions provided to IBM within thirty (30) days prior to the actual date of termination, ACE shall reimburse IBM for additional expenses reasonably incurred by IBM as a result thereof.

20.6     Equitable Remedies

         IBM acknowledges that, in the event it breaches (or attempts or threatens to breach) its obligation to provide ACE Transfer Assistance Services as provided in Section 4.3, ACE will be irreparably harmed. In
                                 -----------
         such a circumstance, ACE may proceed directly to court. In such event, IBM agrees that it will not utilize as a defense that ACE did not suffer harm due to IBM's breach of its obligations to provide ACE with Transfer Assistance Services.

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

21.      GENERAL

21.1     Binding Nature and Assignment

         (a) Binding Nature. This Agreement will be binding on the Parties and their respective successors and permitted assigns.

         (b) Assignment. Neither Party may, or will have the power to, assign this Agreement without the prior written consent of the other, except in the following circumstances:

                  (1) Either Party may assign its rights and obligations under this Agreement, without the approval of the other Party, to an Affiliate which expressly assumes such Party's obligations and responsibilities hereunder and is not a direct competitor of the other Party; provided, that the assigning Party shall
                                  --------
                           remain fully liable for and shall not be relieved from the full performance of all obligations under this Agreement. Any Party assigning its rights or obligations to an Affiliate in accordance with this Agreement shall, within three (3) business days after such assignment, provide written notice thereof to the other Party together with a copy of the assignment document.

                  (2) Either Party may assign its rights and obligations under this Agreement to an Entity acquiring, directly or indirectly, Control of such Party, an Entity into which such Party is merged, or an Entity acquiring all or substantially all of such Party's assets, without the approval of the other Party. The acquirer or surviving Entity shall agree in writing to be bound by the terms and conditions of this Agreement. Any Entity receiving the Services shall show evidence that it can satisfy its obligations under the Agreement.

         (c) Impermissible Assignment. Any attempted assignment that does not comply with the terms of this Section shall be null and void.

21.2     Entire Agreement; Amendment
         This Agreement, including any Schedules and Exhibits referred to herein and attached hereto, each of which is incorporated herein for all purposes, constitutes the entire agreement between the Parties with respect to the subject matter hereof. There are no agreements, representations, warranties, promises, covenants, commitments or undertakings other than those expressly set forth herein. This Agreement supersedes all prior agreements, representations, warranties, promises, covenants, commitments or undertaking, whether written or oral, with respect to the subject matter contained in this Agreement. No amendment, modification, change, waiver, or discharge hereof shall be valid unless in writing and signed by an authorized representative of the Party against which such amendment, modification, change, waiver, or discharge is sought to be enforced. Work performed pursuant to the letter agreement between the Parties dated May 27, 1999 shall be deemed work performed pursuant to this Agreement and shall be governed by the terms of this Agreement.

21.3     Compliance with Laws and Regulations

         (a) IBM shall perform its obligations in a manner that complies with applicable Laws, including without limitation identifying and procuring required permits, certificates, approvals and

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

                  inspections. If a charge of non-compliance by IBM with any such Laws occurs, IBM shall promptly notify ACE of such charges in writing.

         (b) ACE shall perform its obligations under this Agreement in a manner that complies with applicable Laws. If a charge of non-compliance by ACE with any such Laws occurs, ACE shall promptly notify IBM of such charges in writing.

21.4     Notices

         All notices, requests, demands, and determinations under this Agreement (other than routine operational communications), shall be in writing and shall be deemed duly given (i) when delivered by hand, (ii) one (1) day after being given to an express courier with a reliable system for tracking delivery, (iii) when sent by confirmed facsimile with a copy sent by another means specified in this Section 21.4, or (iv) six (6)
                                                 ------------
         days after the day of mailing, when mailed by registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

         In the case of ACE:

         ACE INA HOLDINGS, INC.
         1601 Chestnut Street
         Two Liberty Place
         Philadelphia, Pennsylvania 19192-2211
         Attention: General Counsel

         With a copy to:

         Mayer, Brown & Platt
         190 South La Salle Street
         Chicago, Illinois 60603
         Attention: Michael E. Bieniek, Esq.
         Telephone No. (312) 782-0600
         Telecopy No. (312) 701-7711, and
         In the case of IBM:

         Vice President, Associate General Counsel
         IBM Global Services
         Route 100
         Somers, NY 10589
         Telecopy (914) 766-8444

         With a copy to:

         Vice President, Insurance
         IBM Global Services
         Route 100
         Somers, NY 10589

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

         A Party may from time to time change its address or designee for notification purposes by giving the other prior written notice of the new address or designee and the date upon which it will become effective.

21.5     Counterparts

         This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties hereto.

21.6     Headings

         The article and section headings and the table of contents used herein are for reference and convenience only and shall not be considered in the interpretation of this Agreement.

21.7     Relationship of Parties

         IBM, in furnishing services to ACE hereunder, is acting as an independent contractor, and IBM has the sole obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by IBM under this Agreement. IBM is not an agent of ACE and has no right, power or authority, expressly or impliedly, to represent or bind ACE as to any matters, except as expressly authorized in this Agreement.

21.8     Severability

         In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid or unenforceable by a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remaining provisions of this Agreement and the application of the challenged provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each such provision shall be valid and enforceable to the full extent permitted by law.

21.9     Consents and Approval

         Except where expressly provided as being in the sole discretion of a Party, where agreement, approval, acceptance, consent, confirmation, notice or similar action by either Party is required under this Agreement, such action shall not be unreasonably delayed or withheld. For purposes of this Section 21.9, unreasonably delayed shall not be
                              ------------
         longer than seven (7) days unless otherwise agreed by the Parties. An approval or consent given by a Party under this Agreement shall not relieve the other Party from responsibility for complying with the requirements of this Agreement, nor shall it be construed as a waiver of any rights under this Agreement, except as and to the extent otherwise expressly provided in such approval or consent.

21.10    Waiver of Default; Cumulative Remedies

         (a) A delay or omission by either Party hereto to exercise any right or power under this Agreement shall not be construed to be a waiver thereof. A waiver by either of the Parties hereto of any of the covenants to be performed by the other or any breach thereof shall not

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

                  be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. All waivers must be in writing and signed by the Party waiving its rights.

         (b) Except as otherwise expressly provided herein, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.

21.11    Survival

         Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement shall survive any termination or expiration of this Agreement and continue in full force and effect. Additionally, all provisions of this Agreement will survive the expiration or termination of this Agreement to the fullest extent necessary to give the Parties the full benefit of the bargain expressed herein.

21.12    Publicity

         Neither Party shall use the other Party's name or mark or refer to the other Party directly or indirectly in any media release, public announcement, or public disclosure relating to this Agreement, including in any promotional or marketing materials, customer lists or business presentations without the prior written consent of the other Party to each such use or release. Notwithstanding the foregoing, IBM may list ACE as a customer in proposals and other marketing materials.

21.13    Service Marks

         The Parties agree that they shall not, without the other Party's prior written consent, use any of the names, service marks or trademarks of ACE or the Eligible Recipients or Affiliates in any of their respective advertising or marketing materials.

21.14    Export

         The Parties acknowledge that certain Software and technical data to be provided hereunder and certain transactions hereunder may be subject to export controls under the laws and regulations of the United States and other countries. No Party shall export or re-export any such items or any direct product thereof or undertake any transaction in violation of any such laws or regulations. To the extent within IBM's control, IBM shall be responsible for, and shall coordinate and oversee, compliance with such export laws in respect of such items exported or imported hereunder.

21.15    Third Party Beneficiaries

         Except as expressly provided herein, this Agreement is entered into solely between, and may be enforced only by, ACE and IBM. This Agreement shall not be deemed to create any rights or causes of action in or on behalf of any third parties, including without limitation employees, vendors and customers of a Party, or to create any obligations of a Party to any such third parties.

21.16    Order of Precedence

         In the event of a conflict, this Agreement shall take precedence over the Schedules attached hereto, and the Schedules shall take precedence over any attached Exhibits.

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

21.17    Hiring of Employees

         Except as expressly set forth herein, during the Term, IBM will not, by IBM's employees that are directly involved in the performance of IBM's obligations under this Agreement, solicit or cause to be solicited for employment, nor employ, any current employee of ACE or an Eligible Recipient without the prior written consent of ACE. Except as expressly set forth herein in connection with the expiration or termination of this Agreement, during the Term, ACE will not, by ACE's employees that are directly involved in the performance of ACE's obligations under this Agreement, solicit or cause to be solicited for employment directly, nor employ, any current employee of IBM or its Affiliates or subcontractors involved in the performance of IBM's obligations under this Agreement without the prior consent of IBM.

21.18    Further Assurances

         Each Party covenants and agrees that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each Party shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate the purposes of this Agreement.

21.19    Liens

         IBM will not file, or by its sole action or inaction intentionally permit, any mechanics or materialman's liens to be filed on or against property or realty of ACE or any Eligible Recipient. In the event that any such Liens arise as a result of IBM's action or inaction, IBM will take commercially reasonable efforts to remove such Liens at its sole cost and expense.

21.20    Covenant of Good Faith

         Each Party agrees that, in its respective dealings with the other Party under or in connection with this Agreement, it shall act in good faith.

21.21    Acknowledgment

         The Parties each acknowledge that the terms and conditions of this Agreement have been the subject of active and complete negotiations, and that such terms and conditions should not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of this Agreement.

21.22    Related Entities

         ACE shall cause Eligible Recipients and any divested entities to whom IBM provides or has provided the Services to perform and comply with provisions of confidentiality, representations and warranties, limitation of liabilities and other responsibilities of ACE that may be applicable.

21.23    Remarketing

         ACE may not remarket all or any portion of the Services provided under the Agreement, or make all or any portion of the Services available to any Entity other than the Eligible Recipients, without the prior written consent of IBM.

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

21.24    Right to Perform Services for Others

         Each Party recognizes that IBM personnel providing Services to ACE under this Agreement may perform similar services for others and this Agreement shall not prevent IBM from using the personnel and equipment provided to ACE under this Agreement for such purposes. IBM may perform its obligations through its subsidiaries, Affiliates or through the use of IBM-selected independent contractors; provided, however, that IBM shall not be relieved of its obligations under this Agreement by use of such subsidiaries, Affiliates, or subcontractors.

21.25    Geographic Scope of Services

         The Services provided under this Agreement are for Equipment and ACE Facilities located within the United States, Puerto Rico and Guam.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.


ACE INA HOLDINGS INC.                 INTERNATIONAL BUSINESS MACHINES
                                       CORPORATION


By:______________________             By:_______________________

Title:___________________             Title:____________________

Date:____________________             Date:_____________________

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